Exhibit I-2

(English Translation)

This business combination is made for the securities of two Japanese companies. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in Japan, and some or all of its officers and directors may be residents of Japan. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

Securities Code 7622

June 12, 2013

Dear Shareholders:

SAKAI CO., LTD.

2-46 Kurokawa Hondori, Kita-ku,

Nagoya City, Aichi Prefecture

By: Atsushi Yamashita

Representative Director and President

Notice of Convocation of the 33rd

Annual Shareholders Meeting

We hereby announce that our 33rd Annual Shareholders Meeting will be held as set out below and your attendance is cordially requested.

In the event you are unable to attend the meeting, as you are able to exercise your voting rights in writing, you are respectfully requested to study the Shareholders Meeting Reference Material below, indicate your consent or dissent on the enclosed Shareholder Voting Form and send it so that it arrives by 7 pm on June 26, 2013 (Wednesday).

Yours faithfully,

Particulars

1. Date and Time	10 am, June 27, 2013 (Thursday)

2. Location	4th Floor Hall, Higashi Bunka Sho-gekijo
1-1-10, Daikominami, Higashi-ku, Nagoya City

3. Purposes of the Meeting:

Matters to be reported:

Business Report and Report on Financial Statements for the 33rd Fiscal Year (from April 1, 2012 to March 31, 2013)

Matters to be resolved:

First Item:

Approval of Absorption-type Merger Agreement, with G.taste Co., Ltd. as the surviving Company and SAKAI CO., LTD. and G.networks CO., LTD. to be absorbed

Second Item:

Election of four (4) Directors

Third Item:

Election of one (1) Corporate Auditor

4. Other Matters Concerning Notice of Convocation

The “Details of Financial Statements Relating to the Final Fiscal Year of G taste and G.networks” and the “Joint Incorporation-Type Split Plan” included in Item 1 of the Shareholders Meeting Reference Material have been posted on the Company website (http://www.yakiniku.jp/investor.php), and in accordance with laws and regulations and Article 15 of the Company’s Articles of Incorporation, these are not included in this Notice of Convocation.

-End-

•	When attending the meeting, please submit the enclosed Shareholder Voting Form to the receptionist. Also, to save resources, please bring this Notice of Convocation to the meeting.

•	If amendments are made to the Shareholders Meeting Reference Materials or the attached documents, they will be posted on the Company website (http://www.yakiniku.jp/investor.php).

(Attachment)

BUSINESS REPORT

From: April 1, 2012

To: March 31, 2013

1. Matters Concerning the Current Status of the Company

(1) Progress and results of business

During the fiscal year under review, the Japanese economy experienced a moderate recovery supported by reconstruction demand after the Great East Japan Earthquake, but showed a weak trend due to the downturn in the European and US markets and the slowdown in emerging economies. However, since the change of administration in December 2012, the future outlook remained uncertain as the yen continued to depreciate dramatically and stock prices rose. In the restaurant industry, deflation continued due to anxiety regarding the future of the income environment, amid a tendency toward saving caused by concern about a hike in the rate of consumption tax and a trend where consumers refrained from eating out. Furthermore, owing to competition within the industry, the surrounding business environment remained severe.

Against this backdrop, in order to enhance customer satisfaction, the Company devised the slogans “I want to go there again, I’ll never get tired of it” and “It’s fun”, and implemented special menus on a regular basis with the aim of creating restaurants that bring customers back again. In addition, utilizing the knowledge and experience regarding meat that we have cultivated over many years, we engaged in initiatives to strengthen the existing yakiniku type of business and make it more attractive. For example, after inspecting meat processing plants, adequately checking manufacturing processes and confirming quality, we carried out sales of yukhoe based on thorough “security and safety” standards. In addition to the yakiniku business format, which is our major type of business, during the fiscal year under review, we converted two restaurants to directly operated Italian order buffet “Buffet Olive” establishments, which is a format that meets the diversifying needs of customers.

As a result, in the fiscal year under review, the Company posted net sales of ¥5,483 million (down 5.3% year on year), operating income of ¥121 million (compared to an operating loss of ¥97 million in the previous fiscal year), ordinary income of ¥185 million (compared to an ordinary loss of ¥31 million), and net income of ¥73 million (versus a net loss of ¥292 million).

(2) Status of capital investment

The total amount of capital investment in the fiscal year under review was ¥108 million. The main uses of this investment were the following.

(i) Major facilities completed during the fiscal year under review

Buffet Olive Iwatsuka restaurant

Refurbishment work, etc. associated with change of format

(ii) Opening, expansion or modification of ongoing major facilities during the fiscal year under review

Not applicable

(3) Status of financing

For the purpose of appropriation as part of funds for the repayment of borrowings from financial institutions, on March 18, 2013, the Company issued ¥300 million of second series unsecured convertible bonds with share options, ¥300 million of third series unsecured convertible bonds with share options, and ¥300 million of fourth series unsecured convertible bonds with share options.

(4) Status of business transfers, absorption-type company splits or new company splits

Not applicable

(5) Issues to address

In regard to the Company’s business management, competition is expected to intensify among companies in the industry and the management environment is forecast to remain severe amid growing consumer awareness regarding food safety and the diversification of customer tastes.

Under these conditions, the Company aims to establish new brands that can meet the diversifying desires of customers, with a focus on strengthening brand power in order to enhance customer satisfaction and the ability to attract customers. To achieve this goal, we are tackling the following issues.

(i)	Enhancement of restaurant capabilities and development of human resources

Securing human resources and developing human resources are important issues for the Company’s growth. In regard to securing human resources, the Company will actively recruit new graduates that will become future management candidates and engage in hiring mid-career employees that will immediately become effective personnel. As for human resource development, we will focus our efforts on developing and implementing an education system that will provide education systematically with the aim of strengthening the management of skills training to enhance customer satisfaction as well as customer service training and the development of management candidates.

(ii)	Provision of better secure and safe products

We recognize that ensuring the safety of products is the highest priority for a restaurant company. In our restaurants, we have been appropriately reviewing manuals for the handling of meals and ingredients, thoroughly carrying out employee education and endeavoring to bolster restaurant operations. In addition, in regard to purchasing, we have been inspecting overseas meat processing plants with which suppliers have concluded contracts as well as checking and inspecting quality and shipment systems as occasion calls. To provide a stable supply of secure and safe products, we will continue efforts to ensure even more thorough management.

(6) Trends in status of assets, and profits and losses

Category	30th Fiscal Year (ended March 31, 2010)	31st Fiscal Year (ended March 31, 2011)	32nd Fiscal Year (ended March 31, 2012)	33rd Fiscal Year (ended March 31, 2013)
Sales (in thousand yen)	7,483,929	7,020,620	5,787,373	5,483,071
Ordinary income (loss) (in thousand yen)	121,324	118,901	(31,884)	185,850
Net income (loss) (in thousand yen)	(162,336)	(263,063)	(292,979)	73,053
Net income (loss) per share (¥)	(7.29)	(11.48)	(12.51)	3.12
Total assets (in thousand yen)	5,009,672	4,770,995	4,384,455	4,282,859
Net assets (in thousand yen)	1,977,272	1,814,203	1,521,223	1,594,276
Net assets per share (¥)	87.95	77.45	64.94	68.06

Notes:

1.	In the 30th fiscal year, the Company converted eight restaurants to the “Osaka Karubi” format, a low-priced yakiniku business format. However, owing to deterioration in restaurant sales caused by the transfer of product and distribution transactions and sluggish consumer spending, sales and profits declined, as in the previous fiscal year.

2.	In the 31st fiscal year, the Company aggressively developed the Osaka Karubi format (by opening two new restaurants and converting the format of 11), as in the previous year. Nevertheless, sales and profits ended up declining year on year due to the cooling of consumer sentiment stemming from weak personal income and severe employment conditions.

3.	In the 32nd fiscal year, sales and profits declined year on year due to the impact of damage from the occurrence of yukhoe food poisoning and harmful rumors caused by cattle fed with cesium-contaminated rice straw.

4.	In regard to the fiscal year under review, please refer to “(1) Progress and results of business” above.

(7) Status of major parent companies

Parent company, etc.	Attribute	Parent company’s percentage of voting rights held (%)	Main business activities
Cook Innoventure Co., Ltd.	Parent company	48.8 (indirect)	Control and management of the business activities of the applicable company based on ownership of the company’s shares and interests in the company

G.communications Co., Ltd.	Parent company	48.8 (direct)	Group holding company Consulting business

Notes:

1.	G.communications, the parent company of the Company, made a third-party allocation of shares on February 15, 2013, and this resulted in Cook Innoventure Co., Ltd. holding an equity stake in G.communications equivalent to 68.2% of voting rights. Consequently, Cook Innoventure Co., Ltd. became a parent company of the Company.

2.	On 21 May, 2013, KOBE BUSSAN CO., LTD.. disclosed in regard to Cook Innoventure Co., Ltd., in which it has voting rights of 18.9%, that it would make Cook Innoventure Co., Ltd. a consolidated subsidiary and include it in the scope of consolidation from the second quarter of the fiscal year ending October 2013. As a result, on the same date, KOBE BUSSAN CO., LTD. became a parent company of the Company.

(Business relationships)

The Company has borrowed the sum of ¥840 million from G.communications Co., Ltd.

(8) Major business activities

(i) Management of restaurants

(ii) Management consulting relating to restaurants

(iii) Affiliation recruitment of restaurant franchise chain stores

(iv) Provision of technical assistance and management guidance to restaurant franchise chain stores

(9) Main places of business

Head office: 2-46 Kurokawahondori, Kita-ku, Nagoya City, Aichi Prefecture

Restaurants: 64 directly operated restaurants, 57 franchise restaurants

	Directly operated restaurants	Franchise restaurants	Total
Hokkaido	—	1	1
Hokkaido, Tohoku region total	—	1	1
Ibaraki Prefecture	—	2	2
Saitama Prefecture	2	1	3
Chiba Prefecture	2	—	2
Tokyo	6	—	6
Kanagawa Prefecture	8	4	12
Kanto region total	18	7	25
Nagano Prefecture	3	3	6
Niigata Prefecture	—	5	5
Toyama Prefecture	—	1	1
Ishikawa Prefecture	—	2	2
Fukui Prefecture	—	2	2
Hokuriku koushinetsu region total	3	13	16
Shizuoka Prefecture	14	5	19
Aichi Prefecture	11	1	12
Gifu Prefecture	4	3	7
Mie Prefecture	4	2	6
Tokai region total	33	11	44

	Directly operated restaurants	Franchise restaurants	Total
Shiga Prefecture Kyoto Prefecture Osaka Prefecture Hyogo Prefecture Wakayama Prefecture	— 3 6 1 —	1 — — — 4	1 3 6 1 4
Kinki region total	10	5	15
Tottori Prefecture Shimane Prefecture Hiroshima Prefecture Yamaguchi Prefecture	— — — —	2 5 4 4	2 5 4 4
Chugoku region total	—	15	15
Kochi Prefecture	—	2	2
Shikoku region total	—	2	2
Nagasaki Prefecture	—	2	2
Kyushu region total	—	2	2
Overseas	—	1	1
Total	64	57	121

(10) Status of employees

Number of employees	Year on year change	Average age	Average years of continuous service
133	Decrease of 15	33 years, 0 months	8 years, 2 months

Note: In addition to the above, the Company employs 453 temporary and part-time staff (annual average based on conversion using 8 hours per day).

(11) Status of main lenders

Not applicable

(12) Significant matters concerning current status of other companies

In regard to the directly operated restaurant operations business, the Company aims to carry out agile and flexible decision-making and operations in order to precisely ascertain changes and trends in the orientation and lifestyles of consumers as well as the status of competing establishments, and to respond flexibly to changes in the environment. With this objective, the Company has resolved to carry out a joint incorporation-type split with G.taste and G.networks and to transfer their respective eating establishment business operations to Cook Operation Co., Ltd., a new company to be established, with an effective date of August 1, 2013.

In addition, the Company aims to promote the integration of business relationships, etc., including nationwide purchasing and distribution, to establish a comprehensive management and administration system, to reinforce competitiveness by concentrating management resources and improving efficiency, to expand sales and to enhance profitability. With this objective, the Company has decided to carry out an absorption-type merger effective August 1, 2013, where G.taste Co., Ltd. will be the surviving company while G.networks CO., LTD. and the Company will be dissolved.

For details regarding the absorption-type merger and the joint incorporation-type split, please refer to Item 1 “Approval of Absorption-type Merger Agreement, with G.taste Co., Ltd. as the Surviving Company and the Company and G.networks CO., LTD. to Be Dissolved” in the Shareholders Meeting Reference Material (pages 37 to 46).

2. Matters Concerning Shares of the Company

(1)	Total number of authorized shares	45,000,000 shares of common stock

(2)	Total number of issued shares	23,605,396 shares of common stock (including 181,366 treasury shares)

(3)	Number of shareholders at term-end	12,971

(4)	Number of shares in 1 trading unit	100 shares

(5)	Major shareholders

Name of shareholder	Number of shares held	Shareholding ratio
G.communications Co., Ltd.	11,423,396	48.77%
Takeshi Higuchi	581,000	2.48%
Ariake Japan Co., Ltd.	435,000	1.86%
J • ART Industry Co., Ltd.	401,000	1.71%
Oomitsu Co., Ltd.	308,000	1.31%
Nobuhiro Kawashima	219,000	0.93%
Takashi Kawabata	209,900	0.90%
Takeshi Nakagawa	107,400	0.46%
Farmland Co., Ltd.	100,000	0.43%
To-a Syokusan Co., Ltd.	100,000	0.43%

Note: Shareholding ratios have been calculated after deducting treasury shares (181,366 shares).

3. Matters Concerning the Company’s Share Options

(1) Status of share options, etc. granted as consideration for performance of duties held by the Company’s Directors

Not applicable

(2) Status of share options, etc. granted to the Company’s employees, etc. as consideration for performance of duties during the fiscal year under review

Not applicable

(3) Other important matters concerning share options, etc.

(i) Second series of unsecured convertible bonds with share options

A summary of share options attached to the Company’s second series of unsecured convertible bonds with share options that were issued based on a resolution of the Board of Directors meeting held on February 15, 2013 is shown below.

Issuance date	March 18, 2013

Number of share options	30

Type of shares issued for share options	Common stock

Number of shares issued for share options	The maximum whole number obtained by dividing the total amount of the par value of the bonds associated with exercise requests by the conversion price

Conversion price	Initially ¥81.7 (The conversion price will be adjusted under certain conditions.)

Issue price of share options	Gratis

Period for exercise of share options	From April 1, 2013 to March 18, 2020

Conditions for exercise of share options	Partial exercise of each of these share options shall not be permitted.

(ii) Third series of unsecured convertible bonds with share options

A summary of share options attached to the Company’s third series of unsecured convertible bonds with share options that were issued based on a resolution of the Board of Directors meeting held on February 15, 2013 is shown below.

Issuance date	March 18, 2013

Number of share options	30

Type of shares issued for share options	Common stock

Number of shares issued for share options	The maximum whole number obtained by dividing the total amount of the par value of the bonds associated with exercise requests by the conversion price

Conversion price	Initially ¥81.7 (The conversion price will be adjusted under certain conditions.)

Issue price of share options	Gratis

Period for exercise of share options	From April 1, 2013 to March 18, 2020

Conditions for exercise of share options	Partial exercise of each of these share options shall not be permitted. If, as a result of the exercise of these share options, the number of voting rights associated with the shares of the Company or its successor company that G.communications Co., Ltd. or its successor company holds (excluding applicable shares that are held via a third party) is less than 40% of the voting rights of all the shareholders of the Company or its successor company, the exercise of these share options shall not be permitted.

(iii) Fourth series of unsecured convertible bonds with share options

A summary of share options attached to the Company’s fourth series of unsecured convertible bonds with share options that were issued based on a resolution of the Board of Directors meeting held on February 15, 2013 is shown below.

Issuance date	March 18, 2013

Number of share options	30

Type of shares issued for share options	Common stock

Number of shares issued for share options	The maximum whole number obtained by dividing the total amount of the par value of the bonds associated with exercise requests by the conversion price

Conversion price	Initially ¥81.7 (The conversion price will be adjusted under certain conditions.)

Issue price of share options	Gratis

Period for exercise of share options	From March 18, 2014 to March 18, 2020

Conditions for exercise of share options	Partial exercise of each of these share options shall not be permitted. If, as a result of the exercise of these share options, the number of voting rights associated with the shares of the Company or its successor company that G.communication Co., Ltd. or its successor company holds (excluding applicable shares that are held via a third party) is less than 40% of the voting rights of all the shareholders of the Company or its successor company, the exercise of these share options shall not be permitted.

4. Matters Concerning Company Directors

(1) Names, etc. of Directors and Corporate Auditors

Position	Name	Status of duties and important concurrent positions
Representative Director and President	Hideo Sugimoto	Representative Director, G.communications Co., Ltd. Director, G.taste Co., Ltd.

Executive Vice President	Satoshi Ogata	Director, B-Supply Co., Ltd.

Director	Atsushi Yamashita	Division Manager of Executive Management Division

Director	Ichiro Kawakami	Director, G.communications Co., Ltd. Executive Vice President, G.taste Co., Ltd. Director, G.networks CO., LTD. Director, Ginga System Solution Co., Ltd.

Corporate Auditor (Standing Statutory Auditor)	Tomohisa Mamiya

Corporate Auditor	Kayoko Sato	Corporate Auditor, G.communications Co., Ltd. Corporate Auditor, G.taste Co., Ltd. Corporate Auditor, G.networks CO., LTD.

Corporate Auditor	Akifumi Kajiura

Corporate Auditor	Takao Kurokawa

Notes:

1.	Ichiro Kawakami, Director, is an Outside Director as stipulated in Article 2, Item 15 of the Companies Act.

2.	Corporate Auditors Kayoko Sato, Akifumi Kajiura and Takao Kurokawa are Outside Corporate Auditors as stipulated in Article 2, Item 16 of the Companies Act.

3.	Kayoko Sato, Corporate Auditor, is concurrently serving as Corporate Auditor at G.communications Co., Ltd., G.taste Co., Ltd. and G.networks CO., LTD. and has considerable knowledge concerning accounting and taxation.

4.	Akifumi Kajiura, Corporate Auditor, is engaged in account settlement procedures and the preparation of financial statements, etc. as Accounting Manager at G.communications Co., Ltd. and has considerable knowledge concerning accounting and taxation.

5.	The Company has designated Corporate Auditor Takao Kurokawa as an Independent Corporate Officer based on the provisions of the Osaka Securities Exchange and notified the same exchange of that fact.

6.	Yukiya Hamano resigned as Director due to the expiry of his term of office at the end of the 32nd Annual Shareholders Meeting held on June 29, 2012.

7.	As of April 1, 2013, the following changes in the positions and duties of Directors occurred.

Name	New position	Former position
Atsushi Yamashita	Representative Director & President	Director and Division Manager of Executive Management Division

Hideo Sugimoto	Director	Representative Director and President

Satoshi Ogata	Director	Executive Vice President

8.	As of April 1, 2013, the following changes in the important concurrent positions of Directors occurred.

Name	After change	Before change
Satoshi Ogata	Director and President, B-Supply Co., Ltd.	Director, B-Supply Co., Ltd.

(2) Directors and Corporate Auditors that resigned during the fiscal year under review

Not applicable

(3) Total amount of remuneration paid to Corporate Officers

Category	Number of persons paid	Amount of remuneration, etc.		Comments
Directors Corporate Auditors	3 2	¥ ¥	29,245,000 9,565,000
(of whom, Outside Corporate Auditors)	(1)		(¥3,600,000)
Total	5		¥38,810,000

Notes:

1.	The limit of remuneration paid to Directors (excluding the portion of remuneration paid for serving as an employee to Directors serving concurrently as employees) based on a resolution of a Shareholders Meeting (amended on June 20, 1994) is ¥1,000,000,000 per year, and the limit of remuneration paid to Corporate Auditors based on a resolution of a Shareholders Meeting (amended on June 20, 1994) is ¥200,000,000 per year.

2.	The amount of remuneration, etc. includes corporate officers’ bonuses of ¥1,400,000 (¥1,000,000 for Directors, ¥400,000 for Corporate Auditors).

3.	As of the end of the fiscal year under review, there are four Directors and four Corporate Auditors. In addition, there are one Director and two Corporate Auditors with no remuneration.

4.	The total amount of Corporate Officers’ remuneration received by Outside Directors from a parent company or a subsidiary of the applicable parent company was ¥17,853,000.

5.	The total amount of Corporate Officers’ remuneration received by Outside Corporate Auditors from a parent company or a subsidiary of the applicable parent company was ¥4,538,000.

(4) Matters concerning Outside Corporate Officers

(i) Status of important concurrent positions of Outside Corporate Officers

Director Ichiro Kawakami is concurrently serving as Director and Vice President of G.taste Co., Ltd., as well as a Director of G.communications Co., Ltd., G.networks CO., LTD., and Ginga System Solution Co., Ltd.

Corporate Auditor Kayoko Sato is concurrently serving as a Corporate Auditor of G.communications Co., Ltd., G.taste Co., Ltd., and G.networks CO., LTD.

In addition, G.communications Co., Ltd., is a parent company of the Company and there is a business relationship that includes the borrowing of funds with the Company. G.taste Co., Ltd. and G.networks CO., LTD. are fellow subsidiaries of the Company, and there are business relationships involving products and services with the Company. Ginga System Solution Co., Ltd. is a fellow subsidiary of the Company, and there is a business relationship involving services with the Company.

(ii) Status of main activities of Outside Corporate Officers

Category	Name	Status of main activities
Director	Ichiro Kawakami	Mr. Kawakami attended nearly all of the meetings of the Board of Directors during the fiscal year under review and made appropriate statements from an expert standpoint.

Corporate Auditor	Kayoko Sato	Ms. Sato attended all of the meetings of the Board of Corporate Auditors and the Board of Directors during the fiscal year under review, and made appropriate statements mainly from the viewpoint of finance and accounting.

Corporate Auditor	Akifumi Kajiura	Mr. Kajiura attended all of the meetings of the Board of Corporate Auditors and the Board of Directors during the fiscal year under review, and made appropriate statements mainly from the viewpoint of finance and accounting.

Corporate Auditor	Takao Kurokawa	Mr. Kurokawa attended all of the meetings of the Board of Corporate Auditors and the Board of Directors during the fiscal year under review, and made appropriate statements mainly from an expert standpoint regarding franchise business.

(iii) Summary of contents of liability limitation agreements

The Company has established provisions regarding liability limitation agreements for Outside Directors and Outside Corporate Auditors stipulated in Article 427, Paragraph 1 of the Companies Act in the Articles of Incorporation, but there are currently no applicable matters.

5. Matters Concerning Accounting Auditor

(1) Name of the Company’s accounting auditor:

Nagisa & Co.

(2) Amount of remuneration paid to the accounting auditor in relation to the fiscal year under review

(i)	Amount of remuneration, etc. as accounting auditor in relation to fiscal year under review: ¥15,000,000

(ii)	Total amount of money and other economic benefit that the Company needs to pay: ¥15,000,000

Note: As the amount of remuneration, etc. for audits by the accounting auditor under the Companies Act and the amount of remuneration, etc. for audits under the Financial Instruments and Exchange Act has not been clearly separated in the Audit Agreement between the Company and the accounting auditor, and it is also practically impossible to separate these, the amount of remuneration, etc. mentioned above includes the total amount of these.

(3) Details of non-audit work associated with compensation of accounting auditor in relation to the Company

Not applicable

(4) Policy on decisions to dismiss or not reappoint accounting auditor

The Company’s policy is to dismiss the accounting auditor when it believes that the accounting auditor falls under any of the items of Article 340, Paragraph 1 of the Companies Act. Moreover, the Company’s policy on making decisions regarding dismissal or non-reappointment takes into account the status of the development of matters concerning the execution of the accounting auditor’s duties.

(5) Matters relating to the current suspension of the work of the accounting auditor

Not	applicable

(6) Matters relating to the suspension of the work of the accounting auditor during the past two years

Not	applicable

(7) Resignation or dismissal of the accounting auditor during the fiscal year under review

Not	applicable

6.	Company Organization and Policies

(1)   System for assuring that execution of duties by directors conforms to applicable laws and the articles of incorporation; system for assuring propriety of other business

(i)	System for assuring that execution of duties by directors conforms to applicable laws and the Articles of Incorporation

Effort is made so that the business operations of the Board of Directors are conducted properly and effectively based on the Board of Directors Rules. When necessary, outside specialists are engaged to prevent conduct that violates applicable laws and the Articles of Incorporation. Effort is made to have effective mutual checking functions among officers such as making prompt reports to the auditors and Board of Directors in cases where a director discovers conduct by another director that violates applicable laws and the Articles of Incorporation. There are ongoing arrangements aimed at strengthening the system of governance by directors such as reviews for introducing various rules and regulations when necessary.

(ii)	System pertaining to storage and management of information relating to execution of duties by directors

Information relating to the execution of duties by directors is maintained in document form and on electronic media in accordance with the Document Management Rules. Storage and management conditions allow for effective and reliable searching based on the type of storage media. When necessary, it is maintained in a condition that permits access for a 10-year period.

(iii)	Rules and other systems pertaining to management of risk of loss

1.	Effort is made to have a full understanding of the various risks confronting the Company based on the system for risk management, and rules pertaining to risk management are formulated. Such risks include the risks associated with business promotion such as operation of restaurants and operation of the Corporate Franchise Division, risks associated with environmental problems as well as accidents and disaster, and legal risks associated with contracted business and information management. Persons are appointed to act as managers responsible for individual risks as necessary on a case by case basis, and a system has been created for management and operation.

2.	Rules pertaining to risk management are revised when necessary and preparations are made to address the occurrence of new risks.

3.	If unforeseen circumstances beyond what is contemplated by the ordinary risk management system arise, an office headed by the President is established at the head office. When necessary, a team for sharing information internally and within the corporate group is organized as well as an outside advisory team that includes lawyers and other parties to prepare a system for quick response and to prevent escalation of damage.

(iv)	System for assuring that execution of duties by directors is conducted effectively

1.	There is a system for assuring that the execution of duties by directors is conducted effectively. Regular meetings of the Board of Directors are held once each month and ad hoc meetings are held when necessary.

2.	To ensure that debate by the Board of Directors is efficient and effective, preliminary discussions on important matters affecting business execution are conducted among directors, auditors and executive officers, and decisions on execution are made based on such deliberations.

3.	There are various rules and regulations relating to organizational structure such as the Organization Rules and Rules for Division of Duties concerning business execution based on decisions made by the Board of Directors. These rules and regulations contain details regarding the respective persons in charge, their responsibilities and procedures for execution.

(v)	System for assuring that execution of duties by employees conforms to applicable laws and the Articles of Incorporation

1.	A Company Code of Conduct has been prescribed based on the compliance system, and effort is made to provide training to employees concerning the rules to which they must adhere as Company employees beginning with compliance.

2.	A Compliance Committee has been established with the President acting as Chairman, and effort is made to prepare and maintain the compliance system. When necessary, rules and guidelines are prepared by each of the business units, and training is provided.

3.	An Internal Audit Office has been established as the business unit in charge of internal auditing that is independent from the business units responsible for business execution. Effort is made to maintain and develop the compliance system on an entity-wide level by working in communication and cooperation with the Compliance Committee.

4.	If a director discovers a serious legal violation in the Company or other important facts pertaining to compliance, a report is promptly made to the Internal Audit Office and auditors.

5.	A reporting desk has been established in order to become aware of facts constituting a legal violation, etc. or with the potential for such. If there is a report, an investigation spearheaded by the Compliance Committee is conducted and necessary measures are taken.

6.	In an auditor becomes aware of a problem with the operation of the Company’s compliance system and reporting system, the auditor may express an opinion and ask for remedial measures to be taken.

(vi)	System for assuring the proper conduct of business by the corporate group consisting of the company, parent company and subsidiaries.

The Company shares a common management philosophy and vision for the corporate group with Cook Innoventure Co., Ltd. and the parent company, G.communications Co., Ltd. The functions and role of the Company within the group are clearly defined. When necessary, the various rules and regulations pertaining to the Company’s internal controls are revised or newly drafted. All of this is to ensure that business execution of the corporate group and the Company is conducted properly.

(vii)	System pertaining to employees assigned to assist with work undertaken by auditors and independence of such employees from directors

1.	In principle, employees are not assigned to assist with the work undertaken by auditors. When necessary, such as when there is a request from an auditor, opinions are exchanged among directors and auditors, and audit staff may be appointed to assist with the work undertaken by auditors.

2.	When an employee is selected to act as a staff member for auditors, the employee follows instructions given by the auditors. Auditors are regarded as the superiors of such employees for the purpose of personnel reviews, and the opinion of the auditors is given significant weight.

(viii)	System of reporting to auditors and other systems to assure auditing conducted by auditors is effective

1.	There are rules that prescribe the matters that must be reported to auditors by directors and employees as well as the timing for such reports. Directors and employees must make reports to auditors concerning the Company’s business and material matters affecting business based on these rules. In addition, auditors may also require directors and employees to make reports at any time.

2.	In addition to the foregoing, there are provisions pertaining to internal reporting. By maintaining the proper operation of internal reporting, an appropriate system of reporting legal violations and other compliance-related problems to auditors is assured.

(ix)	System for assuring appropriateness of financial reporting

A Basic Policy for Internal Controls has been established to facilitate proper financial reporting and a system that assures the integrity of financial reports has been created in accordance with this Basic Policy. When it is recognized that changes of the Basic Policy and system that is based on this policy are necessary because of various internal and external factors, the Board of Directors is requested to confer and issue measures for improvement.

(x)	Policy pertaining to decisions for dividends of surplus and other matters

The Company treats the stable payment of profits based on business performance as an important issue, and dividends are determined with consideration given to maintaining internal reserves to allow for business development. There has been no change of this Basic Policy.

(2) Basic policy concerning control of the company

No applicable items.

Balance Sheet

(March 31, 2013)

(Unit: ¥1,000)

Item	Amount
(Assets)
CURRENT ASSETS	531,618
Cash and deposits	263,592
Accounts receivable-trade	104,667
Merchandise	18,738
Raw materials and supplies	18,095
Prepaid expenses	71,824
Short term loans receivable	3,652
Other	69,774
Allowance for doubtful accounts	(18,726)

NONCURRENT ASSETS	3,751,241
Property, plant and equipment	2,107,117
Buildings	740,983
Structures	85,741
Tools, furniture and fixtures	45,369
Land	1,198,775
Lease assets	36,246
Intangible assets	57,983
Leasehold interests	48,866
Software	2,331
Telephone subscription rights	6,125
Right of using facilities	659
Investments and other assets	1,586,140
Long term loans receivable	99,994
Claims provable in bankruptcy, claims provable in rehabilitation and other	107,556
Long-term prepaid expenses	17,337
Guarantee deposits	693,498
Real estate for investment	860,827
Allowance for doubtful accounts	(193,074)

TOTAL ASSETS	4,282,859

(Liabilities)
CURRENT LIABILITIES	1,444,329
Accounts payable-trade	184,363
Short-term loans payable to subsidiaries and affiliates	840,000
Lease obligations	12,282
Accounts payable-other	74,690
Accrued expenses	135,969
Income taxes payable	43,058
Accrued consumption taxes	24,174
Deferred tax liabilities	350
Unearned revenue	100,663
Provision for bonuses	15,000
Other	13,776

NONCURRENT LIABILITIES	1,244,253
Bonds with share options	882,211
Lease obligations	14,662
Deferred tax liabilities	9,640
Asset retirement obligations	87,825
Long-term guarantee deposited	159,903
Long-term unearned revenue	90,011
TOTAL LIABILITIES	2,688,583

(Net Assets)
Shareholders’ equity	1,594,276
Capital stock	1,795,217
Capital surplus	155,412
Legal capital reserve	155,412
Retained earnings	(189,724)
Other retained earnings	(189,724)
Retained earnings brought forward	(189,724)
Treasury stock	(166,629)

TOTAL NET ASSETS	1,594,276

TOTAL LIABILITIES AND NET ASSETS	4,282,859

(Note) Above amounts are rounded down to the nearest unit of ¥1,000

Statements of Income

(From April 1, 2012 through March 31, 2013)

(Unit: ¥1,000)

Item	Amount
Net sales		5,483,071
Cost of sales		1,644,499

Gross profit		3,838,571
Selling, general and administrative expenses		3,717,173

Operating income		121,398
Non-operating income
Interest and dividends income	3,272
Real estate rent	103,474
Co-sponsor fee	87,020
Other	58,263	252,030

Non-operating expenses
Interest expenses	46,669
Interest on bonds	6,731
Bond issuance cost	8,750
Rent cost of real estate	99,041
Other	26,385	187,577

Ordinary income		185,850
Extraordinary income
Gain on sales of noncurrent assets	4,063	4,063

Extraordinary loss
Loss on sales and retirement of noncurrent assets	3,685
Impairment loss	81,236	84,922

Income before income taxes		104,992
Income taxes-current	32,493
Income taxes-deferred	(553)	31,939

Net income		73,053

(Note) Above amounts are rounded down to the nearest unit of ¥1,000

Statement of Changes in Net Assets

(From April 1, 2012 through March 31, 2013)

	Shareholders’ Equity
		Capital Surplus	Retained Earnings
Item	Capital Stock	Legal Capital Reserve	Other Retained Earnings	Treasury Stock	Total Shareholders’ Equity
			Retained Earnings Brought Forward
Balance on April 1, 2012 (thousand yen)	1,795,217	155,412	(262,777)	(166,629)	1,521,223
Change during fiscal year
Net income			73,053		73,053
Change other than shareholders’ equity during fiscal year (net)
Total change during fiscal year (thousand yen)	—	—	73,053	—	73,053
Balance on March 31, 2013 (thousand yen)	1,795,217	155,412	(189,724)	(166,629)	1,594,276

Balance on April 1, 2012 (thousand yen)	Total Net Assets
Change during fiscal year	1,521,223
Net income
Change other than shareholders’ equity during fiscal year (net)	73,053
Total change during fiscal year (thousand yen)
Balance on March 31, 2013 (thousand yen)	73,053
Balance on April 1, 2012 (thousand yen)	1,594,276

(Note) Above amounts are rounded down to the nearest unit of ¥1,000

(Notes Concerning Premise of Ongoing Concern)

No applicable items.

(Notes Concerning Matters on Important Accounting Policies)

1.	Criteria and methodology for valuation of assets

Criteria and methodology for valuation of inventory:

Inventory is valued at cost (method of writing down from reduced profitability).

Products, raw materials and goods in storage: Last-in cost method.

2.	Methodology for depreciation of noncurrent assets

(1)	Property, plant and equipment and real estate for investment (excluding lease assets)

Buildings (excluding facilities attached to buildings):         Straight-line method.

Other than buildings (excluding facilities attached to buildings): Declining-balance method.

The following are the key economic lives in number of years:

Buildings:	15-31 years
Structures:	10-20 years
Tools, furniture and fixtures:	5-10 years

Regarding assets acquired prior to March 31, 2007, depreciation is done by a method that averages the depreciation for a five-year period beginning in the following year the to the maximum depreciable amount.

(Change of estimates used in accounting and change of accounting policy for assets for which classification is problematic)

Beginning in the current fiscal year, in response to amendment of the Corporation Tax Act, the method of depreciation of tangible fixed assets acquired on and after April 1, 2012 has been changed to conform to the Corporation Tax Act as amended.

The change as resulted in an increase of ¥1,490,000 for operating profit, ordinary profit and pre-tax profit for the term for the given fiscal year, respectively, relative the former method.

(2)	Intangible assets (excluding lease assets)

Straight-line method.

Depreciation of software for company use is based on its economic life within the company (5 years).

(3)	Lease assets

Leased assets pertaining to finance lease transactions involving a transfer of ownership:

The method employed is the same depreciation method applied to fixed assets owned by the company.

Leased assets pertaining to finance lease transactions not involving a transfer of ownership:

The lease term is used as the economic life in number of years with the remaining value depreciated by the straight-line method until zero.

(4)	Long-term prepaid expenses: Straight-line depreciation period of 2-5 years

3.	Method for processing deferred assets

Cost of issuing corporate debentures:

Full amount of costs at time of expenditure.

4.	Criteria for Booking Allowances

(1)	Allowance for doubtful accounts

This is to cover losses from non-payment of claims. For ordinary claims, the actual rate of non-payment is used to post the unrecoverable amount. Individual consideration is given for specific claims such as those for which there is a concern for non-payment for posting the unrecoverable amount.

(2)	Provision for bonuses

This is to cover payments of employee bonuses. The amount posted is the amount for the given fiscal year based on the amount expected to be paid.

5.	Other important matters that are fundamental for preparation of accounting documentation

Accounting treatment of consumption and other taxes:

Pre-tax amounts are used.

(Notes Concerning Balance Sheet)

1.	Amount of cumulative depreciation on tangible fixed assets:	¥2,782,601,000
	Amount of cumulative depreciation on investment real estate:	¥501,068,000

2.	Borrowings and loans with affiliates
	Short term loans receivable:	¥3,318,000
	Long term loans receivable:	¥24,701,000
	Short term loans payable:	¥861,397,000

(Notes Concerning Statements of Income)

Total amount of sales-related and non-sales transactions with affiliates:

Sales transactions (expenditures):	¥23,616,000
Transaction amount of non-sales transactions with affiliates:	¥879,121,000

(Notes Concerning Statement of Change of Shareholders’ Equity)

1.	Class and Total Number of Issued Shares

Class of Issued Shares	Number of Shares at End of Fiscal Year
Common stock	23,605,396 shares

2.	Class and Total Number of Treasury Stock

Class of Treasury Stock	Number of Shares at End of Fiscal Year
Common stock	181,366 shares

(Notes Concerning Financial Instruments)

1.	Matters pertaining to condition of financial instruments

(1)	Policy for handling financial instruments

The Company procures necessary funds based on the capital investment plan. Temporary surplus funds are invested in short term deposits. Fund procurement is conducted primarily by borrowings and issuance of bonds. The policy is to refrain from engaging in speculative transactions.

(2)	Content of financial instruments and associated risks

As business claims, accounts receivable are affected by the credit risk associated with customers. Security deposits consist primarily of guarantee money in conjunction with leases of land and buildings for use by stores which are affected by the credit risk associated with lessors. Long term lending to franchisees and other parties is also conducted which is affected by the credit risk associated with borrowers. As business liabilities, almost all accounts payable are subject to due dates within six months. Since loans receivable and bonds are primarily used to raise funds needed for capital investment, the redemption dates are as long as greater than seven years from the settlement date and have liquidity risk in terms of lacking the ability to make repayment or perform on the redemption dates.

(3)	Risk management pertaining to financial instruments

(i)	Management of credit risk

The Company’s business claims and long term loans are subject to the Rules for Management of Claims. These are managed by due dates and balances for each counterparty. Regular monitoring of the conditions at principal counterparties is conducted by the sales units and general affairs units. Effort is made to reduce the risk of non-payment resulting from deterioration of financial condition of the borrowers by sharing information with the accounting units.

(ii)	Management of liquidity risk pertaining to fund procurement

The company manages liquidity risk by regularly preparing and updating the funding plan.

2.	Matters pertaining to market prices and valuations of financial instruments

The amounts posted on the balance sheet for March 31, 2013, market prices and variances (settlement date for the current term) are as follows. The following table does not include items for which obtaining a market price is highly problematic (c.f., Note 2).

(Unit: ¥1,000)

	Amounts Posted on Balance Sheet	Market Price	Variance
(1) Cash and deposits	263,592	263,592	—
(2) Accounts receivable-trade	104,667
Allowance for doubtful accounts *1	(16,363)

	88,304	88,092	(212)
(3) Short term and long term loans receivable	103,647
Allowance for doubtful accounts *1	(91,381)

	12,266	5,916	(6,349)
(4) Guarantee deposits	172,255	176,122	3,866

Total Assets	536,418	533,723	(2,695)

(1) Accounts payable-trade	-184,363	-184,363	—
(2) Short-term loans payable to subsidiaries and affiliates	-840,000	-840,000	—
(3) Bonds with share options	-882,211	-882,211	—

Total Liabilities	-1,906,574	-1,906,574	—

*1.	Accounts receivable-trade and loans receivable are reduced by the individual amounts of allowances for doubtful accounts.
*2.	Items posted to liabilities are indicated by -.

(Note)	1. Method for calculation of market value of financial instruments

Assets

(1) Cash and deposits

Since these are settled in the short term, the market price is almost the same as the book value. Thus, book value is used.

(2) Accounts receivable-trade

Since ordinary claims are settled in the short term, the market price is almost the same as the book value. Thus, book value is used.

For doubtful accounts, the present value of the projected amount of principal and interest to be received that is reflected as recoverable is calculated by discounting with an appropriate index such as the yield on government bonds over the period of time projected for recovery.

(3) Short-term and long-term loans receivable

The present value of the projected amount of principal and interest to be received that is reflected as recoverable is calculated by discounting with an appropriate index such as the yield on government bonds over the period of time projected for recovery.

(4) Guarantee deposits

The present value of future cash flow is calculated by discounting with an appropriate index such as the yield on government bonds.

Liabilities

(1) Notes and accounts payable and (2) short term borrowings from affiliates

Since these are settled in the short term, the market price is almost the same as the book value. Thus, book value is used.

(3) Bonds with share options

Bonds with share options issued by the Company do not pay interest. Since the credit condition of the Company has not changed significantly following issuance, the market price is believed to be close to the book value. Thus, book value is used.

(Note) 2. The following are financial instruments for which obtaining a market price is highly problematic.

(Unit: ¥1,000)

Classification	Amount Posted on Balance Sheet
Security Deposits	521,242

No market value for some of the security deposits is indicated since a reasonable estimate of the time for their return is not possible and obtaining a market price is highly problematic.

(Notes Concerning Leased Real Estate)

1.	Matters pertaining to conditions of real estate for rent

The company holds stores for lease (including land) in Aichi Prefecture and other areas.

2.	Matters pertaining to market prices of real estate for rent

(Unit: ¥1,000)

Amount Posted on Balance Sheet	Market Price
897,101	879,924

(Note)	1.	The amounts posted in the balance sheet are the amounts after deducting the amount of cumulative depreciation and amount of cumulative impairment losses from acquisition cost.

The amounts posted in the balance sheet also include an amount of ¥3,333,000 which is the cost of retirement associated with the asset retirement obligations.

(Note)	2.	The market prices at the end of the term are amounts based on a real estate appraisal report (including adjustments made using indices, etc.) prepared by an outside real estate appraiser.

(Notes Concerning Gains and Losses by the Equity Method)

No applicable items.

(Notes Concerning Tax Effecting Accounting)

Itemization of Occurrence of Deferred Tax Credits and Liabilities

(Unit: ¥1,000)
(1) Current Assets

Deferred tax assets

Allowance for doubtful accounts	6,020
Provision for bonuses	5,682
Accrued enterprise taxes	2,752
Accrued expenses	754
Unearned revenue	34,722
Accrued taxes	2,910
Other	1,167

Subtotal deferred tax assets	54,010
Provision for valuation	(54,010)

Total tax assets	—
Deferred tax liabilities
Prepaid expenses	(350,000)

Total deferred tax liabilities	(350,000)
Net deferred tax liabilities	(350,000)

(2) Noncurrent Assets
Deferred tax assets
Depreciable assets	340,554
Allowance for doubtful accounts	58,191
Land	55,688
Leasehold rights	9,903
Guarantee deposits	1,456
Unearned revenue	31,962
Asset retirement obligations	31,186
Assets depreciable in lump sum	1,124
Deferred losses	957,906
Other	383

Subtotal tax deferred credits	1,488,356
Provision for valuation	(1,488,356)

Total deferred tax credits	—
Deferred tax liabilities
Cost of retirement for asset retirement obligations	(9,640)

Total deferred tax liabilities	(9,640)
Net deferred tax liabilities	(9,640)

(Notes Concerning Transactions with Related Parties)

1.	Parent Company and Significant Corporate Shareholders

Type	Name of Company	Location	Capital (¥1,000)	Content of Business	Ratio of Voting Rights (Coverage) (%)	Relationship With Related Party	Content of Transaction	Transaction Amount (¥1,000)	Account	Balance at End of Term (¥1,000)
Parent Company	G. communications Co., Ltd..	Kita- ku, Nagoya City,	5,254,010	Group holdings company consulting business	(Coverage) Direct 48.8	Business Entrustment Agreement	Borrowing of funds *1 Payment of Interest	840,000 69	Short term borrowing from affiliate Accrued expenses	840,000 69

(Note)

1.	Amounts stated do not include consumption taxes applicable to transactions. Consumption taxes are included in the balance at end of term.

2.	Decision-making policy, etc. for transaction and transaction conditions.

*1	The rate of interest for borrowings is reasonably determined based on market interest rates. No collateral is involved.

2.	Sister Companies, Etc.

Type	Name of Company	Location	Capital (¥1,000)	Content of Business	Ratio of Voting Rights (Coverage) (%)	Relationship With Related Party	Content of Transaction	Transaction Amount (¥1,000)	Account	Balance at End of Term (¥1,000)
Subsidiary of Parent Company	B. Supply Co., Ltd..	Tokyo, Toshi-ku	50,000	Entrustment business for all phases of operation and management for dining manufacturing	None	Stocking of food materials, etc.	Stocking of food materials *1	1,397,716	Notes and accounts payable	161,886

(Note)

1.	Amounts stated do not include consumption taxes applicable to transactions. Consumption taxes are included in the balance at end of term.

2.	Decision-making policy, etc. for transaction and transaction conditions.

*1	Transaction conditions such as price are determined after negotiations on a case by case basis based on prevailing market prices.

(Notes Concerning Per-Share Information)

Net assets per share:	¥68.06
Current net assets per share:	¥3.12

(Notes Concerning Material Subsequent Events)

1.	At the meeting of the Board of Directors held on May 15, 2013, a resolution was passed to conduct a joint incorporation-type company split of the respective restaurant operation businesses of G.taste Co., Ltd. (“G.taste”), G.networks CO., LTD. (“G.networks”) and the Company to establish Cook Operation Co., Ltd. (“Cook Operation”) with an effective date of August 1, 2013.

(1)	Purpose of the joint incorporation-type company split

The purpose of this action is to delegate authority to the business operation subsidiary to be formed by this demerger over the portion of the food service business being operated by the combination of the three companies consisting of the direct restaurant business in order to accurately seize upon the changing wishes and lifestyles of consumers, respond to the trends and conditions present at competing stores, and respond flexibly to the changing environment.

(2)	Method for conducting the joint incorporation-type company split

A company split will be conducted by the combined three companies to jointly establish Cook Operation as a new company by a joint-incorporation-type company split.

(3)	Summary of new company established by the joint incorporation-type company split

Trade Name:	Cook Operation Co., Ltd.

Location of Head Office:	Nagoya, Kita-ku

Name of Representative:	Takafumi Akutsu, Director; Fumiyasu Inayoshi, Director

Amount of Capital:	¥50,000,000

Content of Business:	Operation of restaurants

(4)	Summary of accounting procedures to be implemented

Since this action will result in G.communications Co., Ltd. becoming the parent company of all the three companies upon their integration, it is expected that transactions, etc. will be under common control.

2.	At the meeting of the Board of Directors held on May 15, 2013, a resolution was passed to conduct an absorption-type merger effective August 1, 2013 of G.taste, G.networks and the Company with G.taste to be the surviving company. The following is a summary of the merger.

(1)	Purpose of the merger

The purpose of combining the operations of G.taste, G.networks and the Company will be to promote the standardization of transaction relationships nationwide that include stocking and distribution, create an integrated system of operation and management, strengthen competitiveness by concentrating managerial resources and raising efficiency, expand sales and improve the rate of profitability.

(2)	Method for conducting the merger

An absorption-type merger will be conducted with G.taste as the surviving company and G.networks and the Company as the companies absorbed in the merger.

(3)	Basis for calculating the allotment details pertaining to the merger

To ensure fairness and appropriateness concerning the merger ratios, the three companies each hired a third-party appraiser that is independent from each of the others to calculate the merger ratios. G.taste hired Albaace Securities Co., Ltd., G.networks hired Frontier Management Co., Ltd., and the Company hired Matsuyama Accounting Firm. With regard to the calculation, since market prices exist for the common stock of each of the three companies, a method that averages the stock prices will be employed with the calculation carried out by means of this method.

(4)	Summary of the surviving company in the merger

Trade Name:	G.taste Co., Ltd.
Location of Head Office:	Sendai, Miyagino-ku

Name of Representative:	Hideo Sugimoto, Representative Director and President (to be appointed on August 1, 2013); Fumiyasu Inayoshi, Representative Director and Vice President (currently Representative Director and President)

Amount of Capital:	¥1,785,000,000 (as of end of March 2013)

Content of Business:	Direct operation of restaurants, franchise business, education and training business (as of end of March 2013)

(5)	Summary of accounting procedures to be implemented

Since this action will result in G.communications Co., Ltd. becoming the parent company of all three companies upon their integration under the Accounting Standard for Business Combination, transactions will be under common control and, thus, there is an expectation that no goodwill will accrue.

(Other Notes)

1.	Notes concerning impairment losses

The Company posted impairment losses with respect to the following asset group for the fiscal year.

Use	Type	Location	Impairment Loss
Stores	Buildings, etc.	4 buildings in Suzuka City, Mie Prefecture, etc.	¥81,236,000

In recognizing impairment losses, the Company designates the store as the basic unit for the minimum unit that generates cash flow. For leased assets and idle assets, the grouping is for each building unit. For the head office, the grouping is as assets for the Company as a whole.

With respect to stores and leased assets, where profit and loss is continuing to be generated from sales activity, the book values of asset groups that are negative or expected to be negative are reduced to the recoverable amounts. With respect to idle assets and other assets, the book values of asset groups for which there is no expectation of future use are reduced to the recoverable amounts. The amounts of such reductions are booked to extraordinary losses as impairment losses.

(Itemization of Impairment Losses)

Type	Amount (¥1,000)
Buildings	69,195
Structures	6,694
Furniture and fixtures	4,908
Telephone subscription rights	436

Total	81,236

The recoverable amounts for asset groups are measured by means of net sale value.

Valuation of net sale value is conducted by means of the amount calculated based on the expected price to be received upon disposition.

2.	Notes concerning asset retirement obligations

Items of the asset removal liability posted to the balance sheet

(1)	Summary of asset retirement obligations

There is an obligation to restore stores and land for use by stores to their original condition under the real estate lease agreements.

(2)	Method for calculating amount of asset retirement obligations

The expected number of years of use is used for estimating the economic lives in number of years for the subject buildings. A discounting rate of between 0.727% and 2.293% is used for calculating the asset retirement obligations.

(3)	Change of total amount of asset retirement obligations for the fiscal year

(¥1,000)

Balance at start of term	86,632
Increase from acquisition of property plant and equipment	5,087
Increase from change of estimate	2,559
Adjustment from the passage of time	1,596
Decrease from performing asset retirement obligations	3,400
Transfer from exclusion of performance obligation	4,650

Balance at end of term	87,825

ACCOUNTING AUDITOR’S AUDIT REPORT CERTIFIED COPY

INDEPENDENT AUDITOR’S AUDIT REPORT

May 21, 2013

To:     Board of Directors

           SAKAI CO., LTD.

Nagisa & Co.
Representative Partner Executive Officer	Hiroo Nishii Certified Public Acountant	[Seal]
Representative Partner Executive Officer	Yutaka Ohira Certified Public Acountant	[Seal]

The audit firm conducted an audit pursuant to Article 436(2)i of the Companies Act of the financial statements of SAKAI CO., LTD. for the 33rd fiscal year covering the period from April 1, 2012 through March 31, 2013 consisting of the Balance Sheet, Statements of Income, Statements of Changes in Net Assets and supporting documentation.

Responsibility of business operators for financial documentation

Business operators are responsible for preparing financial statements and supporting documentation in conformity with corporate accounting standards that are generally accepted as fair and appropriate in Japan and disclose the same properly. This responsibility includes establishing and operating a system of internal controls as judged to be necessary by the business operators for preparing and properly disclosing financial statements and supporting documentation that contain no material false disclosures from inaccuracies or errors.

Responsibility of auditor

The audit firm is responsible for providing an opinion on the financial statements and supporting documentation from an independent position based on auditing conducted by the firm in conformity with standards that are generally accepted as fair and appropriate in Japan. The standards for auditing require that an audit plan be formulated and that auditing be conducted based thereon to provide reasonable assurance for the audit firm as to whether or not the financial statements and supporting documentation contain any material falsehoods.

Auditing involves procedures undertaken in order to obtain evidence for inspection concerning the amounts and disclosures contained in the financial statements and supporting documentation. The auditing procedures prescribe that the audit firm makes selections and applications at its discretion based on an assessment of the risk of material false disclosures from inaccuracies or errors contained in the financial statements and supporting documentation. While the purpose of an audit is not to provide an opinion regarding the effectiveness of internal controls, in conducting a risk assessment, the audit firm has reviewed the system of internal controls relating to the preparation of and proper disclosure in the financial statements and supporting documentation in order to draft appropriate audit procedures that are based on the situation. Auditing also included a review of the overall disclosures made in the financial statements and supporting documentation that also encompassed an assessment of the accounting policies adopted by the business operator, the method by which such policies are implemented and estimates conducted by the business operator.

The audit firm has determined that it has obtained evidentiary materials that are sufficient and proper to serve as a basis for expressing an opinion.

Audit opinion

It is the opinion of this firm that the disclosures provided in the aforementioned financial statements and supporting documentation are in conformity with standards that are generally accepted as fair and appropriate in Japan with respect to all material points with regard to the condition of property, profits and losses for the term pertaining to said financial statements and supporting documentation.

Points for emphasis

1.	As stated in the Notes Concerning Material Subsequent Events, at the meeting of its Board of Directors held on May 15, 2013, the Company resolved to conduct a joint incorporation-type company split among itself, G.taste Co., Ltd. and G.networks CO., LTD. with an effective date of August 1, 2013 whereby their respective restaurant operations will be assumed by Cook Operation Co., Ltd.

2.	As stated in the Notes Concerning Material Subsequent Events, at the meeting of its Board of Directors held on May 15, 2013, the Company resolved to conduct an absorption merger among itself, G.taste Co., Ltd. and G.networks CO., LTD. with an effective date of August 1, 2013 with G.taste Co., Ltd. to be the surviving company.

Neither of the above-mentioned events has affected the conclusions of the audit firm.

Conflicts of interest

There exist no conflicts of interest between the Company and the audit firm or its executive officers that must be stated under the provisions of the Certified Public Accountants Act.

End

TRANSCRIPT OF THE BOARD OF AUDITORS’ AUDIT REPORT

AUDIT REPORT

Pursuant to deliberations, the Board of Auditors has prepared the following report representing the unanimous opinion of all the auditors based on audit reports prepared by auditors in relation to the performance of duties by directors for the 33rd fiscal year covering the period from April 1, 2012 through March 31, 2013.

1.	Methodology and content of auditing by the auditors and Board of Auditors

In addition to prescribing the policy for audits, division of duties and other matters pertaining thereto as well as obtaining reports from the auditors regarding the status and findings from audits, the Board of Auditors has obtained reports from the directors and accounting auditor concerning the performance of their duties, and has also requested explanations as necessary.

The auditors have attempted to communicate with the directors, internal audit sections, employees and other parties in conformity with the standards for auditing prescribed by the Board of Auditors and in accordance with the policy and division of duties for auditing. In addition to gathering information and striving to create the environment for inspections, auditors also attended meetings of the Board of Directors and other important meetings, obtained reports from directors and employees concerning the performance of their duties with additional explanations requested when necessary, reviewed important settlement and other documentation, and examined the status of business operations and property at the head office and key business offices. Additionally, with respect to the content of resolutions passed by the Board of Directors concerning the establishment of procedures prescribed in Article 100(1) and 100(3) of the Ordinance for Enforcement of the Companies Act as measures necessary to ensure the integrity of the system for ensuring that the performance of duties by directors stated in the business reports is in conformity with applicable laws and the Articles of Incorporation and the propriety of other business performed as a joint stock company as well as the actual system created pursuant to these resolutions (internal control system), regular reports are obtained from directors and employees regarding the status of its creation and operation with additional explanations requested when necessary, and opinions are provided with respect thereto. The business reports and supporting documentation pertaining to the fiscal year have been reviewed based on the above-mentioned methodology.

In addition to conducting oversight and verification that the accounting auditor is maintaining an independent position and whether auditing is conducted properly, reports have been obtained from the accounting auditor concerning the performance of its duties with additional explanations requested when necessary. Notices have also been obtained from the accounting auditor to the effect that a “system for ensuring that the performance of duties is being conducted properly” (matters stated in the subparagraphs of Article 131 of the Ordinance on Company Accounting) has been established in accordance with the “Quality Control Standards Concerning Auditing” (Business Accounting Council, October 28, 2005) and other guidelines with additional explanations requested when necessary. The financial statements (Balance Sheet, Profit and Loss Statement, Statement of Change of Shareholders’ Equity) and supporting documentation pertaining to the fiscal year have been reviewed based on the above-mentioned methodology.

2.	Audit Results

(1)	Audit results from business reports and other materials

i.	The business reports and supporting documentation are recognized as correctly reflecting the condition of the Company in accordance with applicable laws and the Articles of Incorporation.

ii.	No material facts constituting inappropriate conduct or a violation of applicable laws or the Articles of Incorporation were found to exist in relation to the performance of duties by directors.

iii.	The content of resolutions of the Board of Directors pertaining to the internal control system was found to be appropriate. Additionally, no matters of concern were found to exist with respect to the content of business reports pertaining to the internal control system and performance of duties by directors.

(2)	Audit results from financial statements and supporting documentation

The methodology of auditing conducted by the accounting auditor and Nagisa & co. and the findings therefrom were found to be appropriate.

May 24, 2013

SAKAI CO., LTD., Board of Auditors
Tomohisa Mamiya, Statutory Auditor	[Seal	]
Kayoko Sato, External Auditor	[Seal	]
Akifumi Kajiura, External Auditor	[Seal	]
Takao Kurokawa, External Auditor	[Seal	]

End

Reference Documents for the General Shareholders Meeting

Item 1	Approval for the Absorption-type Merger Agreement, where G.taste Co., Ltd. will become the surviving company, and the Company and G.networks CO., LTD. will become the absorbed companies.

1. Reasons for the Absorption-type Merger

The Company was established in May 1980 to carry out direct sales and franchise chain business development activities in various forms with a focus on “Yakinikuya SAKAI”. G.taste Co., Ltd. (“G.taste”) was established in November 1959 to carry out direct sales and franchise chain business development activities in various forms with a focus on “Sendai Heiroku” and “Toriaezu Gohei”. G.networks CO., LTD. (“G.networks”) was established in May 1966 to carry out direct sales and franchise chain business development activities in various forms with a focus on “Nagasaki Chanmen” and “Omuraisu Tei”.

G.communications Co., Ltd., (“G.communications”) the parent company of the Company, G.taste and G.networks (the “Three Companies”) and the subsidiaries of G.communications, including the Three Companies (collectively, the “Gcom Group”), have sought to maximize a domestic and international network of 1,000 stores to stimulate their main line of business—dining out—and have undertaken their businesses in the spirit of mutual prosperity, the Gcom Group’s business principles. As the Gcom Group, the Three Companies have generally operated their eating and drinking business, education business and other businesses in regions independent from each other and have worked together to build a mutually complimentary relationship in terms of geographical location and business conditions.

The current state of the Japanese economy is, however, a cause for concern. The worsening of the economy may have been stemmed by the weakening of the yen and the spike in the Nikkei Stock Average based on expectations for monetary stimulus following the recent election, but there is lingering uncertainty about the growth of domestic demand, such as in corporate production and personal consumption. The dining out industry represents the core businesses of the Three Companies, and in this realm there has been persistent stagnation of personal consumption due to customer frugality and price cutting. Other operating conditions are no better, given the increase in costs for raw materials and other factors that have dogged the industry. The Gcom Group therefore has several urgent matters it must contend with: face up to the difficult economic conditions in the eating and drinking industry, take a more cautious stance, strengthen its management practices, reduce its costs and seek to make its business structure as efficient as possible in order to expedite its actions through more agile decision-making.

Meanwhile, the Gcom Group decided to bring on KOBE BUSSAN CO., LTD. as its sponsor in order to bolster its corporate value under a new system. By doing so, we believe that the Gcom Group will be able to build a trading relationship with Kobe Bussan, improve our efforts in the sextic industries, streamline its purchases from Kobe Bussan, cut costs by sharing logistical functions, enhance its product appeal, and improve and strengthen its store facilities, among other things. As opposed to the region-based business model that was pursued until now, we believe that forging ahead with a trading relationship and integration, including nationwide purchasing and logistics, is the way to go in order to maximize the effects of building corporate value via these measures.

As described above, there is a pressing need shared by the Three Companies to make their management practices efficient. We will combine the management resources, including human resources and know-how, etc. of the three companies and, in order to achieve sustainable growth and maximize corporate value, we will attempt to restructure and combine redundant regional divisions in the eating and drinking business, education business and other businesses; build an overarching business and management system in the Three Companies; strengthen the Group’s competitive capabilities by concentrating and streamlining management resources; grow sales; and, improve the rate of earnings.

So we decided to combine the Company and G.networks with G.taste in a central role, using the well-known growth strategy of mergers and acquisitions and the like of the past. By this, diverse management know-how and wide-ranging franchise system management experience and success factors will be obtained and the Gcom Group’s scale will be increased through the merger, i.e., through an established nationwide network of stores that each company operates as its headquarters, while G.taste has the infrastructure it needs to maximize the effects of an integration over a short period of time. A merger like this one will facilitate the management and oversight of franchise businesses across a range of business conditions, and we believe it will lead to a streamlining of trade relationships and the like, stronger competitive capabilities, increased sales and an improved rate of earning, and that it will provide numerous business opportunities to the member franchisees as well.

We have also decided, as one of the measures to make management practices more efficient, to delegate authority to the business operations subsidiary to be established through the joint incorporation-type split by the Three Companies as we seek to achieve agile and flexible decisionmaking and business execution in the eating establishment line of business from among the eating and dining businesses that have been operated by the Three Companies. These decisions are intended to help us get an accurate grasp of consumer sentiment, lifestyle changes and trends, the status quo at competitors, and the like and flexibly address changes to the business environment.

2. Outline of the Absorption-type Merger Agreement

Please see Separate Sheet 1 for the outline of the Absorption-type Merger Agreement (the merger relating to the Absorption-type Merger Agreement is referred to as“Merger”).

3. Outline of each item (excluding items 5 and 6) in Article 182 of the Ordinance for Enforcement of the Companies Act

(1) Matters relating to Suitability of the Consideration

 Matters relating to Suitability of the Total Number or Total Amount of the Consideration for the Merger

I. The Allotment for the Merger

G.taste will allot to shareholders of the Company and of G.networks (other than the Three Companies) as of the time immediately preceding the effectuation of the Merger 2 shares of G.taste common stock in exchange for each share of the Company common stock and 2 shares of G.taste common stock in exchange for each share of G.networks common stock (hereinafter, this ratio is referred to as the “Merger Ratio”). As a result, 94,006,608 G.taste shares are planned to be newly issued for the Merger.

	G.taste	The Company	G.networks
Details of allotments in the Merger	1	2	2

Note 1:	Any shareholder of the Company and G.networks who eventually receives, in conjunction with the Merger, an allotment of fewer than 100 shares (the number of shares needed to constitute a single unit of G.taste shares) will be entitled, in accordance with the provisions of Article 192 Paragraph 1 of the Companies Act, to claim from G.taste the repurchase of those shares in their possession.
Note 2:	Any shareholder of the Company and G.networks who eventually receives, in conjunction with the Merger, an allotment of fewer than 100 shares (the number of shares needed to constitute a single unit of G.taste shares) will be entitled, in accordance with the provisions of Article 194 Paragraph 1 of the Companies Act and G.taste’s articles of incorporation, to claim from G.taste the delivery of a number of shares that, when combined with the shares already in their possession, will constitute a single unit of G.taste shares (100 shares).
Note 3:	No G.taste fractional share will be delivered by the Merger.

II. Basis, etc. of Calculations regarding the Merger Ratio

(i) Calculation Basis

To preserve fairness and integrity with respect to the ratios in the Merger, the Three Companies each hired a third-party appraiser that is independent from each of the others to perform this calculation. The Company hired Matsuyama Accounting Firm, G.taste hired Albaace Securities Co., Ltd. (“Albaace Securities”), and G.networks hired Frontier Management, Inc. (“Frontier Management”), respectively.

Matsuyama Accounting Firm used the historical stock price method because historical stock price information was available for the common stock of the three companies, and performed the calculation using the DCF Method for the three companies, respectively. The calculated range of the merger ratio where the share price of a single share of G.taste stock is set to one is shown below.

	G.taste	G.networks	The Company
Historical stock price method	1	1.78~2.45	1.72~2.41
DCF Method	1	1.60~2.39	1.56~2.33

The range of calculations performed using the historical stock price method based on the calculation base date of May 14, 2013 are as follows: the average closing stock price of the common stock was calculated for the retrospective one-month, three-month and the six-month periods before the calculation base date.

Matsuyama Accounting Firm has assumed that the public information, the financial information disclosed by the three companies, and all other information that it examined when performing the merger ratio calculation is true and complete, and it did not independently verify the veracity or completeness thereof. Matsuyama Accounting Firm has not independently evaluated, appraised or assessed the market value or fair value of the assets or liabilities (including financial derivative instruments, off-book assets and liabilities, and other contingent liabilities) of the three companies or their subsidiaries, nor has it requested an appraisal or assessment by a third-party agency. Furthermore, Matsuyama Accounting Firm has assumed that the financial predictions and forward-looking statements disclosed by the three companies were reasonably prepared based on the current, best-available forecasts and judgments of the management of each company and that the financial state of each company will continue along the lines of those predictions, and has relied on these forecasts and related materials without conducting an independent investigation of the same.

Matsuyama Accounting Firm’s calculation of the merger ratio has taken into account the foregoing information and the like as of May 14, 2013.

Albaace Securities used the historical stock price method because historical stock price information was available for the common stock of the three companies, and performed the calculation using the DCF Method for the three companies, respectively.

The calculated range of the merger ratio where the share price of a single share of G.taste stock is set to one is shown below.

	G.taste	G.networks	The Company
Historical stock price method	1	1.76~2.42	1.76~2.38
DCF Method	1	1.44~5.14	1.88~8.18

The range of calculations performed using the historical stock price method based on the calculation base date of May 14, 2013 are as follows: the average closing stock price of the common stock was calculated for the retrospective one-month, three-month and the six-month periods before the calculation base date.

Albaace Securities has assumed that the public information, the financial information disclosed by the three companies, and all other information that it examined when performing the merger ratio calculation is true and complete, and it did not independently verify the veracity or completeness thereof. Albaace Securities has not independently evaluated, appraised or assessed the market value or fair value of the assets or liabilities (including financial derivative instruments, off-book assets and liabilities, and other contingent liabilities) of the three companies or their subsidiaries, nor has it requested an appraisal or assessment by a third-party agency. Furthermore, Albaace Securities has assumed that the financial predictions and forward-looking statements disclosed by the three companies were reasonably prepared based on the current, best-available forecasts and judgments of the management of each company and that the financial state of each company will continue along the lines of those predictions, and has relied on these forecasts and related materials without conducting an independent investigation of the same.

Albaace Securities’ calculation of the merger ratio has taken into account the foregoing information and the like as of May 14, 2013.

Frontier Management used the historical stock price method because historical stock price information was available for the common stock of the three companies, and performed the calculation using the DCF method for the three companies, respectively.

The calculated range of the merger ratio where the share price of a single share of G.taste stock is set to one is shown below.

	G.taste	G.networks	The Company
Historical stock price method	1	1.94~2.28	1.91~2.20
DCF Method	1	1.95~2.12	1.82~2.21

The range of calculations performed using the historical stock price method based on the calculation base date of May 14, 2013 are as follows: the average closing stock price of the common stock was calculated for the retrospective one-month, three-month and the six-month periods before the calculation base date.

Frontier Management has assumed that the public information, the financial information disclosed by the three companies, and all other information that it examined when performing the merger ratio calculation is true and complete, and it did not independently verify the veracity or completeness thereof. Frontier Management has not independently evaluated, appraised or assessed the market value or fair value of the assets or liabilities (including financial derivative instruments, off-book assets and liabilities, and other contingent liabilities) of the three companies or their subsidiaries, nor has it requested an appraisal or assessment by a third-party agency. Furthermore, Frontier Management has assumed that the financial predictions and forward-looking statements disclosed by the three companies were reasonably prepared based on the current, best-available forecasts and judgments of the management of each company and that the financial state of each company will continue along the lines of those predictions, and has relied on these forecasts and related materials without conducting an independent investigation of the same.

Frontier Management’s calculation of the merger ratio has taken into account the foregoing information and the like as of May 14, 2013.

The Company projects a significant increase in profits in one of the fiscal years in the profit plan that it provided to Albaace Securities, Frontier Management and Matsuyama Accounting Firm, and these profits form part of the basis of the DCF Method calculations. The projection was made because the Company expects an improvement in results due to increasing sales and cost cutting by the company.

G.taste projects a significant decrease in profits in one of the fiscal years in the profit plan that it provided to Albaace Securities, Frontier Management and Matsuyama Accounting Firm. The projection was made because G.taste expects a decline in results due to decreasing sales by the company.

G.networks projects a significant increase in profits in one of the fiscal years in the profit plan that it provided to Albaace Securities, Frontier Management and Matsuyama Accounting Firm. The projection was made because G.networks expects an improvement in results due to increasing sales and cost cutting by the company.

(ii) Background of Calculation

As described above, the Three Companies each hired a third-party appraiser to calculate the stock allotment ratio in the Split, and each party has received a Merger Ratio Calculation Report from the appraisers, respectively. Based on the results in the Merger Ratio Calculation Reports, the three companies conducted careful negotiations and repeated discussions about the merger ratio at each company, giving full consideration to the grounds therefor, such as each company’s financial standing, asset conditions, future business and results prospects, and the like. Consequently, the parties ultimately determined that the Merger Ratio is appropriate, and the board of directors at each company held a board meeting as of May 15, 2013 and resolved to enter into the merger agreement regarding the Merger.

(iii) Hiring independent financial advisers

Matsuyama Accounting Firm, Albaace Securities and Frontier Management are independent from the Three Companies, do not correspond to any affiliate company thereof, and hold no material interests worth mentioning with respect to the Merger.

‚ Reasons for selecting G. taste shares as the consideration for the Merger

The Three Companies selected shares of G. taste, which will be the surviving company, as the merger consideration for the shares of the Company and G.networks in relation to the Merger.

The Three Companies determined that the shares of the G. taste are appropriate as the consideration for the Merger because shares of G. taste traded on the JASDAQ of the OSE and liquidity affording trading opportunities, and because shareholders of the absorbed companies will be able to enjoy the integration benefits generated by the Merger from the receipt of shares of G. taste, the surviving company.

ƒ Matters relating to protection of the interests of shareholders of the absorbed companies if the companies are under common control

I. Measures to Secure Fairness

The Three Companies are subsidiaries of G.communications, so for them, the Merger does correspond to a transaction or the like with a controlling shareholder.

The three companies have, to secure the fairness and integrity of the Merger, received the results of the financial analyses described above in regard to the Merger Ratio.

As a further measure to ensure fairness and propriety regarding the process of declaring intent at each company’s board of directors, the Company has appointed Harashima Law Firm, which is independent from the Three Companies, G.taste has appointed Katsumi Kitamura, attorney-at-law at Atsushi Shiraishi Law Firm, who is independent from the Three Companies, and G.networks has appointed Nishimura & Asahi, which is independent from the Three Companies, as their respective legal advisors, and each party is receiving legal advice about the method, process and the like of the process for declaring intent at board of directors meetings regarding the Merger.

In light of the foregoing, we have determined that the Company’s board of directors, G.taste’s board of directors and G.networks’s board of directors have each taken sufficient measures to ensure fairness in the Merger.

II. Measures for the Avoidance of Conflicts of Interest

When the Company’s board of directors was deciding whether to execute the Merger, Ichiro Kawakami, who serves concurrently as a director of G.taste, and G.networks, and Hideo Sugimoto, who serves concurrently as a director of G.taste, did not participate in the deliberations or resolutions to avoid any conflict of interest. In the Company, no interested person with regard to the Merger has been involved for the discussion or negotiation of the Merger as the responsible or contact person for G.taste and G.networks.

When G.taste’s board of directors was deciding whether to execute the Merger, the following directors did not participate in the deliberations or resolutions to avoid any conflict of interest: Ichiro Kawakami, who serves concurrently as a director of the Company and G.networks, Hideo Sugimoto, who serves concurrently as a director of the Company, and Yoshinobu Inazumi, who serves concurrently as a director of G.networks. In G.taste, no interested person with regard to the Merger has been involved for the discussion or negotiation of the Merger as the responsible or contact person for the Company and G.networks.

When G.networks’s board of directors was deciding whether to execute the Merger, Ichiro Kawakami, who serves concurrently as a director of the Company and G.taste, and Yoshinobu Inazumi, who serves concurrently as a director of G.taste, did not participate in the deliberations or resolutions to avoid any conflict of interest. In G.networks, no interested person with regard to the Merger has been involved for the discussion or negotiation of the Merger as the responsible or contact person for the Company and G.taste.

Furthermore, Kayoko Sato, who serves concurrently as auditor of the Three Companies, did not participate in or express an opinion during deliberations regarding the Merger at the Three Companies’s board of directors meetings to avoid any conflict of interest.

With the above-described measures in place, the board of directors of the Three Companies resolved, by the unanimous consent of the directors attending the respective board meetings, to carry out the Merger, and the auditors in attendance at each board meeting expressed an opinion of no objection thereto.

When considering the Merger, the Three Companies asked Takao Kurokawa, an auditor of the Company with independent officer status as notified to the OSE, Masami Komatsu, an auditor of G.taste with independent officer status as notified to the OSE, and Yoshitaka Hata, an auditor of G.networks with independent officer status as notified to the TSE—none of whom hold an interest in G.communications, the controlling shareholder—to examine, pursuant to the rules prescribed by the TSE and the OSE, whether the minority shareholders of the Three Companies would be disadvantaged by the Merger. The Three Companies obtained an opinion from the independent officers on May 14, 2013 addressed to each company’s board of directors stating that they concluded there was no disadvantage to the minority shareholders of each company.

„ Matters relating to the suitability of the amounts of G taste’s capital and reserves

The amounts by which capital, capital reserves and reserved surplus will be increased in conjunction with the Merger are set forth below. Based on comprehensive consideration and examination of G taste’s capital policies and other factors, the amount were determined within the range specified by laws and regulations, and we believe that they are appropriate.

(i)    Amount of capital increase: Zero yen

(ii)   Amount of capital reserves increase: Zero yen

(iii)  Amount of reserved surplus increase: Zero yen

(2) Reference information concerning the merger consideration

 Provisions of G taste’s Article of Incorporation

Please see Separate Sheet 2-1.

G.taste plans to obtain approval for the agenda item regarding the partial amendment to the articles of incorporation set forth in Separate Sheet 2-2 at its ordinary general shareholders’ meeting on June 26, 2013.

‚ Matters relating to the method of realization of the merger consideration

I. Markets trading the merger consideration

Shares of G taste are traded on the JASDAQ of the OSE.

II. Persons who will act as intermediaries, brokers or agents for the consideration for the merger

Securities companies throughout Japan will act as intermediaries, brokers, etc. for transactions involving the shares of G.taste.

III. Details of instances when there are limitations on the transfer or other disposal of the consideration for the merger

Not applicable

ƒ Matters pertaining to the market price of the consideration for the merger

The monthly maximum and minimum share prices for G.taste shares over the past three months are as follows.

Month	April 2013	March 2013	February 2013
Max. (¥)	64	75	44
Min. (¥)	47	43	37

„ Details of the balance sheet of the surviving company

The details have been omitted under Article 182(4)(i)Ni(3) of the Ordinance for Enforcement of the Companies Act.

(3) Matters pertaining to the appropriateness of the provisions of share options with respect to the Merger

	Matters pertaining to the details of the bonds with share options to be issued accompanying this Merger, their number and method of calculation of the number, and their allocation Regarding the following unsecured convertible bonds with share options that SAKAI and G.networks issue, G.taste will, so that the rights of the rights holders are maintained at the same level after the Merger as they were before, allocate one G.taste Ninth Series of Unsecured Convertible Bond or equivalent Fourteenth Series of Unsecured Convertible Bond (as listed in the tables below) for each above-mentioned the Company and G.networks unsecured convertible bond with share options, taking into account the merger ratio of this Merger with respect to ordinary shares of the Company and G.networks, after it is determined that these bonds allocated are substantially equivalent to these ordinary shares.

I.	The Company

	The Company	G.taste
1	Second Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (issued March 18, 2013)	Share options attached to Twelfth Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions conditions) (Appendix 1 Attachment 4)
2	Third Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (issued March 18, 2013)	Share options attached to Thirteenth Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (Appendix 1 Attachment 5)

3	Fourth Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (issued March 18, 2013)	Share options attached to Fourteenth Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (Appendix 1 Attachment 6)

II.	G.networks

	G.networks	G.taste
1	First Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (issued March 18, 2013)	Share options attached to Ninth Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (Appendix 1 Attachment 1)

2	Second Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (issued March 18, 2013)	Share options attached to Tenth Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (Appendix 1 Attachment 2)

3	Third Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (issued March 18, 2013)	Share options attached to Eleventh Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (Appendix 1 Attachment 3)

‚ Matters pertaining to the succession of corporate bonds

Of those obligations relating to the above-mentioned unsecured convertible bonds with stock acquisition rights, those that are outstanding immediately before the Merger comes into effect will be succeeded by G.taste when the Merger comes into effect.

(4) Matters pertaining to the Company

	Details of financial statements, etc., for the final business year of G.taste and G.networks Financial statements for the final business year of G.taste and G.networks (fiscal year from April 1, 2012 through March 31, 2013) will be published on the Company’s website (http://www.yakiniku.jp/investor.php).

‚	Disposal of important assets, significant debt burdens and other events that have a significant impact on the state of the company’s assets following the end of the final business year

I.	Surcharge payment orders

On April 23, 2013, the Securities and Exchange Surveillance Commission recommended to the Prime Minister and to the Commissioner of the Financial Services Agency that an order for a surcharge of ¥101.45 million (“the Surcharge”) be issued concerning misstatements made in G.taste’s 1st-quarter report of June 2009, its 2nd-quarter report of September 2009, its 3rd-quarter report of December 2009, its securities report for the period ended March 31, 2010, and the security registration statements (for the First and Second Series of Bonds with Share Options, the Second Series of Share Options, and the Third Series of Bonds with Share Options) that contained embedded information from these documents, and the Financial Services Agency decided to impose the Surcharge on May 23, 2013. G.taste will comply with the instructions of the Financial Services Agency and pay the Surcharge. The surcharge of ¥101.45 million has been already recorded in the fiscal year ended March 31, 2013.

II.	Delisting of the Company and G.networks

The common stock of the Company and G.networks will be delisted on July 29, 2013 in conjunction with the Merger in accordance with the delisting criteria of the stock exchanges where they are listed.

III.	Joint incorporation-type company split of the three merging companies

At a meeting of the Board of Directors held on May 15, 2013, it was resolved that the management of the three merging companies would integrate their management (“Management Integration”).

The Board of Directors resolved that the Management Integration for the three companies mentioned above would take effect on August 1, 2013, and prepared a joint incorporation-type company split plan on May 15, 2013. The joint incorporation-type company split plan is displayed on the SAKAI website (http://www.yakiniku.jp/investor.php).

IV.	G.taste capital and capital reserve reductions following the Merger

A meeting of the Board of Directors resolved to reduce in the amount of capital and capital reserve on condition of the Merger taking effect, and submitted a proposal that these reductions take effect on August 1, 2013, for approval at its Ordinary General Shareholders’ Meeting scheduled to be held on June 26, 2013.

Absorption-type Merger Agreement

G.taste Co., Ltd.

G.networks CO., LTD.

SAKAI CO., LTD.

Absorption-type Merger Agreement

G.taste Co., Ltd. (hereinafter “G.taste”), G.networks CO., LTD. (hereinafter “G.networks”), and SAKAI CO., LTD. (hereinafter “SAKAI”), shall conclude an absorption-type merger agreement (hereinafter “the Agreement”) of an absorption-type merger (hereinafter “the Merger”) as follows with G.taste as the company surviving the absorption-type merger, and G.networks and SAKAI as the companies absorbed in absorption-type merger.

Article 1    (Absorption-type Merger)

G.taste, G.networks and SAKAI shall perform an absorption-type merger with G.taste as the company surviving the absorption-type merger, and G.networks and SAKAI as the companies absorbed in absorption-type merger.

Article 2    (Trade Name and Address)

The trade name and address of the company surviving the absorption-type merger and the companies absorbed in the absorption-type merger in the Merger shall be as follows.

(1) Company surviving absorption-type merger

Trade name: G.taste Co., Ltd.

Address: 2-10 Tsutsujigaoka 2-chome, Miyagino-ku, Sendai City

(2) Company absorbed in absorption-type merger

Trade name: G.networks CO., LTD.

Address: 1198-4 Aza Nishiotsuka, Oaza Nishi Takadomari, Sanyoonoda City, Yamaguchi Prefecture

(3) Company absorbed in absorption-type merger

Trade name: SAKAI CO., LTD.

Address: 46 Kurokawa Hondori 2-chome, Kita-ku, Nagoya City

Article 3    (Shares Delivered in the Merger and Matters Concerning the Allotment Thereof)

1.	G.taste shall allot and deliver G.taste common shares to G.networks shareholders (excluding G.tase and G.networks, the same hereafter) at a ratio of 2 shares per common share of G.networks held thereby at the time immediately before the merger takes effect (hereinafter “time immediately preceding effect”) when the Merger takes place.

2.	G.taste shall allot and deliver G.taste common shares to SAKAI shareholders (excluding G.taste and SAKAI, the same hereafter) at a ratio of 2 shares per common share of SAKAI held thereby at the time immediately preceding effect when the Merger takes place.

3.	If there are fractional shares that are less than one share of G.taste shares to be delivered by G.taste to shareholders of G.networks and SAKAI in accordance with the two preceding paragraphs, these shall be treated in accordance with the provisions of Article 234 of the Companies Act and other related laws and regulations.

Article 4    (Share Options Delivered in the Merger and Matters Concerning the Allotment Thereof)

1.	In the Merger, G.taste shall allot and deliver share options to holders of G.networks share options attached to the following unsecured convertible bonds with share options at the time immediately preceding effect, as share options to replace these, at a ratio of one share option of the share options of G.taste attached to G.taste’s bonds with share options shown in Attachment 1 through Attachment 3, as the bond portion of obligations pertaining to bonds assumed by G.taste in accordance with Paragraph 3, for each of the G.networks share options held.

	Items subject to allotment and delivery	Items allotted and delivered
1	G.networks Class 1 Unsecured Convertible Bonds with Share Options (Issued on March 18, 2013)	Share options for G.taste Class 9 Unsecured Convertible Bonds with Share Options (Attachment 1)

2	G.networks Class 2 Unsecured Convertible Bonds with Share Options (Issued on March 18, 2013)	Share options for G.taste Class 10 Unsecured Convertible Bonds with Share Options (Attachment 2)

3	G.networks Class 3 Unsecured Convertible Bonds with Share Options (Issued on March 18, 2013)	Share options for G.taste Class 11 Unsecured Convertible Bonds with Share Options (Attachment 3)

2.	In the Merger, G.taste shall allot and deliver share options to holders of SAKAI share options attached to the following unsecured convertible bonds with share options at the time immediately preceding effect as share options to replace these, at a ratio of one share option of the share options of G.taste attached to G.taste’s bonds with share options shown in Attachment 4 through Attachment 6, as the bond portion of obligations pertaining to bonds assumed by G.taste in accordance with Paragraph 3, for each of the SAKAI share options held.

	Items subject to allotment and delivery	Items allotted and delivered
1	SAKAI Class 2 Unsecured Convertible Bonds with Share Options (Issued on March 18, 2013)	Share options for G.taste Class 12 Unsecured Convertible Bonds with Share Options (Attachment 4)

2	SAKAI Class 3 Unsecured Convertible Bonds with Share Options (Issued on March 18, 2013)	Share options for G.taste Class 13 Unsecured Convertible Bonds with Share Options (Attachment 5)

3	SAKAI Class 4 Unsecured Convertible Bonds with Share Options (Issued on March 18, 2013)	Share options for G.taste Class 14 Unsecured Convertible Bonds with Share Options (Attachment 6)

3.	In the Merger, G.taste shall assume all obligations pertaining to bonds for the G.networks unsecured convertible bonds with share options prescribed in Paragraph 1 and the SAKAI unsecured convertible bonds with share options prescribed in Paragraph 2 that are unredeemed at the time immediately preceding effect in accordance with Attachment 1 through Attachment 6.

Article 5    (Capital and Capital Reserve)

The amounts of G.taste’s capital and capital reserve to be increased in the Merger shall be as follows.

(1)	Capital	:	0 yen

(2)	Capital reserve	:	0 yen

(3)	Other capital surplus	:	The amount obtained by deducting the amounts specified in the two preceding items from the variable amount of shareholder equity specified in Article 35 Paragraph 1 of the Ordinance on Accounting of Companies.

Article 6    (Effective Date)

The effective date of the Merger shall be August 1, 2013. However, if necessary in the course of procedures pertaining to the Merger, or if necessary for another reason, this may be changed based on discussion between G.taste, G.networks and SAKAI.

Article 7    (General Shareholders’ Meeting)

G.taste, G.networks and SAKAI shall each obtain approval for the Agreement from their respective general shareholders’ meetings by the day before the effective date specified in Article 6.

Article 8    (Duty of Care of a Prudent Manager)

1.	G.taste, G.networks and SAKAI shall each execute their operations and manage and invest their assets with the due care of a prudent manager from the conclusion of the Agreement until the effective date specified in Article 6.

2.	G.taste, G.networks and SAKAI shall perform any acts with a material effect on the assets, rights and obligations thereof from the conclusion of the Agreement until the effective date specified in Article 6 after discussion of the matter by G.taste, G.networks and SAKAI.

Article 9    (Amendment or Cancellation of the Agreement)

G.taste, G.networks and SAKAI may amend or cancel the Agreement after discussion and agreement by G.taste, G.networks and SAKAI if there is a material change in the financial condition, assets, liabilities or management condition of each of the companies, if a material event that may impede the execution of the Merger in accordance with the Agreement occurs or is revealed (including cases in which matters revealed prior to the conclusion of the Agreement are revealed to be material after the conclusion of the Agreement), or if it is otherwise difficult to achieve the objectives of the Agreement before the effective date specified in Article 6.

Article 10    (Effect of the Agreement)

1.	The Agreement shall take effect on the condition that the joint incorporation-type split implemented by G.taste, G.networks and SAKAI on August 1, 2013 takes effect.

2.	The Agreement shall no longer be in effect if the approval of the respective general shareholders’ meetings of G.taste, G.networks and SAKAI specified in Article 7 is not obtained, or the government approvals stipulated by laws and regulations as required for the performance of the Agreement are not obtained.

Article 11    (Other Matters)

Other matters required for the Merger that are not stipulated in the Agreement shall be determined by discussion between G.taste, G.networks and SAKAI in accordance with the intent of the Agreement.

<Blank below>

IN WITNESS WHEREOF, this document has been executed in triplicate by the duly appointed representatives of the parties, with each party retaining one (1) copy thereof.

May 15, 2013

G.taste

2-10 Tsutsujigaoka 2-chome, Miyagino-ku, Sendai City

G.taste Co., Ltd.

Fumiyasu Inayoshi, Representative Director and President

G.networks

1198-4 Aza Nishiotsuka, Oaza Nishi Takadomari, Sanyo Onoda City,

Yamaguchi Prefecture

G.networks CO., LTD.

Takafumi Akutsu, Representative Director and President

SAKAI

46 Kurokawa Hondori 2-chome, Kita-ku, Nagoya City

SAKAI CO., LTD.

Atsushi Yamashita, Representative Director and President

Attachment 1

G.taste Co., Ltd.

Class 9 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options)

1	Name of bonds

G.taste Co., Ltd. Class 9 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as the “bonds with share options” where the bond portion is referred to as the “bonds” and the share option portion is referred to as the “share options”.)

2	Total amount of bonds	Of the initial amount of the G.networks CO., LTD. Class 1 Unsecured Convertible Bonds with Share Options (With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as “Bonds with Share Options Prior to Transfer”) totaling 300,000,000 yen, the amount that is unredeemed at the time immediately before the merger (hereinafter referred to as the “Merger”) based on the absorption-type merger agreement concluded between the Company, G.networks CO., LTD. and SAKAI CO., LTD. on May 15, 2013 takes effect (hereinafter “time immediately preceding effect”)

3	Amount of each bond	10,000,000 yen

4	Paid-in amount for each bond	98 yen per 100 yen of face value

5	Face amount of Bonds with Share Options

The bonds with share options shall be registered, and no certificates for the bonds with share options shall be issued.

In accordance with the provisions of the main text of Paragraph 2 and the main text of Paragraph 3 of Article 254 of the Companies Act, the bonds and the share options in the bonds with share options may not be transferred separately.

6	Bond interest rate	The bonds shall not accrue interest.

7	Date of allotment of the share options	This shall be the effective date of the Merger.

8	Existence of collateral and guarantees	The bonds with share options are not secured by collateral or guarantees, and these are no particular assets withheld for the bonds with share options.

9		Non-appointment of a bond administrator	The bonds with share options meet the requirements under the proviso of Article 702 of the Companies Act and Article 169 of the Ordinance for Enforcement of the Companies Act, and no bond administrator has been appointed.

10		Method and date of redemption	An amount of 100 yen per 100 yen of face value of the bonds shall be redeemed on March 18, 2020 (hereinafter referred to as “redemption date”) (however, if the redemption date is not a bank business day in Japan (hereinafter referred to as “business day”), the bondholders of the bonds with share options are unable to receive payment of the amount to be paid on the redemption date until the immediately following business day, and shall not have the right to receive additional payment for the delay of said payment.)

11		Matters relevant to the share options

	(1)	Number of share options attached to the bonds	The number of share options attached to each bond shall be 1, and share options equal to 1 multiplied by the total number of G.networks share options owned by holders of share options stated or recorded in the G.networks share option registry at the time immediately preceding effect concerning Bonds with Share Options Prior to Transfer.

	(2)	Issue price of the share options	No payment of money is required in exchange for the share options

	(3)	Type, number and method of calculation of the shares issued for the share options	The number of common shares that shall be issued by the Company or common shares held by the Company that shall be disposed of (hereinafter issuance or disposal of common shares of the Company referred to as “delivery”) in lieu thereof due to a request to exercise the share options (hereinafter referred to as “exercise request”) shall be the maximum number obtained by dividing the total face value of the bonds pertaining to the exercise request by the conversion amount shown in item (4), 2) of this paragraph (however, this shall be the adjusted conversion amount if adjusted pursuant to the provisions of item (5) of this paragraph). However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

(4)	Content, amount and calculation method of property contributed when exercising the share options

1)      The property contributed when exercising the share options shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

2)      The amount per share used when calculating the number of common shares delivered for the exercise of the share options (hereinafter referred to as the “conversion amount”) shall be the amount obtained by dividing the conversion amount of the Bonds with Share Options Prior to Transfer valid at the time immediately preceding effect by 2 (however, this calculation shall be made in yen to two decimal place, rounding to one decimal place.)

(5)	Adjustment of the conversion amount

1)      The Company shall adjust the conversion amount using the following equation (hereinafter referred to as “conversion amount adjustment equation”) when common shares are delivered or the number of shares issued changes after the allotment of the share options for reasons shown in 2) in this item.

Post-adjustment conversion amount	=	Pre- adjustment conversion amount	x	Number of common shares already issued	+	Number of common shares delivered	x	Amount to be paid-in per share
Market price
				Number of outstanding common shares		+	Number of common shares delivered

(2)    Cases in which the conversion amount is adjusted using the conversion amount adjustment equation and the timing of the application of the adjusted conversion amount are described below.

(i)     The adjusted value when delivering the Company’s common shares for a paid-in amount less than the market price (however, excluding cases of delivery of common shares in exchange for acquisition of shares with put options issued by the Company, or cases based on requests or exercising rights for share options, bonds with share options or other securities or rights able to request the delivery of common shares) shall be applied from the day after the payment date (the final day of the payment period if a payment period has been established for subscription; hereinafter the same), or from the day of allotment to shareholders if applicable.

(ii)    If the Company’s common shares are issued due to a share split or gratis allotment of shares, the adjusted conversion amount shall apply from the day after the share split record date or the day after the record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares, and from the day after the effective date of allotment if there is no record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares or if there is allotment of the Company’s shares to shareholders (excluding common shareholders).

(iii)  When issuing shares with put options where that the Company’s common shares in exchange for their acquisition is delivered for an amount less than the market price is stipulated in 4), (ii) of this item is provided in exchange for the acquisition thereof (including gratis allotment), or when issuing share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares for an amount less than market value (including gratis allotment), the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming the Company’s common shares being delivered for the request for the conversion amount or the exercise of all share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares that have been issued, and this shall apply from the day after the payment date (allotment date for share options and bonds with share options, or effective date for gratis allotment.

         However, if there is a record date for the allotment of said rights, this shall apply from the day after said date.

         Notwithstanding the above, if the consideration for common shares delivered for such request or exercise has not been determined at the time shares with put options, share options, bonds with share options or other securities or rights are issued, the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming that the Company’s common shares have been delivered for the requests or exercise of all of the shares with put options, share options, bonds with share options or other securities or rights issued at the time of determination of the consideration, and this shall apply from the day after said consideration has been determined.

(iv)    In the transactions in (i) through (iii) above, when the record date for allotment of said rights is established and the effect of each transaction is conditional upon approval by the general shareholders’ meeting, board of directors or other company organization after said record date, this shall apply from the day after the approval date regardless of the provisions in (i) through (iii) above. In such cases, the Company’s common shares shall be delivered to share option holders who exercise the share options in the period from the day after said record date until the date of approval of said transaction according to the following equation.

Number of shares =	(Pre- adjustment conversion amount	–	Post- adjustment conversion amount)	x	Number of the Company’s common shares delivered during said period for the pre-adjustment conversion amount
Post-adjustment conversion amount

However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

3)      The conversion amount shall not be adjusted if the difference between the pre-adjustment conversion amount and the post-adjustment conversion amount as calculated using the conversion amount adjustment equation is less than 1 yen. However, when calculating the conversion amount due to the occurrence of a subsequent event requiring adjustment of the conversion amount, the amount obtained by deducting this from the pre-adjustment conversion amount may be used instead of the post-adjustment conversion amount in the conversion amount adjustment equation.

4)      Other

(i)     Calculations using the conversion amount adjustment equation shall be rounded to the nearest yen.

(ii)    The market price used in the conversion amount adjustment equation shall be the mean of the closing prices for normal trading of the Company’s common shares on the exchange for 30 trading days (excluding days with no closing price established that day) commencing 45 days before the date the post-adjustment conversion amount applies (however, this shall be the record date in cases under 2), (iv) of this item. In this case, calculation of the mean shall be calculated to two decimal places and rounded to one decimal place.

(iii)     The number of outstanding shares used in the conversion amount adjustment equation shall be the number obtained by deducting the number of the Company’s common shares held by the Company from the number of common shares issued by the Company on the record date if there is such a date or the day one month before the application of the post-adjustment conversion amount if there is no record date. Furthermore, in the cases described under 2), (ii) of this item, the number of common shares delivered used in the conversion amount adjustment equation shall not include the Company’s common shares allotted to common shares held by the Company on the record date.

5) In addition to the adjustment of the conversion amount in 2) of this item, the conversion amount shall be adjusted by the Company as necessary in the following cases.

(i)       When adjustment of the conversion amount is necessary because of consolidation of shares, a merger in which the Company is the surviving company, an absorption-type split in which the Company is the succeeding company (defined in item (11) of this paragraph; the same shall apply hereinafter), or a share exchange in which the Company is the wholly owning parent company.

(ii) When adjustment of the conversion amount is necessary because of other changes or potential changes to the number of common shares issued by the Company.

(iii)     When 2 or more events requiring adjustment of the conversion amount occur and it is necessary to consider the impact of another event for the market price used in the calculation of the post-adjustment conversion amount based on one event.

6)      When adjusting the conversion amount pursuant to the provisions of this item, the Company shall provide prior written notice to the bondholders of the reason, the pre-adjustment conversion price, the post-adjustment conversion price, the date applicable and other necessary information no later than the day before the date of application. However, notice shall be promptly provided after the date of application in cases under 2), (iv) of this item or if it is otherwise not possible to provide the aforementioned notice.

(6)	Period in which the share options can be exercised	This shall be the period from the effective date of the Merger until March 18, 2020 (or the immediately preceding business day if said date is not a business day). However, if the Company forfeits the benefit of time with regard to the bonds, this shall be until when the benefit of time is forfeited.

(7)	Other conditions for exercising the share options	Share options cannot be exercised in part

(8)	Reasons for acquisition of share options and conditions for cancellation thereof	The reasons for acquisition and conditions for acquisition shall not be defined.

(9)	Increase in capital and capital reserve when issuing shares through the exercise of share options	The amount of capital increased when issuing shares through the exercise of share options shall be 1/2 of the limit on capital increases calculated in accordance with the provisions of Article 17 of the Ordinance on Accounting of Companies, and fractions of less than one yen resulting from such calculations shall be rounded up. The amount of capital reserve increased when issuing shares through the exercise of share options shall be the amount obtained by deducting the amount of increased capital from the limit on capital increases.

(10)	Method of requesting the exercise of share options

1)      The Company’s bondholders who wish to request the exercise of share options must present the bonds with share options pertaining to the share options to be exercised on the prescribed exercise request form, state the date of the request and affix their name and seal thereto, and submit this to the location receiving requests for exercise as stated under Paragraph 16 during the exercise request period stated in item (6) of this paragraph.

2)      A bondholder who submits an exercise request form to the location receiving exercise requests may not retract this later.

3)      The exercise request shall take effect from the date the exercise request form arrives at the location receiving exercise requests.

4)      The Company shall deliver shares to share option holders pertaining to the exercise request after the exercise request takes effect by registering an increase in transferred shares in the holding section of the transfer account record in the depositary organization or account management organization specified by the share option holder.

(11)	Delivery of share options in the event of mergers, company splits, share exchanges and share transfers	In the event the Company performs an act in which it becomes a company absorbed in an absorption-type merger, a company consolidated through a consolidation-type merger, a splitting company in an absorption-type split, a splitting company in incorporation-type company split, a wholly owned subsidiary company in a share exchange, or a wholly owned subsidiary company in a share transfer (hereinafter referred to as “act of reorganization”), the Company shall, make its best effort to have the surviving company in an absorption-type merger, the company incorporated through the consolidation-type merger, the succeeding company in an absorption-type split, the company incorporated through the incorporation-type company split, the wholly owning parent company in a share exchange, or the wholly owning parent company in a share transfer (hereinafter referred to as “succeeding company”) deliver share options of the succeeding company to share option holders of the share options remaining immediately before the effective date of the act of reorganization (hereinafter referred to as “remaining share options”) in place of the remaining share options.

1)      Number of share options of the succeeding company newly delivered

This shall be the same number as the number of remaining share options held by the share option holder of the remaining share options.

2) Type of shares issued for the share options of the succeeding company These shall be common shares in the succeeding company.

3)      Number of shares issued for the share options of the succeeding company

The number of common shares of the succeeding company delivered through the exercise of the share options of the succeeding company shall be the number obtained by multiplying the number of shares issued for the share options determined in accordance with item (3) of this paragraph by the share allotment ratio determined during the act of reorganization (however, this shall be adjusted rationally as required considering the conditions of the act of reorganization, etc.).

4)      Content, amount and calculation method of property contributed when exercising the share options of the succeeding company

The property contributed when exercising one of the share options of the succeeding company shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options of the succeeding company shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

5)      Period in which the share options of the succeeding company can be exercised

From the latter of either the commencing date of the exercise period of the share options prescribed in item (6) of this paragraph or the effective date of the act of reorganization until the final day of the exercise period of the share options prescribed in the same item.

6)      Matters relevant to the transfer of share options of the succeeding company

The transfer of share options of the succeeding company shall require the approval of the succeeding company.

12	Special financial provisions (restriction on provision of security)	Only when there is an unredeemed portion of bonds with share options and the Company establishes a security interest on other convertible bonds with share options after the issue of the bonds with share options, a security interest of the same rank shall be established for the bonds with share options in accordance with the Secured Bonds Trust Act. Note that convertible bonds with share options are bonds with share options as prescribed under Article 2 Item 22 of the Companies Act, in which the contribution of the bonds pertaining to the share options when exercising the share options in accordance with Article 236 Paragraph 1 Item 3 of the Companies Act is the content of said share options.

13	Forfeiture of benefit of time

The  Company shall forfeit the benefit of time concerning the bonds in the following cases.

(1)     When the Company is in violation of Paragraph 10 or Paragraph 12, and is unable to perform or correct the matter within 30 days of receiving notice from the bondholder of the bonds with share options requesting correction thereof.

(2)     When the company has filed for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings or commencement of special liquidation proceedings, or a resolution to dissolve the Company has been passed by the Company’s board of directors (excluding mergers).

(3)     When an a ruling on commencement of bankruptcy proceedings, a ruling on commencement of civil rehabilitation proceedings a ruling on commencement of corporate reorganization proceedings or an order for commencement of special liquidation proceedings has been received by the Company.

(4)     When confidence in the Company has been seriously harmed due to being subject to filing for execution, provisional seizure, provisional disposition or auction (including public auction) of assets essential for operation of the business, or seizure as disposition of delinquency.

14	Restrictions on transfer	The transfer of bonds with share options shall require the approval of the board of directors.

15	Administrator of redemption payments (redemption payment location)	Management Division, G.taste Co., Ltd.

16	Location receiving exercise requests	Stock Transfer Agency Business Dept., Sumitomo Mitsui Trust Bank, Limited

17	Method of public notice when providing notice to bondholders	Public notices to bondholders of bonds with share options shall be made using the method prescribed by the Company’s Articles of Incorporation. However, the method of directly notifying bondholders of bonds with share options instead of placing a public notice may be used unless otherwise provided for by laws and regulations.

18	Matters relevant to bondholders meetings

(1)     Bondholders meetings for the bonds shall be convened by the Company, and public notice of the holding of the bondholders meeting for the bonds and the items prescribed under the items in Article 719 of the Companies Act shall be made at least three weeks before the date of the meeting using the method prescribed in the preceding paragraph.

(2)     Bondholders meetings for the bonds shall be held in Miyagi prefecture.

(3)     Bondholders holding 1/10 or more of the total amount of the bonds (excluding the redeemed amount) may request that a bondholders meeting for the bonds be held by submitting a document stating the agenda of the meeting and the reason for convocation to the Company.

19	Other

(1)     The Company shall take the necessary steps when necessary to replace terms in the provisions of these guidelines or take other steps due to amendment of the Companies Act or other laws.

(2)     The items above are conditional upon the notification under the Financial Instruments and Exchange Act taking effect.

(3)     In addition to the items specified above, the Company shall leave items required for the issue of the bonds with share options to the discretion of the representative director and president.

Attachment 2

G.taste Co., Ltd.

Class 10 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options)

1	Name of bonds	G.taste Co., Ltd. Class 10 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as the “bonds with share options” where the bond portion is referred to as the “bonds” and the share option portion is referred to as the “share options”.)

2	Total amount of bonds	Of the initial amount of the G.networks CO., LTD. Class 2 Unsecured Convertible Bonds with Share Options (With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as “Bonds with Share Options Prior to Transfer”) totaling 300,000,000 yen, the amount that is unredeemed at the time immediately before the merger (hereinafter referred to as the “Merger”) based on the absorption-type merger agreement concluded between the Company, G.networks CO., LTD. and SAKAI CO., LTD. on May 15, 2013 takes effect (hereinafter “time immediately preceding effect”)

3	Amount of each bond	10,000,000 yen

4	Paid-in amount for each bond	98 yen per 100 yen of face value

5	Face amount of Bonds with Share Options

The bonds with share options shall be registered, and no certificates for the bonds with share options shall be issued.

In accordance with the provisions of the main text of Paragraph 2 and the main text of Paragraph 3 of Article 254 of the Companies Act, the bonds and the share options in the bonds with share options may not be transferred separately.

6	Bond interest rate	The bonds shall not accrue interest.

7	Date of allotment of the share options	This shall be the effective date of the Merger.

8	Existence of collateral and guarantees	The bonds with share options are not secured by collateral or guarantees, and these are no particular assets withheld for the bonds with share options.

9		Non-appointment of a bond administrator	The bonds with share options meet the requirements under the proviso of Article 702 of the Companies Act and Article 169 of the Ordinance for Enforcement of the Companies Act, and no bond administrator has been appointed.

10		Method and date of redemption	An amount of 100 yen per 100 yen of face value of the bonds shall be redeemed on March 18, 2020 (hereinafter referred to as “redemption date”) (however, if the redemption date is not a bank business day in Japan (hereinafter referred to as “business day”), the bondholders of the bonds with share options are unable to receive payment of the amount to be paid on the redemption date until the immediately following business day, and shall not have the right to receive additional payment for the delay of said payment.)

11		Matters relevant to the share options

	(1)	Number of share options attached to the bonds	The number of share options attached to each bond shall be 1, and share options equal to 1 multiplied by the total number of G.networks share options owned by holders of share options stated or recorded in the G.networks share option registry at the time immediately preceding effect concerning Bonds with Share Options Prior to Transfer.

	(2)	Issue price of the share options	No payment of money is required in exchange for the share options

	(3)	Type, number and method of calculation of the shares issued for the share options	The number of common shares that shall be issued by the Company or common shares held by the Company that shall be disposed of (hereinafter issuance or disposal of common shares of the Company referred to as “delivery”) in lieu thereof due to a request to exercise the share options (hereinafter referred to as “exercise request”) shall be the maximum number obtained by dividing the total face value of the bonds pertaining to the exercise request by the conversion amount shown in item (4), 2) of this paragraph (however, this shall be the adjusted conversion amount if adjusted pursuant to the provisions of item (5) of this paragraph). However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

(4)	Content, amount and calculation method of property contributed when exercising the share options

1)      The property contributed when exercising the share options shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

2)      The amount per share used when calculating the number of common shares delivered for the exercise of the share options (hereinafter referred to as the “conversion amount”) shall be the amount obtained by dividing the conversion amount of the Bonds with Share Options Prior to Transfer valid at the time immediately preceding effect by 2 (however, this calculation shall be made in yen to two decimal place, rounding to one decimal place.)

(5)	Adjustment of the conversion amount

1)      The Company shall adjust the conversion amount using the following equation (hereinafter referred to as “conversion amount adjustment equation”) when common shares are delivered or the number of shares issued changes after the allotment of the share options for reasons shown in 2) in this item.

Post-adjustment conversion amount	=	Pre- adjustment conversion amount	x	Number of common shares already issued	+	Number of common shares delivered	x	Amount to be paid-in per share
Market price
				Number of outstanding common shares		+	Number of common shares delivered

(2)    Cases in which the conversion amount is adjusted using the conversion amount adjustment equation and the timing of the application of the adjusted conversion amount are described below.

(i)     The adjusted value when delivering the Company’s common shares for a paid-in amount less than the market price (however, excluding cases of delivery of common shares in exchange for acquisition of shares with put options issued by the Company, or cases based on requests or exercising rights for share options, bonds with share options or other securities or rights able to request the delivery of common shares) shall be applied from the day after the payment date (the final day of the payment period if a payment period has been established for subscription; hereinafter the same), or from the day of allotment to shareholders if applicable.

(ii)     If the Company’s common shares are issued due to a share split or gratis allotment of shares, the adjusted conversion amount shall apply from the day after the share split record date or the day after the record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares, and from the day after the effective date of allotment if there is no record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares or if there is allotment of the Company’s shares to shareholders (excluding common shareholders).

(iii)   When issuing shares with put options where that the Company’s common shares in exchange for their acquisition is delivered for an amount less than the market price is stipulated in 4), (ii) of this item is provided in exchange for the acquisition thereof (including gratis allotment), or when issuing share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares for an amount less than market value (including gratis allotment), the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming the Company’s common shares being delivered for the request for the conversion amount or the exercise of all share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares that have been issued, and this shall apply from the day after the payment date (allotment date for share options and bonds with share options, or effective date for gratis allotment.

          However, if there is a record date for the allotment of said rights, this shall apply from the day after said date.

          Notwithstanding the above, if the consideration for common shares delivered for such request or exercise has not been determined at the time shares with put options, share options, bonds with share options or other securities or rights are issued, the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming that the Company’s common shares have been delivered for the requests or exercise of all of the shares with put options, share options, bonds with share options or other securities or rights issued at the time of determination of the consideration, and this shall apply from the day after said consideration has been determined.

(iv)    In the transactions in (i) through (iii) above, when the record date for allotment of said rights is established and the effect of each transaction is conditional upon approval by the general shareholders’ meeting, board of directors or other company organization after said record date, this shall apply from the day after the approval date regardless of the provisions in (i) through (iii) above. In such cases, the Company’s common shares shall be delivered to share option holders who exercise the share options in the period from the day after said record date until the date of approval of said transaction according to the following equation.

Number of shares =	(Pre- adjustment conversion amount	–	Post- adjustment conversion amount)	x	Number of the Company’s common shares delivered during said period for the pre-adjustment conversion amount
Post-adjustment conversion amount

However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

3)      The conversion amount shall not be adjusted if the difference between the pre-adjustment conversion amount and the post-adjustment conversion amount as calculated using the conversion amount adjustment equation is less than 1 yen. However, when calculating the conversion amount due to the occurrence of a subsequent event requiring adjustment of the conversion amount, the amount obtained by deducting this from the pre-adjustment conversion amount may be used instead of the post-adjustment conversion amount in the conversion amount adjustment equation.

4)      Other

(i)     Calculations using the conversion amount adjustment equation shall be rounded to the nearest yen.

(ii)    The market price used in the conversion amount adjustment equation shall be the mean of the closing prices for normal trading of the Company’s common shares on the exchange for 30 trading days (excluding days with no closing price established that day) commencing 45 days before the date the post-adjustment conversion amount applies (however, this shall be the record date in cases under 2), (iv) of this item. In this case, calculation of the mean shall be calculated to two decimal places and rounded to one decimal place.

(iii)  The number of outstanding shares used in the conversion amount adjustment equation shall be the number obtained by deducting the number of the Company’s common shares held by the Company from the number of common shares issued by the Company on the record date if there is such a date or the day one month before the application of the post-adjustment conversion amount if there is no record date. Furthermore, in the cases described under 2), (ii) of this item, the number of common shares delivered used in the conversion amount adjustment equation shall not include the Company’s common shares allotted to common shares held by the Company on the record date.

5)      In addition to the adjustment of the conversion amount in 2) of this item, the conversion amount shall be adjusted by the Company as necessary in the following cases.

(i)     When adjustment of the conversion amount is necessary because of consolidation of shares, a merger in which the Company is the surviving company, an absorption-type split in which the Company is the succeeding company (defined in item (11) of this paragraph; the same shall apply hereinafter), or a share exchange in which the Company is the wholly owning parent company.

(ii)    When adjustment of the conversion amount is necessary because of other changes or potential changes to the number of common shares issued by the Company.

(iii)  When 2 or more events requiring adjustment of the conversion amount occur and it is necessary to consider the impact of another event for the market price used in the calculation of the post-adjustment conversion amount based on one event.

6)      When adjusting the conversion amount pursuant to the provisions of this item, the Company shall provide prior written notice to the bondholders of the reason, the pre-adjustment conversion price, the post-adjustment conversion price, the date applicable and other necessary information no later than the day before the date of application. However, notice shall be promptly provided after the date of application in cases under 2), (iv) of this item or if it is otherwise not possible to provide the aforementioned notice.

(6)	Period in which the share options can be exercised	This shall be the period from the effective date of the Merger until March 18, 2020 (or the immediately preceding business day if said date is not a business day). However, if the Company forfeits the benefit of time with regard to the bonds, this shall be until when the benefit of time is forfeited.

(7)	Other conditions for exercising the share options

1)      Share options cannot be exercised in part

2)      Share options cannot be exercised where the voting ratio of the shares issued by the Company or the succeeding company and held by G.communications Co., Ltd. or the succeeding company (excluding shares held through a third party) would become less than 40% due to the exercise of the Share options.

(8)	Reasons for acquisition of share options and conditions for cancellation thereof	The reasons for acquisition and conditions for acquisition shall not be defined.

(9)	Increase in capital and capital reserve when issuing shares through the exercise of share options	The amount of capital increased when issuing shares through the exercise of share options shall be 1/2 of the limit on capital increases calculated in accordance with the provisions of Article 17 of the Ordinance on Accounting of Companies, and fractions of less than one yen resulting from such calculations shall be rounded up. The amount of capital reserve increased when issuing shares through the exercise of share options shall be the amount obtained by deducting the amount of increased capital from the limit on capital increases.

(10)	Method of requesting the exercise of share options

1)      The Company’s bondholders who wish to request the exercise of share options must present the bonds with share options pertaining to the share options to be exercised on the prescribed exercise request form, state the date of the request and affix their name and seal thereto, and submit this to the location receiving requests for exercise as stated under Paragraph 16 during the exercise request period stated in item (6) of this paragraph.

2)      A bondholder who submits an exercise request form to the location receiving exercise requests may not retract this later.

3)      The exercise request shall take effect from the date the exercise request form arrives at the location receiving exercise requests.

4)      The Company shall deliver shares to share option holders pertaining to the exercise request after the exercise request takes effect by registering an increase in transferred shares in the holding section of the transfer account record in the depositary organization or account management organization specified by the share option holder.

(11)	Delivery of share options in the event of mergers, company splits, share exchanges and share transfers

In the event the Company performs an act in which it becomes a company absorbed in an absorption-type merger, a company consolidated through a consolidation-type merger, a splitting company in an absorption-type split, a splitting company in incorporation-type company split, a wholly owned subsidiary company in a share exchange, or a wholly owned subsidiary company in a share transfer (hereinafter referred to as “act of reorganization”), the Company shall, make its best effort to have the surviving company in an absorption-type merger, the company incorporated through the consolidation-type merger, the succeeding company in an absorption-type split, the company incorporated through the incorporation-type company split, the wholly owning parent company in a share exchange, or the wholly owning parent company in a share transfer (hereinafter referred to as “succeeding company”) deliver share options of the succeeding company to share option holders of the share options remaining immediately before the effective date of the act of reorganization (hereinafter referred to as “remaining share options”) in place of the remaining share options.

1)      Number of share options of the succeeding company newly delivered

         This shall be the same number as the number of remaining share options held by the share option holder of the remaining share options.

2)      Type of shares issued for the share options of the succeeding company

         These shall be common shares in the succeeding company.

3)      Number of shares issued for the share options of the succeeding company

         The number of common shares of the succeeding company delivered through the exercise of the share options of the succeeding company shall be the number obtained by multiplying the number of shares issued for the share options determined in accordance with item (3) of this paragraph by the share allotment ratio determined during the act of reorganization (however, this shall be adjusted rationally as required considering the conditions of the act of reorganization, etc.).

4)      Content, amount and calculation method of property contributed when exercising the share options of the succeeding company

         The property contributed when exercising one of the share options of the succeeding company shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options of the succeeding company shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

5)      Period in which the share options of the succeeding company can be exercised

         From the latter of either the commencing date of the exercise period of the share options prescribed in item (6) of this paragraph or the effective date of the act of reorganization until the final day of the exercise period of the share options prescribed in the same item.

6)      Matters relevant to the transfer of share options of the succeeding company

         The transfer of share options of the succeeding company shall require the approval of the succeeding company.

12	Special financial provisions (restriction on provision of security)	Only when there is an unredeemed portion of bonds with share options and the Company establishes a security interest on other convertible bonds with share options after the issue of the bonds with share options, a security interest of the same rank shall be established for the bonds with share options in accordance with the Secured Bonds Trust Act. Note that convertible bonds with share options are bonds with share options as prescribed under Article 2 Item 22 of the Companies Act, in which the contribution of the bonds pertaining to the share options when exercising the share options in accordance with Article 236 Paragraph 1 Item 3 of the Companies Act is the content of said share options.

13	Forfeiture of benefit of time

The Company shall forfeit the benefit of time concerning the bonds in the following cases.

(1)    When the Company is in violation of Paragraph 10 or Paragraph 12, and is unable to perform or correct the matter within 30 days of receiving notice from the bondholder of the bonds with share options requesting correction thereof.

(2)    When the company has filed for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings or commencement of special liquidation proceedings, or a resolution to dissolve the Company has been passed by the Company’s board of directors (excluding mergers).

(3)    When an a ruling on commencement of bankruptcy proceedings, a ruling on commencement of civil rehabilitation proceedings a ruling on commencement of corporate reorganization proceedings or an order for commencement of special liquidation proceedings has been received by the Company.

(4)    When confidence in the Company has been seriously harmed due to being subject to filing for execution, provisional seizure, provisional disposition or auction (including public auction) of assets essential for operation of the business, or seizure as disposition of delinquency.

14	Restrictions on transfer	The transfer of bonds with share options shall require the approval of the board of directors.

15	Administrator of redemption payments (redemption payment location)	Management Division, G.taste Co., Ltd.

16	Location receiving exercise requests	Stock Transfer Agency Business Dept., Sumitomo Mitsui Trust Bank, Limited

17	Method of public notice when providing notice to bondholders	Public notices to bondholders of bonds with share options shall be made using the method prescribed by the Company’s Articles of Incorporation. However, the method of directly notifying bondholders of bonds with share options instead of placing a public notice may be used unless otherwise provided for by laws and regulations.

18	Matters relevant to bondholders meetings

(1)    Bondholders meetings for the bonds shall be convened by the Company, and public notice of the holding of the bondholders meeting for the bonds and the items prescribed under the items in Article 719 of the Companies Act shall be made at least three weeks before the date of the meeting using the method prescribed in the preceding paragraph.

(2)    Bondholders meetings for the bonds shall be held in Miyagi prefecture.

(3)    Bondholders holding 1/10 or more of the total amount of the bonds (excluding the redeemed amount) may request that a bondholders meeting for the bonds be held by submitting a document stating the agenda of the meeting and the reason for convocation to the Company.

19	Other

(1)    The Company shall take the necessary steps when necessary to replace terms in the provisions of these guidelines or take other steps due to amendment of the Companies Act or other laws.

(2)    The items above are conditional upon the notification under the Financial Instruments and Exchange Act taking effect.

(3)    In addition to the items specified above, the Company shall leave items required for the issue of the bonds with share options to the discretion of the representative director and president.

Attachment 3

G.taste Co., Ltd.

Class 11 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options)

1	Name of bonds

G.taste Co., Ltd. Class 11 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as the “bonds with share options” where the bond portion is referred to as the “bonds” and the share option portion is referred to as the “share options”.)

2	Total amount of bonds	Of the initial amount of the G.networks CO., LTD. Class 3 Unsecured Convertible Bonds with Share Options (With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as “Bonds with Share Options Prior to Transfer”) totaling 300,000,000 yen, the amount that is unredeemed at the time immediately before the merger (hereinafter referred to as the “Merger”) based on the absorption-type merger agreement concluded between the Company, G.networks CO., LTD. and SAKAI CO., LTD. on May 15, 2013 takes effect (hereinafter “time immediately preceding effect”)

3	Amount of each bond	10,000,000 yen

4	Paid-in amount for each bond	98 yen per 100 yen of face value

5	Face amount of Bonds with Share Options

The bonds with share options shall be registered, and no certificates for the bonds with share options shall be issued.

In accordance with the provisions of the main text of Paragraph 2 and the main text of Paragraph 3 of Article 254 of the Companies Act, the bonds and the share options in the bonds with share options may not be transferred separately.

6	Bond interest rate	The bonds shall not accrue interest.

7	Date of allotment of the share options	This shall be the effective date of the Merger.

8	Existence of collateral and guarantees	The bonds with share options are not secured by collateral or guarantees, and these are no particular assets withheld for the bonds with share options.

9		Non-appointment of a bond administrator	The bonds with share options meet the requirements under the proviso of Article 702 of the Companies Act and Article 169 of the Ordinance for Enforcement of the Companies Act, and no bond administrator has been appointed.

10		Method and date of redemption	An amount of 100 yen per 100 yen of face value of the bonds shall be redeemed on March 18, 2020 (hereinafter referred to as “redemption date”) (however, if the redemption date is not a bank business day in Japan (hereinafter referred to as “business day”), the bondholders of the bonds with share options are unable to receive payment of the amount to be paid on the redemption date until the immediately following business day, and shall not have the right to receive additional payment for the delay of said payment.)

11		Matters relevant to the share options

	(1)	Number of share options attached to the bonds	The number of share options attached to each bond shall be 1, and share options equal to 1 multiplied by the total number of G.networks share options owned by holders of share options stated or recorded in the G.networks share option registry at the time immediately preceding effect concerning Bonds with Share Options Prior to Transfer.

	(2)	Issue price of the share options	No payment of money is required in exchange for the share options

	(3)	Type, number and method of calculation of the shares issued for the share options	The number of common shares that shall be issued by the Company or common shares held by the Company that shall be disposed of (hereinafter issuance or disposal of common shares of the Company referred to as “delivery”) in lieu thereof due to a request to exercise the share options (hereinafter referred to as “exercise request”) shall be the maximum number obtained by dividing the total face value of the bonds pertaining to the exercise request by the conversion amount shown in item (4), 2) of this paragraph (however, this shall be the adjusted conversion amount if adjusted pursuant to the provisions of item (5) of this paragraph). However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

(4)	Content, amount and calculation method of property contributed when exercising the share options

1)      The property contributed when exercising the share options shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

2)      The amount per share used when calculating the number of common shares delivered for the exercise of the share options (hereinafter referred to as the “conversion amount”) shall be the amount obtained by dividing the conversion amount of the Bonds with Share Options Prior to Transfer valid at the time immediately preceding effect by 2 (however, this calculation shall be made in yen to two decimal place, rounding to one decimal place.)

(5)	Adjustment of the conversion amount

1)      The Company shall adjust the conversion amount using the following equation (hereinafter referred to as “conversion amount adjustment equation”) when common shares are delivered or the number of shares issued changes after the allotment of the share options for reasons shown in 2) in this item.

Post-adjustment conversion amount	=	Pre- adjustment conversion amount	x	Number of common shares already issued	+	Number of common shares delivered	x	Amount to be paid-in per share
Market price
				Number of outstanding common shares		+	Number of common shares delivered

(2)    Cases in which the conversion amount is adjusted using the conversion amount adjustment equation and the timing of the application of the adjusted conversion amount are described below.

(i)     The adjusted value when delivering the Company’s common shares for a paid-in amount less than the market price (however, excluding cases of delivery of common shares in exchange for acquisition of shares with put options issued by the Company, or cases based on requests or exercising rights for share options, bonds with share options or other securities or rights able to request the delivery of common shares) shall be applied from the day after the payment date (the final day of the payment period if a payment period has been established for subscription; hereinafter the same), or from the day of allotment to shareholders if applicable.

(ii)    If the Company’s common shares are issued due to a share split or gratis allotment of shares, the adjusted conversion amount shall apply from the day after the share split record date or the day after the record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares, and from the day after the effective date of allotment if there is no record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares or if there is allotment of the Company’s shares to shareholders (excluding common shareholders).

(iii)  When issuing shares with put options where that the Company’s common shares in exchange for their acquisition is delivered for an amount less than the market price is stipulated in 4), (ii) of this item is provided in exchange for the acquisition thereof (including gratis allotment), or when issuing share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares for an amount less than market value (including gratis allotment), the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming the Company’s common shares being delivered for the request for the conversion amount or the exercise of all share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares that have been issued, and this shall apply from the day after the payment date (allotment date for share options and bonds with share options, or effective date for gratis allotment.

However, if there is a record date for the allotment of said rights, this shall apply from the day after said date.

Notwithstanding the above, if the consideration for common shares delivered for such request or exercise has not been determined at the time shares with put options, share options, bonds with share options or other securities or rights are issued, the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming that the Company’s common shares have been delivered for the requests or exercise of all of the shares with put options, share options, bonds with share options or other securities or rights issued at the time of determination of the consideration, and this shall apply from the day after said consideration has been determined.

(iv)      In the transactions in (i) through (iii) above, when the record date for allotment of said rights is established and the effect of each transaction is conditional upon approval by the general shareholders’ meeting, board of directors or other company organization after said record date, this shall apply from the day after the approval date regardless of the provisions in (i) through (iii) above. In such cases, the Company’s common shares shall be delivered to share option holders who exercise the share options in the period from the day after said record date until the date of approval of said transaction according to the following equation.

Number of shares =	(Pre- adjustment conversion amount	–	Post- adjustment conversion amount)	x	Number of the Company’s common shares delivered during said period for the pre-adjustment conversion amount
Post-adjustment conversion amount

However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

3)      The conversion amount shall not be adjusted if the difference between the pre-adjustment conversion amount and the post-adjustment conversion amount as calculated using the conversion amount adjustment equation is less than 1 yen. However, when calculating the conversion amount due to the occurrence of a subsequent event requiring adjustment of the conversion amount, the amount obtained by deducting this from the pre-adjustment conversion amount may be used instead of the post-adjustment conversion amount in the conversion amount adjustment equation.

4)      Other

(i)     Calculations using the conversion amount adjustment equation shall be rounded to the nearest yen.

(ii)    The market price used in the conversion amount adjustment equation shall be the mean of the closing prices for normal trading of the Company’s common shares on the exchange for 30 trading days (excluding days with no closing price established that day) commencing 45 days before the date the post-adjustment conversion amount applies (however, this shall be the record date in cases under 2), (iv) of this item. In this case, calculation of the mean shall be calculated to two decimal places and rounded to one decimal place.

(iii)  The number of outstanding shares used in the conversion amount adjustment equation shall be the number obtained by deducting the number of the Company’s common shares held by the Company from the number of common shares issued by the Company on the record date if there is such a date or the day one month before the application of the post-adjustment conversion amount if there is no record date. Furthermore, in the cases described under 2), (ii) of this item, the number of common shares delivered used in the conversion amount adjustment equation shall not include the Company’s common shares allotted to common shares held by the Company on the record date.

5)      In addition to the adjustment of the conversion amount in 2) of this item, the conversion amount shall be adjusted by the Company as necessary in the following cases.

(i)     When adjustment of the conversion amount is necessary because of consolidation of shares, a merger in which the Company is the surviving company, an absorption-type split in which the Company is the succeeding company (defined in item (11) of this paragraph; the same shall apply hereinafter), or a share exchange in which the Company is the wholly owning parent company.

(ii)    When adjustment of the conversion amount is necessary because of other changes or potential changes to the number of common shares issued by the Company.

(iii)  When 2 or more events requiring adjustment of the conversion amount occur and it is necessary to consider the impact of another event for the market price used in the calculation of the post-adjustment conversion amount based on one event.

6)      When adjusting the conversion amount pursuant to the provisions of this item, the Company shall provide prior written notice to the bondholders of the reason, the pre-adjustment conversion price, the post-adjustment conversion price, the date applicable and other necessary information no later than the day before the date of application. However, notice shall be promptly provided after the date of application in cases under 2), (iv) of this item or if it is otherwise not possible to provide the aforementioned notice.

(6)	Period in which the share options can be exercised	This shall be the period from March 18, 2014 until March 18, 2020 (or the immediately preceding business day if said date is not a business day). However, if the Company forfeits the benefit of time with regard to the bonds, this shall be until when the benefit of time is forfeited.

(7)	Other conditions for exercising the share options

1)      Share options cannot be exercised in part

2)      Share options cannot be exercised where the voting ratio of the shares issued by the Company or the succeeding company and held by G.communications Co., Ltd. or the succeeding company (excluding shares held through a third party) would become less than 40% due to the exercise of the Share options.

(8)	Reasons for acquisition of share options and conditions for cancellation thereof	The reasons for acquisition and conditions for acquisition shall not be defined.

(9)	Increase in capital and capital reserve when issuing shares through the exercise of share options	The amount of capital increased when issuing shares through the exercise of share options shall be 1/2 of the limit on capital increases calculated in accordance with the provisions of Article 17 of the Ordinance on Accounting of Companies, and fractions of less than one yen resulting from such calculations shall be rounded up. The amount of capital reserve increased when issuing shares through the exercise of share options shall be the amount obtained by deducting the amount of increased capital from the limit on capital increases.

(10)	Method of requesting the exercise of share options

1)      The Company’s bondholders who wish to request the exercise of share options must present the bonds with share options pertaining to the share options to be exercised on the prescribed exercise request form, state the date of the request and affix their name and seal thereto, and submit this to the location receiving requests for exercise as stated under Paragraph 16 during the exercise request period stated in item (6) of this paragraph.

2)      A bondholder who submits an exercise request form to the location receiving exercise requests may not retract this later.

3)      The exercise request shall take effect from the date the exercise request form arrives at the location receiving exercise requests.

4)      The Company shall deliver shares to share option holders pertaining to the exercise request after the exercise request takes effect by registering an increase in transferred shares in the holding section of the transfer account record in the depositary organization or account management organization specified by the share option holder.

(11)	Delivery of share options in the event of mergers, company splits, share exchanges and share transfers

In the event the Company performs an act in which it becomes a company absorbed in an absorption-type merger, a company consolidated through a consolidation-type merger, a splitting company in an absorption-type split, a splitting company in incorporation-type company split, a wholly owned subsidiary company in a share exchange, or a wholly owned subsidiary company in a share transfer (hereinafter referred to as “act of reorganization”), the Company shall, make its best effort to have the surviving company in an absorption-type merger, the company incorporated through the consolidation-type merger, the succeeding company in an absorption-type split, the company incorporated through the incorporation-type company split, the wholly owning parent company in a share exchange, or the wholly owning parent company in a share transfer (hereinafter referred to as “succeeding company”) deliver share options of the succeeding company to share option holders of the share options remaining immediately before the effective date of the act of reorganization (hereinafter referred to as “remaining share options”) in place of the remaining share options.

1)      Number of share options of the succeeding company newly delivered

This shall be the same number as the number of remaining share options held by the share option holder of the remaining share options.

2)      Type of shares issued for the share options of the succeeding company

These shall be common shares in the succeeding company.

3)      Number of shares issued for the share options of the succeeding company

The number of common shares of the succeeding company delivered through the exercise of the share options of the succeeding company shall be the number obtained by multiplying the number of shares issued for the share options determined in accordance with item (3) of this paragraph by the share allotment ratio determined during the act of reorganization (however, this shall be adjusted rationally as required considering the conditions of the act of reorganization, etc.).

4)      Content, amount and calculation method of property contributed when exercising the share options of the succeeding company

The property contributed when exercising one of the share options of the succeeding company shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options of the succeeding company shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

5)      Period in which the share options of the succeeding company can be exercised

From the latter of either the commencing date of the exercise period of the share options prescribed in item (6) of this paragraph or the effective date of the act of reorganization until the final day of the exercise period of the share options prescribed in the same item.

6)      Matters relevant to the transfer of share options of the succeeding company

The transfer of share options of the succeeding company shall require the approval of the succeeding company.

12	Special financial provisions (restriction on provision of security)	Only when there is an unredeemed portion of bonds with share options and the Company establishes a security interest on other convertible bonds with share options after the issue of the bonds with share options, a security interest of the same rank shall be established for the bonds with share options in accordance with the Secured Bonds Trust Act. Note that convertible bonds with share options are bonds with share options as prescribed under Article 2 Item 22 of the Companies Act, in which the contribution of the bonds pertaining to the share options when exercising the share options in accordance with Article 236 Paragraph 1 Item 3 of the Companies Act is the content of said share options.

13	Forfeiture of benefit of time

The Company shall forfeit the benefit of time concerning the bonds in the following cases.

(1)    When the Company is in violation of Paragraph 10 or Paragraph 12, and is unable to perform or correct the matter within 30 days of receiving notice from the bondholder of the bonds with share options requesting correction thereof.

(2)    When the company has filed for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings or commencement of special liquidation proceedings, or a resolution to dissolve the Company has been passed by the Company’s board of directors (excluding mergers).

(3)    When an a ruling on commencement of bankruptcy proceedings, a ruling on commencement of civil rehabilitation proceedings a ruling on commencement of corporate reorganization proceedings or an order for commencement of special liquidation proceedings has been received by the Company.

(4)    When confidence in the Company has been seriously harmed due to being subject to filing for execution, provisional seizure, provisional disposition or auction (including public auction) of assets essential for operation of the business, or seizure as disposition of delinquency.

14	Restrictions on transfer	The transfer of bonds with share options shall require the approval of the board of directors.

15	Administrator of redemption payments (redemption payment location)	Management Division, G.taste Co., Ltd.

16	Location receiving exercise requests	Stock Transfer Agency Business Dept., Sumitomo Mitsui Trust Bank, Limited

17	Method of public notice when providing notice to bondholders	Public notices to bondholders of bonds with share options shall be made using the method prescribed by the Company’s Articles of Incorporation. However, the method of directly notifying bondholders of bonds with share options instead of placing a public notice may be used unless otherwise provided for by laws and regulations.

18	Matters relevant to bondholders meetings

(1)    Bondholders meetings for the bonds shall be convened by the Company, and public notice of the holding of the bondholders meeting for the bonds and the items prescribed under the items in Article 719 of the Companies Act shall be made at least three weeks before the date of the meeting using the method prescribed in the preceding paragraph.

(2)    Bondholders meetings for the bonds shall be held in Miyagi prefecture.

(3)    Bondholders holding 1/10 or more of the total amount of the bonds (excluding the redeemed amount) may request that a bondholders meeting for the bonds be held by submitting a document stating the agenda of the meeting and the reason for convocation to the Company.

19	Other

(1)    The Company shall take the necessary steps when necessary to replace terms in the provisions of these guidelines or take other steps due to amendment of the Companies Act or other laws.

(2)    The items above are conditional upon the notification under the Financial Instruments and Exchange Act taking effect.

(3)    In addition to the items specified above, the Company shall leave items required for the issue of the bonds with share options to the discretion of the representative director and president.

Attachment 4

G.taste Co., Ltd.

Class 12 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options)

1	Name of bonds

G.taste Co., Ltd. Class 12 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as the “bonds with share options” where the bond portion is referred to as the “bonds” and the share option portion is referred to as the “share options”.)

2	Total amount of bonds	Of the initial amount of the SAKAI CO., LTD. Class 2 Unsecured Convertible Bonds with Share Options (With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as “Bonds with Share Options Prior to Transfer”) totaling 300,000,000 yen, the amount that is unredeemed at the time immediately before the merger (hereinafter referred to as the “Merger”) based on the absorption-type merger agreement concluded between the Company, G.networks CO., LTD. and SAKAI CO., LTD. on May 15, 2013 takes effect (hereinafter “time immediately preceding effect”)

3	Amount of each bond	10,000,000 yen

4	Paid-in amount for each bond	98 yen per 100 yen of face value

5	Face amount of Bonds with Share Options

The bonds with share options shall be registered, and no certificates for the bonds with share options shall be issued.

In accordance with the provisions of the main text of Paragraph 2 and the main text of Paragraph 3 of Article 254 of the Companies Act, the bonds and the share options in the bonds with share options may not be transferred separately.

6	Bond interest rate	The bonds shall not accrue interest.

7	Date of allotment of the share options	This shall be the effective date of the Merger.

8	Existence of collateral and guarantees	The bonds with share options are not secured by collateral or guarantees, and these are no particular assets withheld for the bonds with share options.

9		Non-appointment of a bond administrator	The bonds with share options meet the requirements under the proviso of Article 702 of the Companies Act and Article 169 of the Ordinance for Enforcement of the Companies Act, and no bond administrator has been appointed.

10		Method and date of redemption	An amount of 100 yen per 100 yen of face value of the bonds shall be redeemed on March 18, 2020 (hereinafter referred to as “redemption date”) (however, if the redemption date is not a bank business day in Japan (hereinafter referred to as “business day”), the bondholders of the bonds with share options are unable to receive payment of the amount to be paid on the redemption date until the immediately following business day, and shall not have the right to receive additional payment for the delay of said payment.)

11		Matters relevant to the share options

	(1)	Number of share options attached to the bonds	The number of share options attached to each bond shall be 1, and share options equal to 1 multiplied by the total number of SAKAI share options owned by holders of share options stated or recorded in the SAKAI share option registry at the time immediately preceding effect concerning Bonds with Share Options Prior to Transfer.

	(2)	Issue price of the share options	No payment of money is required in exchange for the share options

	(3)	Type, number and method of calculation of the shares issued for the share options	The number of common shares that shall be issued by the Company or common shares held by the Company that shall be disposed of (hereinafter issuance or disposal of common shares of the Company referred to as “delivery”) in lieu thereof due to a request to exercise the share options (hereinafter referred to as “exercise request”) shall be the maximum number obtained by dividing the total face value of the bonds pertaining to the exercise request by the conversion amount shown in item (4), 2) of this paragraph (however, this shall be the adjusted conversion amount if adjusted pursuant to the provisions of item (5) of this paragraph). However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

(4)	Content, amount and calculation method of property contributed when exercising the share options

1)      The property contributed when exercising the share options shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

2)      The amount per share used when calculating the number of common shares delivered for the exercise of the share options (hereinafter referred to as the “conversion amount”) shall be the amount obtained by dividing the conversion amount of the Bonds with Share Options Prior to Transfer valid at the time immediately preceding effect by 2 (however, this calculation shall be made in yen to two decimal place, rounding to one decimal place.)

(5)	Adjustment of the conversion amount

1)      The Company shall adjust the conversion amount using the following equation (hereinafter referred to as “conversion amount adjustment equation”) when common shares are delivered or the number of shares issued changes after the allotment of the share options for reasons shown in 2) in this item.

Post-adjustment conversion amount	=	Pre- adjustment conversion amount	x	Number of common shares already issued	+	Number of common shares delivered	x	Amount to be paid-in per share
Market price
				Number of outstanding common shares		+	Number of common shares delivered

(2)    Cases in which the conversion amount is adjusted using the conversion amount adjustment equation and the timing of the application of the adjusted conversion amount are described below.

(i)     The adjusted value when delivering the Company’s common shares for a paid-in amount less than the market price (however, excluding cases of delivery of common shares in exchange for acquisition of shares with put options issued by the Company, or cases based on requests or exercising rights for share options, bonds with share options or other securities or rights able to request the delivery of common shares) shall be applied from the day after the payment date (the final day of the payment period if a payment period has been established for subscription; hereinafter the same), or from the day of allotment to shareholders if applicable.

(ii)    If the Company’s common shares are issued due to a share split or gratis allotment of shares, the adjusted conversion amount shall apply from the day after the share split record date or the day after the record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares, and from the day after the effective date of allotment if there is no record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares or if there is allotment of the Company’s shares to shareholders (excluding common shareholders).

(iii)     When issuing shares with put options where that the Company’s common shares in exchange for their acquisition is delivered for an amount less than the market price is stipulated in 4), (ii) of this item is provided in exchange for the acquisition thereof (including gratis allotment), or when issuing share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares for an amount less than market value (including gratis allotment), the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming the Company’s common shares being delivered for the request for the conversion amount or the exercise of all share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares that have been issued, and this shall apply from the day after the payment date (allotment date for share options and bonds with share options, or effective date for gratis allotment.

            However, if there is a record date for the allotment of said rights, this shall apply from the day after said date.

            Notwithstanding the above, if the consideration for common shares delivered for such request or exercise has not been determined at the time shares with put options, share options, bonds with share options or other securities or rights are issued, the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming that the Company’s common shares have been delivered for the requests or exercise of all of the shares with put options, share options, bonds with share options or other securities or rights issued at the time of determination of the consideration, and this shall apply from the day after said consideration has been determined.

(iv)      In the transactions in (i) through (iii) above, when the record date for allotment of said rights is established and the effect of each transaction is conditional upon approval by the general shareholders’ meeting, board of directors or other company organization after said record date, this shall apply from the day after the approval date regardless of the provisions in (i) through (iii) above. In such cases, the Company’s common shares shall be delivered to share option holders who exercise the share options in the period from the day after said record date until the date of approval of said transaction according to the following equation.

Number of shares =	(Pre- adjustment conversion amount	–	Post- adjustment conversion amount)	x	Number of the Company’s common shares delivered during said period for the pre-adjustment conversion amount
Post-adjustment conversion amount

However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

3)      The conversion amount shall not be adjusted if the difference between the pre-adjustment conversion amount and the post-adjustment conversion amount as calculated using the conversion amount adjustment equation is less than 1 yen. However, when calculating the conversion amount due to the occurrence of a subsequent event requiring adjustment of the conversion amount, the amount obtained by deducting this from the pre-adjustment conversion amount may be used instead of the post-adjustment conversion amount in the conversion amount adjustment equation.

4)      Other

(i)     Calculations using the conversion amount adjustment equation shall be rounded to the nearest yen.

(ii)    The market price used in the conversion amount adjustment equation shall be the mean of the closing prices for normal trading of the Company’s common shares on the exchange for 30 trading days (excluding days with no closing price established that day) commencing 45 days before the date the post-adjustment conversion amount applies (however, this shall be the record date in cases under 2), (iv) of this item. In this case, calculation of the mean shall be calculated to two decimal places and rounded to one decimal place.

(iii)     The number of outstanding shares used in the conversion amount adjustment equation shall be the number obtained by deducting the number of the Company’s common shares held by the Company from the number of common shares issued by the Company on the record date if there is such a date or the day one month before the application of the post-adjustment conversion amount if there is no record date. Furthermore, in the cases described under 2), (ii) of this item, the number of common shares delivered used in the conversion amount adjustment equation shall not include the Company’s common shares allotted to common shares held by the Company on the record date.

5) In addition to the adjustment of the conversion amount in 2) of this item, the conversion amount shall be adjusted by the Company as necessary in the following cases.

(i)       When adjustment of the conversion amount is necessary because of consolidation of shares, a merger in which the Company is the surviving company, an absorption-type split in which the Company is the succeeding company (defined in item (11) of this paragraph; the same shall apply hereinafter), or a share exchange in which the Company is the wholly owning parent company.

(ii) When adjustment of the conversion amount is necessary because of other changes or potential changes to the number of common shares issued by the Company.

(iii)     When 2 or more events requiring adjustment of the conversion amount occur and it is necessary to consider the impact of another event for the market price used in the calculation of the post-adjustment conversion amount based on one event.

6)      When adjusting the conversion amount pursuant to the provisions of this item, the Company shall provide prior written notice to the bondholders of the reason, the pre-adjustment conversion price, the post-adjustment conversion price, the date applicable and other necessary information no later than the day before the date of application. However, notice shall be promptly provided after the date of application in cases under 2), (iv) of this item or if it is otherwise not possible to provide the aforementioned notice.

(6)	Period in which the share options can be exercised	This shall be the period from the effective date of the Merger until March 18, 2020 (or the immediately preceding business day if said date is not a business day). However, if the Company forfeits the benefit of time with regard to the bonds, this shall be until when the benefit of time is forfeited.

(7)	Other conditions for exercising the share options	Share options cannot be exercised in part

(8)	Reasons for acquisition of share options and conditions for cancellation thereof	The reasons for acquisition and conditions for acquisition shall not be defined.

(9)	Increase in capital and capital reserve when issuing shares through the exercise of share options	The amount of capital increased when issuing shares through the exercise of share options shall be 1/2 of the limit on capital increases calculated in accordance with the provisions of Article 17 of the Ordinance on Accounting of Companies, and fractions of less than one yen resulting from such calculations shall be rounded up. The amount of capital reserve increased when issuing shares through the exercise of share options shall be the amount obtained by deducting the amount of increased capital from the limit on capital increases.

(10)	Method of requesting the exercise of share options

1)      The Company’s bondholders who wish to request the exercise of share options must present the bonds with share options pertaining to the share options to be exercised on the prescribed exercise request form, state the date of the request and affix their name and seal thereto, and submit this to the location receiving requests for exercise as stated under Paragraph 16 during the exercise request period stated in item (6) of this paragraph.

2)      A bondholder who submits an exercise request form to the location receiving exercise requests may not retract this later.

3)      The exercise request shall take effect from the date the exercise request form arrives at the location receiving exercise requests.

4)      The Company shall deliver shares to share option holders pertaining to the exercise request after the exercise request takes effect by registering an increase in transferred shares in the holding section of the transfer account record in the depositary organization or account management organization specified by the share option holder.

(11)	Delivery of share options in the event of mergers, company splits, share exchanges and share transfers

In the event the Company performs an act in which it becomes a company absorbed in an absorption-type merger, a company consolidated through a consolidation-type merger, a splitting company in an absorption-type split, a splitting company in incorporation-type company split, a wholly owned subsidiary company in a share exchange, or a wholly owned subsidiary company in a share transfer (hereinafter referred to as “act of reorganization”), the Company shall, make its best effort to have the surviving company in an absorption-type merger, the company incorporated through the consolidation-type merger, the succeeding company in an absorption-type split, the company incorporated through the incorporation-type company split, the wholly owning parent company in a share exchange, or the wholly owning parent company in a share transfer (hereinafter referred to as “succeeding company”) deliver share options of the succeeding company to share option holders of the share options remaining immediately before the effective date of the act of reorganization (hereinafter referred to as “remaining share options”) in place of the remaining share options.

1)      Number of share options of the succeeding company newly delivered

This shall be the same number as the number of remaining share options held by the share option holder of the remaining share options.

2)      Type of shares issued for the share options of the succeeding company

These shall be common shares in the succeeding company.

3)      Number of shares issued for the share options of the succeeding company

The number of common shares of the succeeding company delivered through the exercise of the share options of the succeeding company shall be the number obtained by multiplying the number of shares issued for the share options determined in accordance with item (3) of this paragraph by the share allotment ratio determined during the act of reorganization (however, this shall be adjusted rationally as required considering the conditions of the act of reorganization, etc.).

4)      Content, amount and calculation method of property contributed when exercising the share options of the succeeding company

The property contributed when exercising one of the share options of the succeeding company shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options of the succeeding company shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

5)      Period in which the share options of the succeeding company can be exercised

From the latter of either the commencing date of the exercise period of the share options prescribed in item (6) of this paragraph or the effective date of the act of reorganization until the final day of the exercise period of the share options prescribed in the same item.

6)      Matters relevant to the transfer of share options of the succeeding company

The transfer of share options of the succeeding company shall require the approval of the succeeding company.

12	Special financial provisions (restriction on provision of security)	Only when there is an unredeemed portion of bonds with share options and the Company establishes a security interest on other convertible bonds with share options after the issue of the bonds with share options, a security interest of the same rank shall be established for the bonds with share options in accordance with the Secured Bonds Trust Act. Note that convertible bonds with share options are bonds with share options as prescribed under Article 2 Item 22 of the Companies Act, in which the contribution of the bonds pertaining to the share options when exercising the share options in accordance with Article 236 Paragraph 1 Item 3 of the Companies Act is the content of said share options.

13	Forfeiture of benefit of time	The Company shall forfeit the benefit of time concerning the bonds in the following cases.

(1)      When the Company is in violation of Paragraph 10 or Paragraph 12, and is unable to perform or correct the matter within 30 days of receiving notice from the bondholder of the bonds with share options requesting correction thereof.

(2)      When the company has filed for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings or commencement of special liquidation proceedings, or a resolution to dissolve the Company has been passed by the Company’s board of directors (excluding mergers).

(3)      When an a ruling on commencement of bankruptcy proceedings, a ruling on commencement of civil rehabilitation proceedings a ruling on commencement of corporate reorganization proceedings or an order for commencement of special liquidation proceedings has been received by the Company.

(4)      When confidence in the Company has been seriously harmed due to being subject to filing for execution, provisional seizure, provisional disposition or auction (including public auction) of assets essential for operation of the business, or seizure as disposition of delinquency.

14	Restrictions on transfer	The transfer of bonds with share options shall require the approval of the board of directors.

15	Administrator of redemption payments (redemption payment location)	Management Division, G.taste Co., Ltd.

16	Location receiving exercise requests	Stock Transfer Agency Business Dept., Sumitomo Mitsui Trust Bank, Limited

17	Method of public notice when providing notice to bondholders	Public notices to bondholders of bonds with share options shall be made using the method prescribed by the Company’s Articles of Incorporation. However, the method of directly notifying bondholders of bonds with share options instead of placing a public notice may be used unless otherwise provided for by laws and regulations.

18	Matters relevant to bondholders meetings

(1)     Bondholders meetings for the bonds shall be convened by the Company, and public notice of the holding of the bondholders meeting for the bonds and the items prescribed under the items in Article 719 of the Companies Act shall be made at least three weeks before the date of the meeting using the method prescribed in the preceding paragraph.

(2)     Bondholders meetings for the bonds shall be held in Miyagi prefecture.

(3)     Bondholders holding 1/10 or more of the total amount of the bonds (excluding the redeemed amount) may request that a bondholders meeting for the bonds be held by submitting a document stating the agenda of the meeting and the reason for convocation to the Company.

19	Other

(1)     The Company shall take the necessary steps when necessary to replace terms in the provisions of these guidelines or take other steps due to amendment of the Companies Act or other laws.

(2)     The items above are conditional upon the notification under the Financial Instruments and Exchange Act taking effect.

(3)     In addition to the items specified above, the Company shall leave items required for the issue of the bonds with share options to the discretion of the representative director and president.

Attachment 5

G.taste Co., Ltd.

Class 13 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options)

1	Name of bonds

G.taste Co., Ltd. Class 13 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as the “bonds with share options” where the bond portion is referred to as the “bonds” and the share option portion is referred to as the “share options”.)

2	Total amount of bonds	Of the initial amount of the SAKAI CO., LTD. Class 3 Unsecured Convertible Bonds with Share Options (With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as “Bonds with Share Options Prior to Transfer”) totaling 300,000,000 yen, the amount that is unredeemed at the time immediately before the merger (hereinafter referred to as the “Merger”) based on the absorption-type merger agreement concluded between the Company, G.networks CO., LTD. and SAKAI CO., LTD. on May 15, 2013 takes effect (hereinafter “time immediately preceding effect”)

3	Amount of each bond	10,000,000 yen

4	Paid-in amount for each bond	98 yen per 100 yen of face value

5	Face amount of Bonds with Share Options

The bonds with share options shall be registered, and no certificates for the bonds with share options shall be issued.

In accordance with the provisions of the main text of Paragraph 2 and the main text of Paragraph 3 of Article 254 of the Companies Act, the bonds and the share options in the bonds with share options may not be transferred separately.

6	Bond interest rate	The bonds shall not accrue interest.

7	Date of allotment of the share options	This shall be the effective date of the Merger.

8	Existence of collateral and guarantees	The bonds with share options are not secured by collateral or guarantees, and these are no particular assets withheld for the bonds with share options.

9		Non-appointment of a bond administrator	The bonds with share options meet the requirements under the proviso of Article 702 of the Companies Act and Article 169 of the Ordinance for Enforcement of the Companies Act, and no bond administrator has been appointed.

10		Method and date of redemption	An amount of 100 yen per 100 yen of face value of the bonds shall be redeemed on March 18, 2020 (hereinafter referred to as “redemption date”) (however, if the redemption date is not a bank business day in Japan (hereinafter referred to as “business day”), the bondholders of the bonds with share options are unable to receive payment of the amount to be paid on the redemption date until the immediately following business day, and shall not have the right to receive additional payment for the delay of said payment.)

11		Matters relevant to the share options

	(1)	Number of share options attached to the bonds	The number of share options attached to each bond shall be 1, and share options equal to 1 multiplied by the total number of SAKAI share options owned by holders of share options stated or recorded in the SAKAI share option registry at the time immediately preceding effect concerning Bonds with Share Options Prior to Transfer.

	(2)	Issue price of the share options	No payment of money is required in exchange for the share options

	(3)	Type, number and method of calculation of the shares issued for the share options	The number of common shares that shall be issued by the Company or common shares held by the Company that shall be disposed of (hereinafter issuance or disposal of common shares of the Company referred to as “delivery”) in lieu thereof due to a request to exercise the share options (hereinafter referred to as “exercise request”) shall be the maximum number obtained by dividing the total face value of the bonds pertaining to the exercise request by the conversion amount shown in item (4), 2) of this paragraph (however, this shall be the adjusted conversion amount if adjusted pursuant to the provisions of item (5) of this paragraph). However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

(4)	Content, amount and calculation method of property contributed when exercising the share options

1)      The property contributed when exercising the share options shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

2)      The amount per share used when calculating the number of common shares delivered for the exercise of the share options (hereinafter referred to as the “conversion amount”) shall be the amount obtained by dividing the conversion amount of the Bonds with Share Options Prior to Transfer valid at the time immediately preceding effect by 2 (however, this calculation shall be made in yen to two decimal place, rounding to one decimal place.)

(5)	Adjustment of the conversion amount

1)      The Company shall adjust the conversion amount using the following equation (hereinafter referred to as “conversion amount adjustment equation”) when common shares are delivered or the number of shares issued changes after the allotment of the share options for reasons shown in 2) in this item.

Post-adjustment conversion amount	=	Pre- adjustment conversion amount	x	Number of common shares already issued	+	Number of common shares delivered	x	Amount to be paid-in per share
Market price
				Number of outstanding common shares		+	Number of common shares delivered

(2)    Cases in which the conversion amount is adjusted using the conversion amount adjustment equation and the timing of the application of the adjusted conversion amount are described below.

(i)     The adjusted value when delivering the Company’s common shares for a paid-in amount less than the market price (however, excluding cases of delivery of common shares in exchange for acquisition of shares with put options issued by the Company, or cases based on requests or exercising rights for share options, bonds with share options or other securities or rights able to request the delivery of common shares) shall be applied from the day after the payment date (the final day of the payment period if a payment period has been established for subscription; hereinafter the same), or from the day of allotment to shareholders if applicable.

(ii)    If the Company’s common shares are issued due to a share split or gratis allotment of shares, the adjusted conversion amount shall apply from the day after the share split record date or the day after the record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares, and from the day after the effective date of allotment if there is no record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares or if there is allotment of the Company’s shares to shareholders (excluding common shareholders).

(iii)   When issuing shares with put options where that the Company’s common shares in exchange for their acquisition is delivered for an amount less than the market price is stipulated in 4), (ii) of this item is provided in exchange for the acquisition thereof (including gratis allotment), or when issuing share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares for an amount less than market value (including gratis allotment), the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming the Company’s common shares being delivered for the request for the conversion amount or the exercise of all share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares that have been issued, and this shall apply from the day after the payment date (allotment date for share options and bonds with share options, or effective date for gratis allotment.

However, if there is a record date for the allotment of said rights, this shall apply from the day after said date.

Notwithstanding the above, if the consideration for common shares delivered for such request or exercise has not been determined at the time shares with put options, share options, bonds with share options or other securities or rights are issued, the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming that the Company’s common shares have been delivered for the requests or exercise of all of the shares with put options, share options, bonds with share options or other securities or rights issued at the time of determination of the consideration, and this shall apply from the day after said consideration has been determined.

(iv)    In the transactions in (i) through (iii) above, when the record date for allotment of said rights is established and the effect of each transaction is conditional upon approval by the general shareholders’ meeting, board of directors or other company organization after said record date, this shall apply from the day after the approval date regardless of the provisions in (i) through (iii) above. In such cases, the Company’s common shares shall be delivered to share option holders who exercise the share options in the period from the day after said record date until the date of approval of said transaction according to the following equation.

Number of shares =	(Pre-adjustment conversion amount	–	Post- adjustment conversion amount)	x	Number of the Company’s common shares delivered during said period for the pre-adjustment conversion amount
Post-adjustment conversion amount

However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

3)      The conversion amount shall not be adjusted if the difference between the pre-adjustment conversion amount and the post-adjustment conversion amount as calculated using the conversion amount adjustment equation is less than 1 yen. However, when calculating the conversion amount due to the occurrence of a subsequent event requiring adjustment of the conversion amount, the amount obtained by deducting this from the pre-adjustment conversion amount may be used instead of the post-adjustment conversion amount in the conversion amount adjustment equation.

4)      Other

(i)     Calculations using the conversion amount adjustment equation shall be rounded to the nearest yen.

(ii)    The market price used in the conversion amount adjustment equation shall be the mean of the closing prices for normal trading of the Company’s common shares on the exchange for 30 trading days (excluding days with no closing price established that day) commencing 45 days before the date the post-adjustment conversion amount applies (however, this shall be the record date in cases under 2), (iv) of this item. In this case, calculation of the mean shall be calculated to two decimal places and rounded to one decimal place.

(iii)   The number of outstanding shares used in the conversion amount adjustment equation shall be the number obtained by deducting the number of the Company’s common shares held by the Company from the number of common shares issued by the Company on the record date if there is such a date or the day one month before the application of the post-adjustment conversion amount if there is no record date. Furthermore, in the cases described under 2), (ii) of this item, the number of common shares delivered used in the conversion amount adjustment equation shall not include the Company’s common shares allotted to common shares held by the Company on the record date.

5)	In addition to the adjustment of the conversion amount in 2) of this item, the conversion amount shall be adjusted by the Company as necessary in the following cases.

(i)     When adjustment of the conversion amount is necessary because of consolidation of shares, a merger in which the Company is the surviving company, an absorption-type split in which the Company is the succeeding company (defined in item (11) of this paragraph; the same shall apply hereinafter), or a share exchange in which the Company is the wholly owning parent company.

(ii) When adjustment of the conversion amount is necessary because of other changes or potential changes to the number of common shares issued by the Company.

(iii)   When 2 or more events requiring adjustment of the conversion amount occur and it is necessary to consider the impact of another event for the market price used in the calculation of the post-adjustment conversion amount based on one event.

6)	When adjusting the conversion amount pursuant to the provisions of this item, the Company shall provide prior written notice to the bondholders of the reason, the pre-adjustment conversion price, the post-adjustment conversion price, the date applicable and other necessary information no later than the day before the date of application. However, notice shall be promptly provided after the date of application in cases under 2), (iv) of this item or if it is otherwise not possible to provide the aforementioned notice.

(6)	Period in which the share options can be exercised	This shall be the period from the effective date of the Merger until March 18, 2020 (or the immediately preceding business day if said date is not a business day). However, if the Company forfeits the benefit of time with regard to the bonds, this shall be until when the benefit of time is forfeited.

(7)	Other conditions for exercising the share options

1)      Share options cannot be exercised in part

2)      Share options cannot be exercised where the voting ratio of the shares issued by the Company or the succeeding company and held by G. communications Co., Ltd. or the succeeding company (excluding shares held through a third party) would become less than 40% due to the exercise of the Share options.

(8)	Reasons for acquisition of share options and conditions for cancellation thereof	The reasons for acquisition and conditions for acquisition shall not be defined.

(9)	Increase in capital and capital reserve when issuing shares through the exercise of share options	The amount of capital increased when issuing shares through the exercise of share options shall be 1/2 of the limit on capital increases calculated in accordance with the provisions of Article 17 of the Ordinance on Accounting of Companies, and fractions of less than one yen resulting from such calculations shall be rounded up. The amount of capital reserve increased when issuing shares through the exercise of share options shall be the amount obtained by deducting the amount of increased capital from the limit on capital increases.

(10)	Method of requesting the exercise of share options

1)      The Company’s bondholders who wish to request the exercise of share options must present the bonds with share options pertaining to the share options to be exercised on the prescribed exercise request form, state the date of the request and affix their name and seal thereto, and submit this to the location receiving requests for exercise as stated under Paragraph 16 during the exercise request period stated in item (6) of this paragraph.

2)      A bondholder who submits an exercise request form to the location receiving exercise requests may not retract this later.

3)      The exercise request shall take effect from the date the exercise request form arrives at the location receiving exercise requests.

4)      The Company shall deliver shares to share option holders pertaining to the exercise request after the exercise request takes effect by registering an increase in transferred shares in the holding section of the transfer account record in the depositary organization or account management organization specified by the share option holder.

(11)	Delivery of share options in the event of mergers, company splits, share exchanges and share transfers	In the event the Company performs an act in which it becomes a company absorbed in an absorption-type merger, a company consolidated through a consolidation-type merger, a splitting company in an absorption-type split, a splitting company in incorporation-type company split, a wholly owned subsidiary company in a share exchange, or a wholly owned subsidiary company in a share transfer (hereinafter referred to as “act of reorganization”), the Company shall, make its best effort to have the surviving company in an absorption-type merger, the company incorporated through the consolidation-type merger, the succeeding company in an absorption-type split, the company incorporated through the incorporation-type company split, the wholly owning parent company in a share exchange, or the wholly owning parent company in a share transfer (hereinafter referred to as “succeeding company”) deliver share options of the succeeding company to share option holders of the share options remaining immediately before the effective date of the act of reorganization (hereinafter referred to as “remaining share options”) in place of the remaining share options.

1)      Number of share options of the succeeding company newly delivered

This shall be the same number as the number of remaining share options held by the share option holder of the remaining share options.

2) Type of shares issued for the share options of the succeeding company These shall be common shares in the succeeding company.

3)      Number of shares issued for the share options of the succeeding company

The number of common shares of the succeeding company delivered through the exercise of the share options of the succeeding company shall be the number obtained by multiplying the number of shares issued for the share options determined in accordance with item (3) of this paragraph by the share allotment ratio determined during the act of reorganization (however, this shall be adjusted rationally as required considering the conditions of the act of reorganization, etc.).

4)      Content, amount and calculation method of property contributed when exercising the share options of the succeeding company

The property contributed when exercising one of the share options of the succeeding company shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options of the succeeding company shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

5)      Period in which the share options of the succeeding company can be exercised

From the latter of either the commencing date of the exercise period of the share options prescribed in item (6) of this paragraph or the effective date of the act of reorganization until the final day of the exercise period of the share options prescribed in the same item.

6)      Matters relevant to the transfer of share options of the succeeding company

The transfer of share options of the succeeding company shall require the approval of the succeeding company.

12	Special financial provisions (restriction on provision of security)	Only when there is an unredeemed portion of bonds with share options and the Company establishes a security interest on other convertible bonds with share options after the issue of the bonds with share options, a security interest of the same rank shall be established for the bonds with share options in accordance with the Secured Bonds Trust Act. Note that convertible bonds with share options are bonds with share options as prescribed under Article 2 Item 22 of the Companies Act, in which the contribution of the bonds pertaining to the share options when exercising the share options in accordance with Article 236 Paragraph 1 Item 3 of the Companies Act is the content of said share options.

13	Forfeiture of benefit of time

The Company shall forfeit the benefit of time concerning the bonds in the following cases.

(1)    When the Company is in violation of Paragraph 10 or Paragraph 12, and is unable to perform or correct the matter within 30 days of receiving notice from the bondholder of the bonds with share options requesting correction thereof.

(2)    When the company has filed for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings or commencement of special liquidation proceedings, or a resolution to dissolve the Company has been passed by the Company’s board of directors (excluding mergers).

(3)    When an a ruling on commencement of bankruptcy proceedings, a ruling on commencement of civil rehabilitation proceedings a ruling on commencement of corporate reorganization proceedings or an order for commencement of special liquidation proceedings has been received by the Company.

(4)    When confidence in the Company has been seriously harmed due to being subject to filing for execution, provisional seizure, provisional disposition or auction (including public auction) of assets essential for operation of the business, or seizure as disposition of delinquency.

14	Restrictions on transfer	The transfer of bonds with share options shall require the approval of the board of directors.

15	Administrator of redemption payments (redemption payment location)	Management Division, G.taste Co., Ltd.

16	Location receiving exercise requests	Stock Transfer Agency Business Dept., Sumitomo Mitsui Trust Bank, Limited

17	Method of public notice when providing notice to bondholders	Public notices to bondholders of bonds with share options shall be made using the method prescribed by the Company’s Articles of Incorporation. However, the method of directly notifying bondholders of bonds with share options instead of placing a public notice may be used unless otherwise provided for by laws and regulations.

18	Matters relevant to bondholders meetings

(1)     Bondholders meetings for the bonds shall be convened by the Company, and public notice of the holding of the bondholders meeting for the bonds and the items prescribed under the items in Article 719 of the Companies Act shall be made at least three weeks before the date of the meeting using the method prescribed in the preceding paragraph.

(2)     Bondholders meetings for the bonds shall be held in Miyagi prefecture.

(3)     Bondholders holding 1/10 or more of the total amount of the bonds (excluding the redeemed amount) may request that a bondholders meeting for the bonds be held by submitting a document stating the agenda of the meeting and the reason for convocation to the Company.

19	Other

(1)     The Company shall take the necessary steps when necessary to replace terms in the provisions of these guidelines or take other steps due to amendment of the Companies Act or other laws.

(2)     The items above are conditional upon the notification under the Financial Instruments and Exchange Act taking effect.

(3)     In addition to the items specified above, the Company shall leave items required for the issue of the bonds with share options to the discretion of the representative director and president.

Attachment 6

G.taste Co., Ltd.

Class 14 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options)

1	Name of bonds

G.taste Co., Ltd. Class 14 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as the “bonds with share options” where the bond portion is referred to as the “bonds” and the share option portion is referred to as the “share options”.)

2	Total amount of bonds	Of the initial amount of the SAKAI CO., LTD. Class 4 Unsecured Convertible Bonds with Share Options (With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as “Bonds with Share Options Prior to Transfer”) totaling 300,000,000 yen, the amount that is unredeemed at the time immediately before the merger (hereinafter referred to as the “Merger”) based on the absorption-type merger agreement concluded between the Company, G.networks CO., LTD. and SAKAI CO., LTD. on May 15, 2013 takes effect (hereinafter “time immediately preceding effect”)

3	Amount of each bond	10,000,000 yen

4	Paid-in amount for each bond	98 yen per 100 yen of face value

5	Face amount of Bonds with Share Options

The bonds with share options shall be registered, and no certificates for the bonds with share options shall be issued.

In accordance with the provisions of the main text of Paragraph 2 and the main text of Paragraph 3 of Article 254 of the Companies Act, the bonds and the share options in the bonds with share options may not be transferred separately.

6	Bond interest rate	The bonds shall not accrue interest.

7	Date of allotment of the share options	This shall be the effective date of the Merger.

8	Existence of collateral and guarantees	The bonds with share options are not secured by collateral or guarantees, and these are no particular assets withheld for the bonds with share options.

9		Non-appointment of a bond administrator	The bonds with share options meet the requirements under the proviso of Article 702 of the Companies Act and Article 169 of the Ordinance for Enforcement of the Companies Act, and no bond administrator has been appointed.

10		Method and date of redemption	An amount of 100 yen per 100 yen of face value of the bonds shall be redeemed on March 18, 2020 (hereinafter referred to as “redemption date”) (however, if the redemption date is not a bank business day in Japan (hereinafter referred to as “business day”), the bondholders of the bonds with share options are unable to receive payment of the amount to be paid on the redemption date until the immediately following business day, and shall not have the right to receive additional payment for the delay of said payment.)

11		Matters relevant to the share options

	(1)	Number of share options attached to the bonds	The number of share options attached to each bond shall be 1, and share options equal to 1 multiplied by the total number of SAKAI share options owned by holders of share options stated or recorded in the SAKAI share option registry at the time immediately preceding effect concerning Bonds with Share Options Prior to Transfer.

	(2)	Issue price of the share options	No payment of money is required in exchange for the share options

	(3)	Type, number and method of calculation of the shares issued for the share options	The number of common shares that shall be issued by the Company or common shares held by the Company that shall be disposed of (hereinafter issuance or disposal of common shares of the Company referred to as “delivery”) in lieu thereof due to a request to exercise the share options (hereinafter referred to as “exercise request”) shall be the maximum number obtained by dividing the total face value of the bonds pertaining to the exercise request by the conversion amount shown in item (4), 2) of this paragraph (however, this shall be the adjusted conversion amount if adjusted pursuant to the provisions of item (5) of this paragraph). However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

(4)	Content, amount and calculation method of property contributed when exercising the share options

1)      The property contributed when exercising the share options shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

2)      The amount per share used when calculating the number of common shares delivered for the exercise of the share options (hereinafter referred to as the “conversion amount”) shall be the amount obtained by dividing the conversion amount of the Bonds with Share Options Prior to Transfer valid at the time immediately preceding effect by 2 (however, this calculation shall be made in yen to two decimal place, rounding to one decimal place.)

(5)	Adjustment of the conversion amount

1)      The Company shall adjust the conversion amount using the following equation (hereinafter referred to as “conversion amount adjustment equation”) when common shares are delivered or the number of shares issued changes after the allotment of the share options for reasons shown in 2) in this item.

Post-adjustment conversion amount	=	Pre- adjustment conversion amount	x	Number of common shares already issued	+	Number of common shares delivered	x	Amount to be paid-in per share
Market price
				Number of outstanding common shares		+	Number of common shares delivered

(2)    Cases in which the conversion amount is adjusted using the conversion amount adjustment equation and the timing of the application of the adjusted conversion amount are described below.

(i)     The adjusted value when delivering the Company’s common shares for a paid-in amount less than the market price (however, excluding cases of delivery of common shares in exchange for acquisition of shares with put options issued by the Company, or cases based on requests or exercising rights for share options, bonds with share options or other securities or rights able to request the delivery of common shares) shall be applied from the day after the payment date (the final day of the payment period if a payment period has been established for subscription; hereinafter the same), or from the day of allotment to shareholders if applicable.

(ii)    If the Company’s common shares are issued due to a share split or gratis allotment of shares, the adjusted conversion amount shall apply from the day after the share split record date or the day after the record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares, and from the day after the effective date of allotment if there is no record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares or if there is allotment of the Company’s shares to shareholders (excluding common shareholders).

(iii)   When issuing shares with put options where that the Company’s common shares in exchange for their acquisition is delivered for an amount less than the market price is stipulated in 4), (ii) of this item is provided in exchange for the acquisition thereof (including gratis allotment), or when issuing share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares for an amount less than market value (including gratis allotment), the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming the Company’s common shares being delivered for the request for the conversion amount or the exercise of all share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares that have been issued, and this shall apply from the day after the payment date (allotment date for share options and bonds with share options, or effective date for gratis allotment.

          However, if there is a record date for the allotment of said rights, this shall apply from the day after said date.

          Notwithstanding the above, if the consideration for common shares delivered for such request or exercise has not been determined at the time shares with put options, share options, bonds with share options or other securities or rights are issued, the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming that the Company’s common shares have been delivered for the requests or exercise of all of the shares with put options, share options, bonds with share options or other securities or rights issued at the time of determination of the consideration, and this shall apply from the day after said consideration has been determined.

(iv)   In the transactions in (i) through (iii) above, when the record date for allotment of said rights is established and the effect of each transaction is conditional upon approval by the general shareholders’ meeting, board of directors or other company organization after said record date, this shall apply from the day after the approval date regardless of the provisions in (i) through (iii) above. In such cases, the Company’s common shares shall be delivered to share option holders who exercise the share options in the period from the day after said record date until the date of approval of said transaction according to the following equation.

Number of shares =	(Pre- adjustment conversion amount	–	Post- adjustment conversion amount)	x	Number of the Company’s common shares delivered during said period for the pre-adjustment conversion amount
Post-adjustment conversion amount

However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

3)      The conversion amount shall not be adjusted if the difference between the pre-adjustment conversion amount and the post-adjustment conversion amount as calculated using the conversion amount adjustment equation is less than 1 yen. However, when calculating the conversion amount due to the occurrence of a subsequent event requiring adjustment of the conversion amount, the amount obtained by deducting this from the pre-adjustment conversion amount may be used instead of the post-adjustment conversion amount in the conversion amount adjustment equation.

4)      Other

(i)     Calculations using the conversion amount adjustment equation shall be rounded to the nearest yen.

(ii)    The market price used in the conversion amount adjustment equation shall be the mean of the closing prices for normal trading of the Company’s common shares on the exchange for 30 trading days (excluding days with no closing price established that day) commencing 45 days before the date the post-adjustment conversion amount applies (however, this shall be the record date in cases under 2), (iv) of this item. In this case, calculation of the mean shall be calculated to two decimal places and rounded to one decimal place.

(iii)     The number of outstanding shares used in the conversion amount adjustment equation shall be the number obtained by deducting the number of the Company’s common shares held by the Company from the number of common shares issued by the Company on the record date if there is such a date or the day one month before the application of the post-adjustment conversion amount if there is no record date. Furthermore, in the cases described under 2), (ii) of this item, the number of common shares delivered used in the conversion amount adjustment equation shall not include the Company’s common shares allotted to common shares held by the Company on the record date.

5) In addition to the adjustment of the conversion amount in 2) of this item, the conversion amount shall be adjusted by the Company as necessary in the following cases.

(i)       When adjustment of the conversion amount is necessary because of consolidation of shares, a merger in which the Company is the surviving company, an absorption-type split in which the Company is the succeeding company (defined in item (11) of this paragraph; the same shall apply hereinafter), or a share exchange in which the Company is the wholly owning parent company.

(ii) When adjustment of the conversion amount is necessary because of other changes or potential changes to the number of common shares issued by the Company.

(iii)     When 2 or more events requiring adjustment of the conversion amount occur and it is necessary to consider the impact of another event for the market price used in the calculation of the post-adjustment conversion amount based on one event.

6)      When adjusting the conversion amount pursuant to the provisions of this item, the Company shall provide prior written notice to the bondholders of the reason, the pre-adjustment conversion price, the post-adjustment conversion price, the date applicable and other necessary information no later than the day before the date of application. However, notice shall be promptly provided after the date of application in cases under 2), (iv) of this item or if it is otherwise not possible to provide the aforementioned notice.

(6)	Period in which the share options can be exercised	This shall be the period from March 18, 2014 until March 18, 2020 (or the immediately preceding business day if said date is not a business day). However, if the Company forfeits the benefit of time with regard to the bonds, this shall be until when the benefit of time is forfeited.

(7)	Other conditions for exercising the share options

1)      Share options cannot be exercised in part

2)      Share options cannot be exercised where the voting ratio of the shares issued by the Company or the succeeding company and held by G.communications Co., Ltd. or the succeeding company (excluding shares held through a third party) would become less than 40% due to the exercise of the Share options.

(8)	Reasons for acquisition of share options and conditions for cancellation thereof	The reasons for acquisition and conditions for acquisition shall not be defined.

(9)	Increase in capital and capital reserve when issuing shares through the exercise of share options	The amount of capital increased when issuing shares through the exercise of share options shall be 1/2 of the limit on capital increases calculated in accordance with the provisions of Article 17 of the Ordinance on Accounting of Companies, and fractions of less than one yen resulting from such calculations shall be rounded up. The amount of capital reserve increased when issuing shares through the exercise of share options shall be the amount obtained by deducting the amount of increased capital from the limit on capital increases.

(10)	Method of requesting the exercise of share options

1)      The Company’s bondholders who wish to request the exercise of share options must present the bonds with share options pertaining to the share options to be exercised on the prescribed exercise request form, state the date of the request and affix their name and seal thereto, and submit this to the location receiving requests for exercise as stated under Paragraph 16 during the exercise request period stated in item (6) of this paragraph.

2)      A bondholder who submits an exercise request form to the location receiving exercise requests may not retract this later.

3)      The exercise request shall take effect from the date the exercise request form arrives at the location receiving exercise requests.

4)      The Company shall deliver shares to share option holders pertaining to the exercise request after the exercise request takes effect by registering an increase in transferred shares in the holding section of the transfer account record in the depositary organization or account management organization specified by the share option holder.

(11)	Delivery of share options in the event of mergers, company splits, share exchanges and share transfers

In the event the Company performs an act in which it becomes a company absorbed in an absorption-type merger, a company consolidated through a consolidation-type merger, a splitting company in an absorption-type split, a splitting company in incorporation-type company split, a wholly owned subsidiary company in a share exchange, or a wholly owned subsidiary company in a share transfer (hereinafter referred to as “act of reorganization”), the Company shall, make its best effort to have the surviving company in an absorption-type merger, the company incorporated through the consolidation-type merger, the succeeding company in an absorption-type split, the company incorporated through the incorporation-type company split, the wholly owning parent company in a share exchange, or the wholly owning parent company in a share transfer (hereinafter referred to as “succeeding company”) deliver share options of the succeeding company to share option holders of the share options remaining immediately before the effective date of the act of reorganization (hereinafter referred to as “remaining share options”) in place of the remaining share options.

1)      Number of share options of the succeeding company newly delivered

This shall be the same number as the number of remaining share options held by the share option holder of the remaining share options.

2)      Type of shares issued for the share options of the succeeding company

These shall be common shares in the succeeding company.

3)      Number of shares issued for the share options of the succeeding company

The number of common shares of the succeeding company delivered through the exercise of the share options of the succeeding company shall be the number obtained by multiplying the number of shares issued for the share options determined in accordance with item (3) of this paragraph by the share allotment ratio determined during the act of reorganization (however, this shall be adjusted rationally as required considering the conditions of the act of reorganization, etc.).

4)      Content, amount and calculation method of property contributed when exercising the share options of the succeeding company

The property contributed when exercising one of the share options of the succeeding company shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options of the succeeding company shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

5)      Period in which the share options of the succeeding company can be exercised

From the latter of either the commencing date of the exercise period of the share options prescribed in item (6) of this paragraph or the effective date of the act of reorganization until the final day of the exercise period of the share options prescribed in the same item.

6)      Matters relevant to the transfer of share options of the succeeding company

The transfer of share options of the succeeding company shall require the approval of the succeeding company.

12	Special financial provisions (restriction on provision of security)	Only when there is an unredeemed portion of bonds with share options and the Company establishes a security interest on other convertible bonds with share options after the issue of the bonds with share options, a security interest of the same rank shall be established for the bonds with share options in accordance with the Secured Bonds Trust Act. Note that convertible bonds with share options are bonds with share options as prescribed under Article 2 Item 22 of the Companies Act, in which the contribution of the bonds pertaining to the share options when exercising the share options in accordance with Article 236 Paragraph 1 Item 3 of the Companies Act is the content of said share options.

13	Forfeiture of benefit of time

The Company shall forfeit the benefit of time concerning the bonds in the following cases.

(1)    When the Company is in violation of Paragraph 10 or Paragraph 12, and is unable to perform or correct the matter within 30 days of receiving notice from the bondholder of the bonds with share options requesting correction thereof.

(2)    When the company has filed for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings or commencement of special liquidation proceedings, or a resolution to dissolve the Company has been passed by the Company’s board of directors (excluding mergers).

(3)    When an a ruling on commencement of bankruptcy proceedings, a ruling on commencement of civil rehabilitation proceedings a ruling on commencement of corporate reorganization proceedings or an order for commencement of special liquidation proceedings has been received by the Company.

(4)    When confidence in the Company has been seriously harmed due to being subject to filing for execution, provisional seizure, provisional disposition or auction (including public auction) of assets essential for operation of the business, or seizure as disposition of delinquency.

14	Restrictions on transfer	The transfer of bonds with share options shall require the approval of the board of directors.

15	Administrator of redemption payments (redemption payment location)	Management Division, G.taste Co., Ltd.

16	Location receiving exercise requests	Stock Transfer Agency Business Dept., Sumitomo Mitsui Trust Bank, Limited

17	Method of public notice when providing notice to bondholders	Public notices to bondholders of bonds with share options shall be made using the method prescribed by the Company’s Articles of Incorporation. However, the method of directly notifying bondholders of bonds with share options instead of placing a public notice may be used unless otherwise provided for by laws and regulations.

18	Matters relevant to bondholders meetings

(1)     Bondholders meetings for the bonds shall be convened by the Company, and public notice of the holding of the bondholders meeting for the bonds and the items prescribed under the items in Article 719 of the Companies Act shall be made at least three weeks before the date of the meeting using the method prescribed in the preceding paragraph.

(2)     Bondholders meetings for the bonds shall be held in Miyagi prefecture.

(3)     Bondholders holding 1/10 or more of the total amount of the bonds (excluding the redeemed amount) may request that a bondholders meeting for the bonds be held by submitting a document stating the agenda of the meeting and the reason for convocation to the Company.

19	Other

(1)     The Company shall take the necessary steps when necessary to replace terms in the provisions of these guidelines or take other steps due to amendment of the Companies Act or other laws.

(2)     The items above are conditional upon the notification under the Financial Instruments and Exchange Act taking effect.

(3)     In addition to the items specified above, the Company shall leave items required for the issue of the bonds with share options to the discretion of the representative director and president.

Item No. 2    Election of four Directors

The terms of office for four (4) Directors will end at the conclusion of this General Shareholders’ Meeting. We request that four (4) new Directors be elected.

The Direct candidates are as follows.

Candidate No.	Name (Date of birth)	Career summary, title, area of responsibility and significant concurrent positions	No. of SAKAI shares held
1	Atsushi Yamashita (November 8, 1977)

January 2002: Joined G.communications Co., Ltd.

March 2003: Transferred to G.education (now Jibun Mirai Associe Co., Ltd.)

December 2005 Chief of the Internal Audit Office of G.communications Co., Ltd.

September 2006: General Manager of Administration Division, G.communications Co., Ltd.

December 2008: General Manager of General Affairs Division, G.communications Co., Ltd.

June 2010: Director of SAKAI CO., LTD.

April 2011: Director and General Manager of Administration Division, Head of Personnel Department, SAKAI CO., LTD.

June 2011: Director and General Manager of Administration Division, SAKAI CO., LTD.

April 2013: Representative Director and President of SAKAI CO., LTD. (current position)

779 shares

2	Hideo Sugimoto (April 19, 1962)

April 1985: Joined LCA-Japan Corp. (now Interprise Consulting Corporation)

April 1989: Joined Venture Link Co., Ltd.

(now C&I Holdings Co., Ltd.)

August 1995: Director of C&I Holdings

August 1996: Managing Director of C&I Holdings

June 2004: Director and Managing Officer of C&I Holdings

July 2004: Director and President of G.communications Co., Ltd.

June 2006: Representative Director and President of G.communications Co., Ltd.

May 2007: Joined SAKAI CO., LTD., Advisor:

June 2007: Chairman of SAKAI CO., LTD.:

February 2008: Representative Director and President of G.education Co., Ltd. (now Jibun Mirai Associe Co., Ltd.)

April 2008: Representative Director and President of G-Food Co. Ltd.

June 2009: Representative Director and President of G. communications Co., Ltd.

June 2009: Director of SAKAI CO., LTD.:March 2011: Director of G.communications Co., Ltd.

March 2011: Representative Director and President of SAKAI CO., LTD.

April 2012: Representative Director and President of G.communications Co., Ltd. (current position)

June 2012: Director of G.taste Co., Ltd. (current position)

April 2013: Director of SAKAI CO., LTD. (current position)

3,120 shares

3	Satoshi Ogata (June 23, 1969)

April 1992: Joined Häagen-Dazs Japan, Incorporated

June 1995: Joined Wilson Japan Co., Ltd. (now Amer Sports Japan)

September 1997: Joined Prudential Life Insurance Co., Ltd.:

April 2000: Joined REINS International Inc. (now REX Holdings Inc.)

February 2002: Managing Director of Red Lobster JAPAN Inc.

March 2004: Director and Merchandising General Manager, REINS International Inc. (now REX Holdings Inc.)

April 2004: Representative Director and President of Costis Inc.

May 2007: Joined SAKAI CO., LTD., Advisor

June 2007: Director of B-Supply Co., Ltd. (retired in March 2009)

June 2007: Representative Director and President of SAKAI CO., LTD.

March 2011: Executive Vice President of SAKAI CO., LTD.

July 2011: Director of B-Supply Co., Ltd.:

April 2013: Director of SAKAI CO., LTD. (current position)

Director and President of B-Supply Co., Ltd. (current position)

2,340 shares

Candidate No.	Name (Date of birth)	Career summary, title, area of responsibility and significant concurrent positions	No. of SAKAI shares held
4	Ichiro Kawakami (September 11, 1965)

April 1990: Joined: Nikko Securities Company Limited (now SMBC

Nikko Securities Inc.)

April 2002: Joined G.communications Co., Ltd.

June 2004: Representative Director of G.communication Higashi Nihon Co., Ltd.

June 2005: President of G.communications Co., Ltd. Tokyo Branch

August 2005: General Manager of Administration Division, G.taste Co., Ltd.

September 2005: Director of G.taste Co., Ltd.

May 2007: Managing Director of G.taste Co., Ltd. June 2010: Director of Food Incluve Co., Ltd.

February 2011: Director of Ginga System Solution (current position)

June 2011: Director of SAKAI CO., LTD. (current position)

June 2011: Executive Vice President of G.communications Co., Ltd.

June 2011: Director of G.networks CO., LTD. (current position)

July 2011: Director of B-Supply Co., Ltd. July 2011: Executive President of G.taste Co., Ltd. (current position)

April 2012: Director of G.communications Co., Ltd. (current position)

—

Notes:

1.	Matters pertaining to the Outside Director candidates are as follows.

(i)	Of the candidate directors, Ichiro Kawakami is an Outside Director candidate pursuant to Article 2(3)(vii) of the Ordinance for Enforcement of the Companies Act.

(ii)	As a Director of G.communications Co., Ltd. and Executive Vice President of G.taste Co., Ltd., Ichiro Kawakami has a wealth of knowledge and experience. Since he can be expected to fulfill the role of Director of SAKAI CO., LTD., we have made him a candidate for the position of Outside Director.

(iii)	Mr. Ichiro Kawakami is currently an Outside Director of SAKAI CO., LTD. As of the conclusion of this General Shareholders’ Meeting, his term will be for 2 years. (iv) Mr. Ichiro Kawakami is a Director of G.communications Co., Ltd. and a Director of G.taste Co., Ltd. Both companies are specified related business operators of SAKAI CO., LTD.

2.	There are no special interests between the Director candidates and SAKAI CO., LTD.

3.	The number of SAKAI CO., LTD. shares held by the Director candidates include their holdings in SAKAI CO., LTD.’s Officer Shareholding Association.

Item No. 3    Election of one (1) Auditor

The terms of office of Auditors Kayoko Sato and Akifumi Kajiura will end at the conclusion of this General Shareholders’ Meeting. We request that one (1) new Auditor be elected. This Proposal has obtained the approval from the Board of Auditors. The Auditor candidate is as follows.

Name (Date of birth)	Career summary, title and significant concurrent positions	No. of SAKAI shares held
Kayoko Sato (April 10, 1951)

September 1970: Joined Nippon Telegraph and Telephone Public Corporation

January 1978: Joined Nikishima Shoji Co., Ltd: (now Nippon Access Inc.)

June 1985: Joined H.N.A. System Co., Ltd.

April 1991: Joined SUNWAY Co., Ltd.

April 2005 Corporate Auditor of Dinning Planning Co., Ltd.

March 2007: Corporate Auditor of Global Act Co., Ltd

June 2009: Auditor of SAKAI CO., LTD. (current position)

June 2009: Auditor of G.taste Co., Ltd. (current position)

June 2009: Auditor of G.networks CO., LTD. (current position)

May 2010: Auditor of Food Incluve Co., Ltd.

June 2011: Auditor of G.communications Co., Ltd. (current position)

—

Notes:

1.	Matters pertaining to the Outside Auditor candidate are as follows.

(i)	Auditor candidate Kayoko Sato is an Outside Auditor candidate as set out in Article 2, Paragraph 3, No. 8 of the Enforcement Regulations of the Companies Act.

(ii)	Ms. Kayoko Sato has a wealth of knowledge and experience in the areas of corporate accounting and tax accounting. From her experience as an auditor and since she can be expected to fulfill the role of Auditor of SAKAI CO., LTD., we have made her a candidate for the position of Outside Auditor.

(iii)	Ms. Kayoko Sato is currently an Outside Auditor of SAKAI CO., LTD. As of the conclusion of this General Shareholders’ Meeting her term as an Outside Auditor will be for 4 years.

2.	There are no special interests between the Auditor candidate and SAKAI CO., LTD.

End

Map of the Venue of the General Shareholders’ Meeting

Venue:        4F Hall, Nagoya-shi Higashi Bunka Sho-gekijo

                    Daikominami 1-chome, 1-10, Higashi-ku, Nagoya-shi

3 minutes’ walk from the No. 1 Exit of Nagoya Dome Maeyada Station on the Subway Meijo Line

Very near the Nagoya Dome Maeyada bus stop on the Guideway Bus Yutorito Line

Separate Sheet 2-1

G.taste Co., Ltd. Articles of Incorporation

Chapter 1         General Provisions

Article 1 (Trade Name)

The Company shall be called Kabushiki Kaisha Jii Teisuto, written as G.taste Co., Ltd. in English.

Article 2 (Purpose)

The purpose of the Company is to conduct the following businesses.

(1)	Restaurant management

(2)	Sale and guidance of sale of sushi

(3)	Sale of foodstuffs, soft drinks, liquor and the ingredients thereof

(4)	Importing and exporting operations, processing, storage and sale of marine product and fishery product

(5)	Leasing and sale of cooking tables and cooking equipment

(6)	Recruitment of member stores for various classrooms pertaining to the education industry through a franchise chain system, guidance and training of member stores, and management of directly operated classrooms

(7)	Recruitment of member stores for various stores pertaining to the restaurant industry through a franchise chain system, guidance and training of member stores, and management of directly operated restaurants

(8)	Management consultancy operations

(9)	Trading, leasing, management and brokerage of real estate

(10)	Construction design, management, implementation and arrangement of vendors

(11)	Building contracting

(12)	Planning, production and sales of advertising

(13)	Casualty insurance agency operations, and insurance agency business based on the Automobile Liability Security Act

(14)	Credit guarantee operations

(15)	Money lending

(16)	Farm management, production of agricultural, forestry and livestock products, and manufacture, processing and sale of foodstuffs using agricultural, forestry and livestock products as ingredients.

(17)	Performance of contracted agricultural work

(18)	All operations associated with the preceding items

Article 3 (Address of the Head Office)

The Company’s head office shall be located in Sendai City.

Article 4 (Organizations)

The Company shall have the following organizations.

1.	Board of directors

2.	Corporate auditors

3.	Board of corporate auditors

4.	Accounting auditor

Article 5 (Method of Public Notice)

The Company shall use electronic public notices as the method of public notice. However, if it is not possible to make public notices by electronic public notice due to an accident or other unavoidable circumstances, public notices shall be listed in The Nikkei.

—  1  —

Chapter 2          Shares

Article 6 (Total Number of Authorized Shares)

The total number of authorized shares of the Company shall be 120,000,000 shares.

Article 7 (Acquisition of Treasury Shares)

The Company may acquire treasury shares by resolution of the board of directors in accordance with Article 165 Paragraph 2 of the Companies Act.

Article 8 (Share Unit)

The Company’s share unit shall be 100 shares.

Article 9 (Restrictions on the Rights of Shares Less than One Unit)

The shareholders of the Company may not exercise rights other than the following rights with regard to shares less than one unit held thereby

(1)	Rights listed in Article 189 Paragraph 2 of the Companies Act

(2)	The right to claim the acquisition of shares with put options

(3)	The right to receive allotment of shares for subscription or share options for subscription according to the number of shares held by shareholders

(4)	The right to make claims specified in the following article

Article 10 (Additional Purchase for Shares Less than One Unit)

The Company’s shareholders may demand the sale of the number of shares required to make up the share unit when combined with shares less than one unit in accordance with the provision in the Regulations on Handling of Shares.

Article 11 (Shareholder Registry Administrator)

The Company shall appoint a shareholder registry administrator.

Article 12 (Regulations on Handling of Shares)

Handling of the Company’s shares shall be governed by the Regulations on Handling of Shares stipulated by board of directors.

Chapter 3          General Shareholders’ Meeting

Article 13 (Record Date)

The Company shall deem the shareholders recorded in the shareholder registry on March 31 each year as the shareholders able to exercise rights at the ordinary general shareholders’ meeting.

Article 14 (Convocation)

The Company’s ordinary general shareholders’ meeting shall be convened in June each year.

Article 15 (Convenor and Chairperson)

1.	The president shall convene and chair the general shareholders’ meeting.

2.	In the event an accident occurs to the president, another director shall take his/her place according to the order specified in advance by the board of directors.

—  2  —

Article 16 (Internet Disclosure and Deemed Provision of Reference Documents for Shareholders Meeting)

When convening the general shareholders’ meeting, information pertaining to matters to be listed or shown in reference documents for the shareholders meeting, business reports and financial statements may be deemed to have been provided to shareholders by disclosing such information using the Internet as stipulated in the Ordinance of the Ministry of Justice.

Article 17 (Method of Resolution)

1.	Resolutions of the general shareholders’ meeting shall be made by a majority of votes of attending shareholders able to vote except when otherwise specified by laws and regulations or in these articles of incorporation.

2.	Resolutions pursuant to Article 309 Paragraph 2 of the Companies Act shall be made by a 2/3 supermajority of votes with no less than 1/3 of the votes of shareholders able to vote in attendance.

Article 18 (Proxy Voting)

1.	A shareholder may vote as the proxy of another shareholder with voting rights in the Company.

2.	The shareholder or proxy must provide the Company with documentation proving the right of proxy.

Chapter 4          Directors and the Board of Directors

Article 19 (Number)

The Company shall have no more than 10 directors.

Article 20 (Appointment)

1.	Appointments of directors shall be made by a majority of votes with no less than 1/3 of the votes of shareholders able to vote in attendance.

2.	Cumulative voting shall not be used for the appointment of directors.

Article 21 (Term of Office)

The term of office of directors shall be until the conclusion of the ordinary shareholders’ meeting concerning the final business year ending within 1 year of their appointment.

Article 22 (Representative Directors and Executive Directors)

1.	The board of directors shall appoint several representative directors from among the directors.

2.	One director chairman, one president, and several vice presidents, senior managing directors and managing directors may be appointed by resolution of the board of directors.

Article 23 (Board of Directors)

1.	The president shall convene and chair meetings of the board of directors.

2.	In the event an accident occurs to the president, another director shall take his/her place according to the order specified in advance by the board of directors.

3.	Notice of convocation of the board of directors shall be sent to each director and each corporate auditor no later than three days before the meeting. However, this period may be shortened in the case of an emergency.

4.	When a director makes a proposal about an agenda item for resolution by the board of directors, the board of directors is deemed to have approved the resolution if written or electronic consent is provided by all directors able to participate in the resolution of the agenda item, and there are no objections from corporate auditors.

5.	Operation of the board of directors and other related matters shall be governed by the Rules of the Board of Directors specified by the board of directors.

—  3  —

Chapter 5          Corporate Auditors and Board of Corporate Auditors

Article 24 (Number)

The Company shall have no more than 4 corporate auditors.

Article 25 (Appointment)

Appointments of corporate auditors shall be made by a majority of votes with no less than 1/3 of the votes of shareholders able to vote in attendance.

Article 26 (Term of Office)

1.	The term of office of corporate auditors shall be until the conclusion of the ordinary shareholders’ meeting concerning the final business year ending within 4 years of their appointment.

2.	The term of office of a corporate auditor appointed as a replacement for a corporate auditor who has stepped down before the expiration of the term of office shall be until the term of office of the departing corporate auditor.

Article 27 (Full-time Corporate Auditor)

The board of corporate auditors shall appoint full-time corporate auditors from among the corporate auditors.

Article 28 (Board of Corporate Auditors)

1.	Notice of convocation of the board of corporate auditors shall be sent to each corporate auditor no later than three days before the meeting. However, this period may be shortened in the case of an emergency.

2.	Operation of the board of corporate auditors and other related matters shall be governed by the Rules of the Board of Corporate Auditors specified by the board of corporate auditors.

Chapter 6          Accounting

Article 29 (Business Year)

The Company’s business year shall be from April 1 each year until March 31 the following year.

Article 30(the Dividend of Surplus)

1.	By resolution of the meeting of shareholders, the Company may provide a year-end dividend to shareholders registered in the shareholder registry and registered pledgees of shares as of the final day of each business year.

2.	In addition to the preceding section, by resolution of the board of directors, the Company may provide an interim dividend to shareholders and registered pledgees of shares in the shareholder registry as of September 30 each year.

Article 31 (Period of Exclusion of Dividends)

If the year-end dividend or interim dividend has not been received for three years from the date payment commenced, the company shall be exempt from the obligation for payment thereof.

—  4  —

Articles of Incorporation

G.taste Co., Ltd.

G.taste Co., Ltd. Articles of Incorporation

Chapter 1 General Provisions

Article 1 (Trade Name)

The Company shall be called Kabushiki Kaisha Jii Teisuto, written as G.taste Co., Ltd. in English.

Article 2 (Purpose)

The purpose of the Company is to conduct the following businesses.

(1)	Restaurant management

(2)	Sale and guidance of sale of sushi

(3)	Sale of foodstuffs, soft drinks, liquor and the ingredients thereof

(4)	Importing and exporting operations, processing, storage and sale of foodstuffs

(5)	Leasing and sale of cooking tables and cooking equipment

(6)	Recruitment of member stores for various classrooms pertaining to the education industry through a franchise chain system, guidance and training of member stores, and management of directly operated classrooms

(7)	Recruitment of member stores for various stores pertaining to the restaurant industry through a franchise chain system, guidance and training of member stores, and management of directly operated restaurants

(8)	Management consultancy operations

(9)	Trading, leasing, management and brokerage of real estate

(10)	Construction design, management, implementation and arrangement of vendors

(11)	Building contracting

(12)	Planning, production and sales of advertising

(13)	Casualty insurance agency operations, and insurance agency business based on the Automobile Liability Security Act

(14)	Credit guarantee operations

(15)	Money lending

(16)	Farm management, production of agricultural, forestry and livestock products, and manufacture, processing and sale of foodstuffs using agricultural, forestry and livestock products as ingredients.

(17)	Performance of contracted agricultural work

(18)	Manufacture and sale of materials and products for food service industry

(19)	Sale of machinery and equipment for food service industry

(20)	Management of accommodation facilities such as hotels and Japanese inns, and bathing facilities such as public baths

(21)	Manufacture and sale of various confectionery and cooked foods

(22)	Operations related to life insurance solicitation

(23)	Planning and management of events

(24)	Planning, design, supervision, contracting and consulting for construction work

(25)	Travel agency operations

(26)	Publishing and printing business

(27)	Advertising agency business

(28)	Software development and sales

(29)	Creation of computer input and output data

(30)	Sale and repair of automobiles

(31)	Management and operation of private academies

(32)	Operation of English conversation schools and English training facilities in Japan and Overseas, establishing facilities for instruction of other languages, and training Japanese language teachers

(33)	Sale of fresh foods and processed foods

(34)	Sale of tobacco, toys, apparel and daily necessities

(35)	Leasing, rental, sale and maintenance management of kitchen equipment, air conditioners, store equipment, fixtures and fittings

(36)	Sale of computers and peripherals

(37)	Provision of administrative and wage accounting service

(38)	All operations associated with the preceding items

Article 3 (Address of the Head Office)

The Company’s head office shall be located in Sendai City.

Article 4 (Organizations)

The Company shall have the following organizations.

1.	Board of directors

2.	Corporate auditors

3.	Board of corporate auditors

4.	Accounting auditor

Article 5 (Method of Public Notice)

The Company shall use electronic public notices as the method of public notice. However, if it is not possible to make public notices by electronic public notice due to an accident or other unavoidable circumstances, public notices shall be listed in The Nikkei.

Chapter 2 Shares

Article 6 (Total Number of Authorized Shares)

The total number of authorized shares of the Company shall be 673,483,936 shares.

Article 7 (Acquisition of Treasury Shares)

The Company may acquire treasury shares by resolution of the board of directors in accordance with Article 165 Paragraph 2 of the Companies Act.

Article 8 (Share Unit)

The Company’s share unit shall be 100 shares.

Article 9 (Restrictions on the Rights of Shares Less than One Unit)

The shareholders of the Company may not exercise rights other than the following rights with regard to shares less than one unit held thereby

(1)	Rights listed in Article 189 Paragraph 2 of the Companies Act

(2)	The right to claim the acquisition of shares with put options

(3)	The right to receive allotment of shares for subscription or share options for subscription according to the number of shares held by shareholders

(4)	The right to make claims specified in the following article

Article 10 (Additional Purchase for Shares Less than One Unit)

The Company’s shareholders may demand the sale of the number of shares required to make up the share unit when combined with shares less than one unit in accordance with the provision in the Regulations on Handling of Shares.

Article 11 (Shareholder Registry Administrator)

The Company shall appoint a shareholder registry administrator.

Article 12 (Regulations on Handling of Shares)

Handling of the Company’s shares shall be governed by the Regulations on Handling of Shares stipulated by board of directors.

Chapter 3 General Shareholders’ Meeting

Article 13 (Record Date)

The Company shall deem the shareholders recorded in the shareholder registry on March 31 each year as the shareholders able to exercise rights at the ordinary general shareholders’ meeting.

Article 14 (Convocation)

The Company’s ordinary general shareholders’ meeting shall be convened in June each year.

Article 15 (Convenor and Chairperson)

1.	The president shall convene and chair the general shareholders’ meeting.

2.	In the event an accident occurs to the president, another director shall take his/her place according to the order specified in advance by the board of directors.

Article 16 (Internet Disclosure and Deemed Provision of Reference Documents for Shareholders Meeting)

When convening the general shareholders’ meeting, information pertaining to matters to be listed or shown in reference documents for the shareholders meeting, business reports and financial statements may be deemed to have been provided to shareholders by disclosing such information using the Internet as stipulated in the Ordinance of the Ministry of Justice.

Article 17 (Method of Resolution)

1.	Resolutions of the general shareholders’ meeting shall be made by a majority of votes of attending shareholders able to vote except when otherwise specified by laws and regulations or in these articles of incorporation.

2.	Resolutions pursuant to Article 309 Paragraph 2 of the Companies Act shall be made by a 2/3 supermajority of votes with no less than 1/3 of the votes of shareholders able to vote in attendance.

Article 18 (Proxy Voting)

1.	A shareholder may vote as the proxy of another shareholder with voting rights in the Company.

2.	The shareholder or proxy must provide the Company with documentation proving the right of proxy.

Chapter 4 Directors and the Board of Directors

Article 19 (Number)

The Company shall have no more than 10 directors.

Article 20 (Appointment)

1.	Appointments of directors shall be made by a majority of votes with no less than 1/3 of the votes of shareholders able to vote in attendance.

2.	Cumulative voting shall not be used for the appointment of directors.

Article 21 (Term of Office)

The term of office of directors shall be until the conclusion of the ordinary shareholders’ meeting concerning the final business year ending within 1 year of their appointment.

Article 22 (Representative Directors and Executive Directors)

1.	The board of directors shall appoint several representative directors from among the directors.

2.	One director chairman, one president, and several vice presidents, senior managing directors and managing directors may be appointed by resolution of the board of directors.

Article 23 (Board of Directors)

1.	The president shall convene and chair meetings of the board of directors.

2.	In the event an accident occurs to the president, another director shall take his/her place according to the order specified in advance by the board of directors.

3.	Notice of convocation of the board of directors shall be sent to each director and each corporate auditor no later than three days before the meeting. However, this period may be shortened in the case of an emergency.

4.	When a director makes a proposal about an agenda item for resolution by the board of directors, the board of directors is deemed to have approved the resolution if written or electronic consent is provided by all directors able to participate in the resolution of the agenda item, and there are no objections from corporate auditors.

5.	Operation of the board of directors and other related matters shall be governed by the Rules of the Board of Directors specified by the board of directors.

Chapter 5	Corporate Auditors and Board of Corporate Auditors

Article 24 (Number)

The Company shall have no more than 4 corporate auditors.

Article 25 (Appointment)

Appointments of corporate auditors shall be made by a majority of votes with no less than 1/3 of the votes of shareholders able to vote in attendance.

Article 26 (Term of Office)

1.	The term of office of corporate auditors shall be until the conclusion of the ordinary shareholders’ meeting concerning the final business year ending within 4 years of their appointment.

2.	The term of office of a corporate auditor appointed as a replacement for a corporate auditor who has stepped down before the expiration of the term of office shall be until the term of office of the departing corporate auditor.

Article 27 (Full-time Corporate Auditor)

The board of corporate auditors shall appoint full-time corporate auditors from among the corporate auditors.

Article 28 (Board of Corporate Auditors)

1.	Notice of convocation of the board of corporate auditors shall be sent to each corporate auditor no later than three days before the meeting. However, this period may be shortened in the case of an emergency.

2.	Operation of the board of corporate auditors and other related matters shall be governed by the Rules of the Board of Corporate Auditors specified by the board of corporate auditors.

Chapter 6 Accounting

Article 29 (Business Year)

The Company’s business year shall be from April 1 each year until March 31 the following year.

Article 30 (Organization Determining the Dividend of Surplus)

The Company may specify the dividend of surplus and other matters stipulated under the items in Article 459 Paragraph 1 of the Companies Act by resolution of the board of directors without requiring a resolution of the general shareholders’ meeting unless otherwise provided for by laws and regulations.

Article 31 (Record Date for the Dividend of Surplus)

The Company may provide a year-end dividend to shareholders registered in the shareholder registry and registered pledgees of shares as of the final day of each business year.

Article 32 (Interim Dividends)

In addition to the preceding article, by resolution of the board of directors, the Company may provide an interim dividend to shareholders and registered pledgees of shares in the shareholder registry as of September 30 each year.

Article 33 (Period of Exclusion of Dividends)

If the year-end dividend or interim dividend has not been received for three years from the date payment commenced, the company shall be exempt from the obligation for payment thereof.